UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ARCH CAPITAL GROUP LTD.
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Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08
P.O. Box HM 339
Hamilton HM BX, Bermuda

Tel: 441-278-9250
Fax: 441-278-9255

March 23, 2016

Dear Shareholder:
I am pleased to invite you to the annual general meeting of the shareholders of Arch Capital Group Ltd. to be held on May 6, 2016, at 8:45 a.m. (local time), at the company’s offices located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting.
We are pleased to take advantage of the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the internet. On or about March 24, 2016, we expect to mail a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of March 8, 2016. This Notice will contain instructions on how to access our proxy statement and 2015 Annual Report to Shareholders and how to vote on the internet.
The Notice of Internet Availability of Proxy Materials will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. The proxy materials sent to you will include a proxy card that will provide you with instructions to cast your vote on the internet, a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail.
Your vote is very important. Whether or not you plan to attend the meeting, we urge you to submit your proxy over the internet or by toll-free telephone number, as described in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

Sincerely,

Constantine Iordanou
Chairman of the Board and Chief Executive Officer

ARCH CAPITAL GROUP LTD.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
Notice is hereby given that the annual general meeting of the shareholders of Arch Capital Group Ltd. (the “Company”) will be held on May 6, 2016, at 8:45 a.m. (local time), at the Company’s offices located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, for the following purposes:

•	PROPOSAL 1: To elect four Class III Directors to serve for a term of three years or until their respective successors are elected and qualified.

•	PROPOSAL 2: To elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws.

•	PROPOSAL 3: To approve the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan.

•	PROPOSAL 4: To approve amending Section 46(1) of the Company’s bye-laws to implement majority voting for directors in uncontested elections.

•	PROPOSAL 5: To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

•	PROPOSAL 6: Advisory vote to approve named executive officer compensation.

•	PROPOSAL 7: To conduct other business if properly raised.
Only shareholders of record as of the close of business on March 8, 2016 may vote at the meeting.
Our audited financial statements for the year ended December 31, 2015, as approved by our Board of Directors, will be presented at this annual general meeting.
Your vote is very important. Whether or not you plan to attend the annual general meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to submit your proxy, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “The Annual General Meeting” of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.
This proxy statement and accompanying form of proxy are dated March 23, 2016 and, together with our 2015 Annual Report to Shareholders, are first being made available to shareholders on or about March 24, 2016.

Dawna Ferguson Secretary
Hamilton, Bermuda
March 23, 2016

Page

Page

Page

Recommendation of the Board of Directors	65
PROPOSAL 6—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	66
Recommendation of the Board of Directors	66
SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING	67
APPENDIX A: Arch Capital Group Ltd. Amended and Restated 2007 Employee Share Purchase Plan	A-1
APPENDIX B: Proposal to Amend Section 46(1) of our Bye-Laws to Implement Majority Voting for Directors in Uncontested Elections	B- 1

THE ANNUAL GENERAL MEETING
We are furnishing this proxy statement to holders of our common shares in connection with the solicitation of proxies by our Board of Directors at the annual general meeting, and at any adjournments and postponements of the meeting.
Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 6, 2016: this proxy statement and 2015 Annual Report to Shareholders are available at: www.proxyvote.com.
We are furnishing proxy materials to our shareholders primarily via the internet. On or about March 24, 2016, we expect to mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and 2015 Annual Report to Shareholders. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet or by telephone.
Internet distribution of our proxy materials is intended to expedite receipt by shareholders, reduce the cost of the annual meeting, and conserve natural resources. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability.
Time and Place
The annual general meeting of Arch Capital Group Ltd. (“ACGL,” “we,” or the “Company”) will be held at 8:45 a.m. (local time) on May 6, 2016 at the Company’s offices located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
Record Date; Voting at the Annual General Meeting
Our Board of Directors has fixed the close of business on March 8, 2016 as the record date for determination of the shareholders entitled to notice of and to vote at the annual general meeting and any and all postponements or adjournments of the meeting. On the record date, there were 122,085,692 common shares outstanding and entitled to vote, subject to the limitations in our bye-laws described below. At that date, there were an estimated 1,052 holders of record and approximately 29,600 beneficial holders of the common shares. Each holder of record of shares on the record date is entitled to cast one vote per share, subject to the limitations described below. A shareholder may vote in person or by proxy submitted by mail, telephone or internet, on each proposal put forth at the annual general meeting. Only holders of the Company’s common shares may vote at the annual general meeting. The Company’s outstanding preferred shares have no voting rights (except in very limited circumstances which do not currently apply).
Limitation on Voting Under Our Bye-Laws
Under our bye-laws, if the votes conferred by shares of the Company, directly or indirectly or constructively owned (within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)), by any U.S. person (as defined in Section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced, subject to certain exceptions, by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors. There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of our bye-laws because of shares that may be attributed to that person under the Code.
Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board of Directors may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of ACGL entitled to vote generally at an election of directors.
In order to implement our bye-laws, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Quorum; Votes Required for Approval
The presence of two or more persons representing, in person or by proxy, including proxies properly submitted by mail, telephone or internet, not less than a majority of the voting power of our shares outstanding and entitled to vote at the annual general meeting is necessary to constitute a quorum. If a quorum is not present, the annual general meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of a majority of the voting power of the shares represented at the annual general meeting will be required for approval of each of the proposals, except that Proposal 1 will be determined by a plurality of the votes cast, and Proposal 6 is advisory and does not have a required vote.
An automated system administered by our distribution and tabulation agent will tabulate votes cast by proxy at the annual general meeting, and our inspector will tabulate votes cast in person. Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists. Abstentions will be considered in determining the number of votes necessary for Proposals 2, 3, 4 and 5.
Several of our officers and directors will be present at the annual general meeting and available to respond to questions. Our independent auditors are expected to be present at the annual general meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Voting and Revocation of Proxies
All shareholders should follow the instructions on the Notice of Internet Availability to access and submit your proxy through the internet or by telephone or, if you received printed proxy materials, complete, sign, date and return the enclosed proxy card. All shares represented at the annual general meeting by proxies, including proxies properly submitted by mail, telephone or internet, received before or at the annual general meeting, unless those proxies have been revoked, will be voted at the annual general meeting, including any postponement or adjournment of the annual general meeting. If no instructions are indicated on a properly executed proxy, the proxies will be deemed to be in accordance with the recommendation of the Board of Directors with respect to each of the proposals described in this proxy statement.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by either:

•
filing, including by facsimile, with the Secretary of the Company, before the vote at the annual general meeting is taken, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, including proxies properly submitted by mail, telephone or internet; or

•	attending the annual general meeting and voting in person.
In order to vote in person at the annual general meeting, shareholders must attend the annual general meeting and cast their vote in accordance with the voting procedures established for the annual general meeting. Attendance at the annual general meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the annual general meeting to Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, facsimile: (441) 278-9255, Attention: Secretary.
Solicitation of Proxies
Proxies are being solicited by and on behalf of the Board of Directors. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees.
We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and to verify records related to the solicitation. We will pay MacKenzie Partners, Inc. fees of not more than $11,000 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. Please contact MacKenzie Partners at 800-322-2885 with any questions you may have regarding our proposals.

Other Matters
Our audited financial statements for the year ended December 31, 2015, as approved by our Board of Directors, will be presented at this annual general meeting.
As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual general meeting other than as described in this proxy statement. If any other matters shall properly come before the annual general meeting or any adjournments or postponements of the annual general meeting and shall be voted on, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of our Board of Directors or otherwise in their judgment.
Principal Executive Offices
Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (telephone number: (441) 295-1422), and our principal executive offices are located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone number: (441) 278-9250).

PROPOSAL 1—ELECTION OF DIRECTORS
The Board of Directors of ACGL is comprised of eleven members, divided into three classes, serving staggered three-year terms. The Board of Directors intends to present for action at the annual general meeting the election of John L. Bunce, Jr., Yiorgos Lillikas, Deanna M. Mulligan and Eugene S. Sunshine to serve as Class III Directors for a term of three years or until their successors are duly elected and qualified. Such nominees were recommended for approval by the Board of Directors by the nominating committee of the Board of Directors.
Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.
Nominees
Set forth below is information regarding the nominees for election:

Name	Age	Position
John L. Bunce, Jr.	57	Class III Director of ACGL
Yiorgos Lillikas	55	Class III Director of ACGL
Deanna M. Mulligan	52	Class III Director of ACGL
Eugene S. Sunshine	66	Class III Director of ACGL
John L. Bunce, Jr. has served as a director of ACGL since November 2001. Mr. Bunce is a Managing Director and founder of Greyhawk Capital Management, LLC and a Senior Advisor to Hellman & Friedman LLC. He joined Hellman & Friedman in 1988 and previously served as a Managing Director of the firm. Before joining Hellman & Friedman, Mr. Bunce was Vice President of TA Associates. Previously, he was employed in the mergers & acquisitions and corporate finance departments of Lehman Brothers Kuhn Loeb. He has served as a director of Duhamel Falcon Cable Mexico, Eller Media Company, Falcon Cable TV, National Radio Partners, VoiceStream Wireless Corporation, Western Wireless Corporation, National Information Consortium, Inc. and Young & Rubicam, Inc. Mr. Bunce also was an advisor to American Capital Corporation and Post Oak Bank. He holds an A.B. from Stanford University and an M.B.A. from Harvard Business School. Mr. Bunce’s qualifications for service on our Board include his corporate finance background, investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries and service on boards of directors of other companies.
Yiorgos Lillikas has been a director of the Company since November 2010. Mr. Lillikas is the Chief Executive Officer of BlueTree Consultants, a corporate consulting firm he founded in 2008. From 2006 to 2007, Mr. Lillikas served as the Minister of Foreign Affairs of the Republic of Cyprus (E.U.). From 2003 to 2006, he was the Minister of Commerce, Industry and Tourism of the Republic of Cyprus. From 1996 through 2003, Mr. Lillikas served as a member of the House of Representatives of the Republic of Cyprus and a member of the Parliamentary Committees for Economic and Budget, Commerce, Foreign and European Affairs and Environment. In 2000 he was elected Vice President of the Committee of Political Affairs of the Parliamentary Assembly of the OSCE. He was founder and Chief Executive Officer of Marketway, a strategic, advertising and public relations firm. Prior thereto, he served the Republic of Cyprus in various roles, including special advisor to the president. He holds a diploma in political sciences from the Institute of Political Sciences in the University of Lyon II, a D.E.A. (a diploma of doctorate cycle) in political sciences from the Institute of Political Science in Grenoble. Mr. Lillikas’ qualifications for service on our Board include his extensive experience in the fields of international and European affairs.
Deanna M. Mulligan has been a director of the Company since May 2013. Ms. Mulligan has been the President and Chief Executive Officer of The Guardian Life Insurance Company of America since July 2011. She was President and Chief Operating Officer of Guardian from November 2010 to July 2011, and Executive Vice President, Individual Life and Disability Insurance of Guardian from July 2008 to November 2010. Prior to joining Guardian in July 2008, Ms. Mulligan owned and operated a consulting firm, advising insurance companies on strategic and operational issues. Ms. Mulligan’s career has extended over nearly 30 years including senior executive roles at New York Life, AXA Financial and McKinsey & Company, at which she was a Principal in the firm’s New York office. Ms. Mulligan is a member of the board of directors of The Guardian Life Insurance Company of America, the American Council of Life Insurers where she serves as Chair of the Board, the Committee Encouraging Corporate Philanthropy, RS Investment Management Co. LLC, the Partnership for New York City, the Economic Club of New York and the Bruce Museum in Greenwich, CT, and was a

member of the President’s Advisory Council on Financial Capability for Young Americans and of the Stanford Graduate School of Business Advisory Council. She was awarded a B.S. in Business Administration from the University of Nebraska and an M.B.A. from the Stanford Graduate School of Business. Ms. Mulligan’s qualifications for service on our Board include her extensive executive management and operating experience in financial services organizations and broad investment skills.
Eugene S. Sunshine has been a Director since July 2014. Mr. Sunshine retired at the end of August 2014 as the Senior Vice President for Business and Finance at Northwestern University, the university’s chief financial and administrative officer. Before joining Northwestern in 1997, he was Senior Vice President for Administration at The Johns Hopkins University. Prior to Johns Hopkins, Mr. Sunshine held positions as New York State Deputy Commissioner for Tax Policy and New York State Treasurer as well as Director of Energy Conservation for the New York State Energy Office. He currently is a member of the boards of directors of Chicago Board Options Exchange, Kaufman Hall and Associates, and Keypath Education. Mr. Sunshine is a former member of the boards of Bloomberg L.P., National Mentors Holdings and Nuveen Investments. Mr. Sunshine was recommended to our nominating committee by a non-management/independent director. Mr. Sunshine’s qualifications for service on our Board include his strong financial background and extensive executive management and operating experience.
Required Vote
A plurality of the votes cast at the annual general meeting will be required to elect the above nominees as Class III Directors of ACGL.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.
Continuing Directors and Senior Management
The following individuals are our continuing directors:

Name	Age	Position	Term Expires*
Eric W. Doppstadt	56	Class II Director of ACGL	2018
Constantine Iordanou	66	Chairman of the Board and Chief Executive Officer of ACGL and Class II Director of ACGL	2018
Kewsong Lee	50	Class I Director of ACGL	2017
Louis J. Paglia	58	Class I Director of ACGL	2017
John M. Pasquesi	56	Class II Director of ACGL	2018
Brian S. Posner	54	Class I Director of ACGL	2017
John D. Vollaro	71	Class I Director of ACGL and Senior Advisor	2017
_____________________________________
*    Indicates expiration of term as a director of ACGL
Eric W. Doppstadt has been a director of the Company since November 2010. Mr. Doppstadt serves as Vice President and Chief Investment Officer of the Ford Foundation. Mr. Doppstadt has been with the Ford Foundation for over 20 years, most recently as director of private equity investments for the foundation’s endowment. He joined the Ford Foundation in 1989 as resident counsel, later assuming senior positions managing the Ford’s alternative investment portfolio. He has also served on the investment advisory boards of numerous private equity and venture capital funds. Mr. Doppstadt holds the Chartered Financial Analyst designation from the CFA Institute. He holds an A.B. from The University of Chicago and a J.D. from New York University School of Law. Mr. Doppstadt’s qualifications for service on our Board include his extensive investment experience and investment management skills.
Constantine Iordanou has been Chairman of the Board of ACGL since November 6, 2009 and Chief Executive Officer of ACGL since August 2003. From August 2003 through December 31, 2015, he served as President of ACGL. He has been a director since January 1, 2002. From January 2002 to July 2003, Mr. Iordanou was Chief Executive Officer of

Arch Capital Group (U.S.) Inc. From March 1992 through December 2001, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of group operations and business development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich-American and Chief Executive Officer of Zurich North America. Prior to joining Zurich, he served as President of the commercial casualty division of the Berkshire Hathaway Group and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. Since 2001, Mr. Iordanou has served as a director of Verisk Analytics, Inc. (formerly known as ISO Inc.). He holds an aerospace engineering degree from New York University. Mr. Iordanou’s qualifications for service on our Board include his extensive leadership, executive management and operating experience in the insurance industry, his in-depth knowledge of our operations and service on boards of directors of other companies.
Kewsong Lee has served as a director of ACGL since November 2001 and has been Lead Director since November 6, 2009. Mr. Lee joined The Carlyle Group as Managing Director and Deputy Chief Investment Officer for Corporate Private Equity in December 2013. From January 1997 through November 2013, Mr. Lee served as a Member and Managing Director of Warburg Pincus LLC (“Warburg Pincus”) and a Partner of Warburg Pincus & Co. since January 1997. He had been employed at Warburg Pincus since 1992. Prior to joining Warburg Pincus, Mr. Lee was a consultant at McKinsey & Company, Inc. from 1990 to 1992. He formerly served as a director of Knoll, Inc., TransDigm Group Inc., MBIA Inc., Neiman Marcus Group, Inc., ARAMARK Corporation and several privately held companies. He holds an A.B. from Harvard College and an M.B.A. from Harvard Business School. Mr. Lee also serves on the board of directors of Lincoln Center Theatre and is a trustee of Choate Rosemary Hall. Mr. Lee’s qualifications for service on our Board include his investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries, including the insurance industry, and service on boards of directors of other companies.
Louis J. Paglia has been a Director since July 2014. Mr. Paglia is the founding member of Oakstone Capital LLC, a private investment firm. He previously founded Customer Choice LLC in April 2010, a data analytics company serving the electric utility industry. He previously served as Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia also served as UIL Holdings’ Chief Financial Officer and as President of its investment subsidiaries. Prior to joining UIL Holdings, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to that, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc., a property and casualty insurance and reinsurance holding company, and Emisphere Technologies, Inc. He is currently a member of the boards of directors of NorthStar Realty Finance Corp. and NorthStar Asset Management Group Inc. Mr. Paglia’s qualifications for service on our Board include his strong financial background and extensive executive management and operating experience in financial services companies.
John M. Pasquesi has been Vice Chairman and a director of ACGL since November 2001. Mr. Pasquesi has been the Managing Member of Otter Capital LLC, a private equity investment firm he founded in January 2001. He holds an A.B. from Dartmouth College and an M.B.A. from Stanford Graduate School of Business. Mr. Pasquesi’s qualifications for service on our Board include his investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries, including the insurance industry, and service on boards of directors of other companies.
Brian S. Posner has been a director of the Company since November 2010. Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm within the financial services industry. From 2005 to March 2008, Mr. Posner served as the Chief Executive Officer and Co-Chief Investment Officer of ClearBridge Advisors, LLC, an asset management company and a wholly owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as the Managing Member for five years. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-chief investment officer and director of research. Mr. Posner currently serves on the boards of directors of Biogen Inc. and he is a trustee of the AQR Funds. He holds a B.A. from Northwestern University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Posner’s qualifications for service on our Board include his strong financial background, investment skills and extensive experience as a leading institutional investment manager and advisor.
John D. Vollaro has been a Senior Advisor of ACGL since April 2009 and has served as a director of ACGL since November 2009. He was Executive Vice President and Chief Financial Officer of ACGL from January 2002 to March 2009 and Treasurer of ACGL from May 2002 to March 2009. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was President and Chief Operating Officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was Chief Executive Officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re

Corporation, from July 1993 to December 1995. Mr. Vollaro served as Executive Vice President of W.R. Berkley Corporation from 1991 until 1993, Chief Financial Officer and Treasurer of W.R. Berkley Corporation from 1983 to 1993 and Senior Vice President of W.R. Berkley Corporation from 1983 to 1991. Mr. Vollaro’s qualifications for service on our Board include his financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.
The following individuals are members of senior management, including our executive officers, who do not serve as directors of ACGL:

Name	Age	Position
Mark D. Lyons	59	Executive Vice President, Chief Financial Officer and Treasurer of ACGL
Marc Grandisson	48	President and Chief Operating Officer of ACGL
David H. McElroy	57	Chairman and Chief Executive Officer of Arch Worldwide Insurance Group
W. Preston Hutchings	59	President of Arch Investment Management Ltd. and Senior Vice President and Chief Investment Officer of ACGL
David Gansberg	44	President and Chief Executive Officer of Arch Mortgage Insurance Company
Jerome Halgan	43	President and Chief Executive Officer of Arch Reinsurance Company
John P. Mentz	49	President of Arch Insurance Group Inc.
Francois Morin	48	Senior Vice President, Chief Risk Officer and Chief Actuary
Nicolas Papadopoulo	53	Chief Executive Officer of Arch Reinsurance Group
Louis T. Petrillo	50	President and General Counsel of Arch Capital Services Inc.
Maamoun Rajeh	45	Chairman and Chief Executive Officer of Arch Reinsurance Ltd.
Andrew T. Rippert	55	Chief Executive Officer of Global Mortgage Group of ACGL
Mark D. Lyons has served as Executive Vice President, Chief Financial Officer and Treasurer of ACGL since September 2012, and he also serves as a member of the Company’s Executive Strategy Committee. From September 2012 to May 2015 he functioned as Chief Risk Officer. Prior to that, he served as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, an officer position of ACGL, and Chairman and Chief Executive Officer of Arch Insurance Group Inc. (“Arch Insurance Group”) since July 2008. Prior thereto, he served as President and Chief Operating Officer of Arch Insurance Group from June 2006. Prior to June 2006, he served as Executive Vice President of group operations and Chief Actuary of Arch Insurance Group from August 2003. From August 2002 to 2003, he was Senior Vice President of group operations and Chief Actuary of Arch Insurance Group. From 2001 until August 2002, Mr. Lyons worked as an independent consultant. From 1992 to 2001, Mr. Lyons was Executive Vice President of product services at Zurich U.S. From 1987 until 1992, he was a Vice President and actuary at Berkshire Hathaway Insurance Group. Mr. Lyons holds a B.S. in Mathematics from Elizabethtown College. He is also an associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Lyons is a trustee of Elizabethtown College and on the Board of Visitors for the Wake Forest University School of Business.
Marc Grandisson has served as President and Chief Operating Officer of ACGL since January 2016. Prior to that he was Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups from February 2014. Prior to February 2014, he served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group, an officer position of ACGL, since November 2005. Mr. Grandisson also serves as a member of the Company’s Executive Strategy Committee. Prior to November 2005, he served as President and Chief Executive Officer of Arch Reinsurance Ltd. (“Arch Re (Bermuda)”) from February 2005. He served as President and Chief Operating Officer of Arch Re (Bermuda) from April 2004 to February 2005 and as Senior Vice President, Chief Underwriting Officer and Chief

Actuary of Arch Re (Bermuda) from October 2001. From March 1999 until October 2001, Mr. Grandisson was employed as Vice President and actuary of the reinsurance division of Berkshire Hathaway. From July 1996 until February 1999, Mr. Grandisson was employed as Vice President—Director of F&G Re Inc. From July 1994 until July 1996, Mr. Grandisson was employed as an actuary for F&G Re. Prior to that, Mr. Grandisson was employed as an actuarial assistant of Towers Watson. Mr. Grandisson holds an M.B.A. from The Wharton School of the University of Pennsylvania. He is also a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
David H. McElroy has served as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, an officer position of ACGL, since September 2012, and Chairman and Chief Executive Officer of Arch Insurance Group since July 2012. He also serves as a member of the Company’s Executive Strategy Committee. He joined Arch Insurance Group in 2009 as the President of the Financial and Professional Liability Group, which is comprised of the executive assurance, professional liability, surety and healthcare lines. Prior to joining Arch Insurance Group, Mr. McElroy was a Senior Vice President at The Hartford Financial Services Corporation. He joined Hartford in 2000 from the acquisition of the directors and officers and errors and omissions business of Reliance National. He started his career at Chubb. Mr. McElroy is a graduate of Temple University with a B.A. in business administration.
W. Preston Hutchings has served as President of Arch Investment Management Ltd. (“Arch Investment”) since April 2006 and Senior Vice President and Chief Investment Officer of ACGL since July 2005. Prior to joining ACGL, Mr. Hutchings was at RenaissanceRe Holdings Ltd. from 1998 to 2005, serving as Senior Vice President and Chief Investment Officer. Previously, he was Senior Vice President and Chief Investment Officer of Mid Ocean Reinsurance Company Ltd. from January 1995 until its acquisition by XL Group plc in 1998. Mr. Hutchings began his career as a fixed income trader at J.P. Morgan & Co., working for the firm in New York, London and Tokyo. He graduated in 1978 with a B.A. from Hamilton College and received in 1981 an M.A. in Jurisprudence from Oxford University, where he studied as a Rhodes Scholar.
David Gansberg currently serves as a director, President and Chief Executive Officer of Arch U.S. MI Services Inc. and Arch Mortgage Insurance Company and their related mortgage insurance subsidiaries and affiliates (“Arch MI U.S.”).  He was a director and Executive Vice President of Arch Reinsurance Company (“Arch Re U.S.”) from July 2007 until February 2013 when he became President and Chief Executive Officer of Arch MI U.S. From June 2006 to July 2007, he was Senior Vice President of Arch Capital Services Inc., and prior thereto he was a casualty underwriter for Arch Re (Bermuda). Prior to joining Arch Re (Bermuda) in 2001, Mr. Gansberg was an actuary for Cigna and transferred to ACE Bermuda in 1999 following ACE Bermuda’s purchase of Cigna’s property and casualty business. Mr. Gansberg is a member of the American Academy of Actuaries and the Casualty Actuarial Society. He holds a bachelor’s degree from the University of Michigan.
Jerome Halgan currently serves as President and Chief Executive Officer of Arch Re U.S. He was President of Arch Re U.S. from August 2014 until January 2016. Mr. Halgan joined Arch Re Bermuda as Senior Underwriter in 2009 and was promoted to Chief Underwriting Officer of Arch Re Bermuda in June 2012. From 2001 to 2009, he was a Vice President at Berkshire Hathaway Reinsurance Group. Prior to that time, Mr. Halgan held various positions within Sorema N.A. Reinsurance Group, with responsibilities within property underwriting and business analysis. Mr. Halgan holds an M.B.A. from the Stern School of Business and an Engineering Degree from the École Supérieure d’Électricité in France.
John P. Mentz has served as President of Arch Insurance Group since December of 2014. Mr. Mentz joined Arch Insurance Group in 2002 as Executive Vice President Construction and subsequently assumed responsibilities for the large account Casualty and Lender Product business segments. From 2000 to 2002, he held senior underwriting positions at Zurich North America. From 1990 to 2000, Mr. Mentz held several senior management positions at The St. Paul Companies. Prior to that time, he was employed as an actuarial assistant at Chartwell Re Corporation. Mr. Mentz has a B.S. in Mathematics from the University of Minnesota. He is also a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
François Morin has served as Chief Risk Officer and Chief Actuary of ACGL since May 2015. He joined ACGL in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst and a Member of the American Academy of Actuaries.
Nicolas Papadopoulo has served as the Chief Executive Officer of Arch Reinsurance Group, an officer position of ACGL, since July 2014. He also serves as a member of the Company’s Executive Strategy Committee. Prior to July 2014,

he served as President and Chief Executive Officer of Arch Re (Bermuda) since November 2005. Prior to November 2005, he served as Chief Underwriting Officer of Arch Re (Bermuda) from October 2004. He joined Arch Re (Bermuda) in December 2001 as a Senior Property Underwriter. Prior to that time, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama from 1990, including Executive Vice President and Chief Underwriting Officer since 1997. Prior to 1990, Mr. Papadopoulo was an insurance examiner with the Ministry of Finance, Insurance Department, in France. Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a masters degree in statistics. He is also a member of the International Actuarial Association and a Fellow at the French Actuarial Society.
Louis T. Petrillo has been President and General Counsel of Arch Capital Services Inc. since April 2002. From May 2000 to April 2002, he was Senior Vice President, General Counsel and Secretary of ACGL. From 1996 until May 2000, Mr. Petrillo was Vice President and Associate General Counsel of ACGL’s reinsurance subsidiary. Prior to that time, Mr. Petrillo practiced law at the New York firm of Willkie Farr & Gallagher LLP. He holds a B.A. from Tufts University and a law degree from Columbia University.
Maamoun Rajeh has served as the Chairman and Chief Executive Officer of Arch Re (Bermuda) since the summer of 2014. He previously served as the President and Chief Executive Officer of Arch Reinsurance Europe Underwriting Designated Activity Company since July 2012. Prior to that, he was the Chief Underwriting Officer of Arch Re (Bermuda) from November 2005. He joined Arch Re (Bermuda) in 2001 as an underwriter. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania, and he is a Chartered Property Casualty Underwriter.
Andrew T. Rippert has served as Chief Executive Officer, Global Mortgage Group at ACGL since January 2014. Prior to that, he served as President and Chief Executive Officer of Arch Mortgage Insurance Designated Activity Company (“Arch Mortgage”) from December 2011 to March 2014. Prior to December 2011, he served as senior executive of mortgage insurance at Arch Re (Bermuda). He joined Arch Insurance Company (Europe) Limited (“Arch Insurance Europe”) in September 2010 as a senior vice president. Prior to that time, he worked as a consultant to mortgage insurers and mortgage backed security investors. From 2001 through 2006, he held various positions at Radian Guaranty Inc., a subsidiary of Radian Group Inc. including senior vice president and managing director of the international mortgage insurance group. He has also worked in reinsurance as an actuary and underwriter. Mr. Rippert graduated from Drexel University with a B.S. in physics and mathematics and has an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Rippert is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.
Board of Directors
Leadership Structure
The Board reviews the Company’s leadership structure from time to time, and currently combines the role of chairman of the board and chief executive officer, together with an independent lead director to strengthen our corporate governance structure. We believe that the combined role of chairman and chief executive officer under Mr. Iordanou promotes unified leadership and direction for the Company, which provides a single, clear focus for management to execute the Company’s strategy and business plan. This structure also fosters clear accountability and effective decision making. We believe that the combined role of chairman and chief executive officer, together with an independent Board, including an independent lead director, provides at this time an appropriate balance between strategy development and independent oversight of management.
Several factors ensure that we have a strong and independent Board. As indicated below, all directors, with the exception of Messrs. Iordanou and Vollaro, are independent as defined under the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), and the audit, compensation and nominating committees of our Board are composed entirely of independent directors. The Company’s independent directors bring experience, oversight and expertise from many industries, including the insurance industry. In addition to feedback provided during the course of Board meetings, the independent directors regularly meet in executive session without management present. The Board also has regular access to our management team.
The lead director coordinates the activities of the other non-management/independent directors, and performs such other duties and responsibilities as the Board may determine. The lead director presides at all meetings of the Board at which the chairman of the board is not present, including executive sessions of the non-management/independent directors, and has the authority to call meetings of the non-management/independent directors. The lead director also serves as principal liaison between the chairman of the board and the non-management/independent directors and works with the chairman of the board to develop an appropriate schedule of Board meetings and to establish the agendas for Board meetings. In addition, the lead director advises the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties. The lead director is also available, when appropriate, for consultation and direct communication with major shareholders.
Board Independence and Composition
The Board of Directors is required to determine which directors satisfy the criteria for independence under the rules of NASDAQ. To be considered independent, a director may not maintain any relationship that would interfere with his or her independent judgment in completing the duties of a director. The rules state that certain relationships preclude a board finding of independence, including a director who is, or during the past three years was, employed by the company, and any director who accepts any payments from the company in excess of $120,000 during the current year or any of the past three years, other than director fees or payments arising solely from investments in the company's securities. The rules specifically provide that ownership of company stock by itself would not preclude a board finding of independence. Our Board of Directors consists of eleven directors, including nine non-employee directors. Our Board of Directors has concluded that the following nine non-employee directors are independent in accordance with the director independence standards set forth in Rule 5600 of the rules of NASDAQ: John L. Bunce, Jr., Eric W. Doppstadt, Kewsong Lee, Yiorgos Lillikas, Deanna M. Mulligan, Louis J. Paglia, John M. Pasquesi, Brian S. Posner and Eugene S. Sunshine. In making these independence determinations, the Board reviewed the relationships with the directors set forth under the captions “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions,” including ordinary course transactions not meeting the disclosure threshold with insurers, reinsurers and producers in which a director or a fund affiliated with any of our directors maintained at least a 10% ownership interest.
Role in Risk Oversight
Our Board, as a whole and also at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including with respect to underwriting, investments, capital management, liquidity, financial reporting and compliance, as well as the risks associated with these activities. Committees of the Board help oversee the business and operations of the Company. The underwriting oversight committee oversees risks relating to our underwriting activities, including with respect to accumulations and aggregations of exposures in our insurance, reinsurance and mortgage businesses. The members of the underwriting oversight committee regularly participate in the underwriting review meetings held in our insurance, reinsurance and mortgage operations. The audit committee oversees management of financial reporting and compliance risks. The compensation committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, retention of personnel and succession planning. The finance, investment and risk committee oversees risks relating to the financial, investment and risk affairs of the Company. The nominating committee oversees risks associated with the composition of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Please refer to “Committees of the Board of Directors.”
Code of Business Conduct, Committee Charters and Corporate Governance Guidelines
We have adopted a Code of Business Conduct, which describes our ethical principles, and charters of responsibilities for our standing Board committees, including underwriting oversight, audit, compensation, executive, finance, investment and risk and nominating committees. We have also adopted Corporate Governance Guidelines that cover issues such as executive sessions of the Board of Directors, director qualification and independence requirements, director responsibilities, access to management, evaluation and communications with the Board in order to help maintain effective corporate governance at the Company. The full text of our Code of Business Conduct, each committee charter and our Corporate Governance Guidelines is available on the Company's website located at www.archcapgroup.com. None of the material on our website is incorporated herein by reference.
Meetings
The Board of Directors held four meetings during 2015. Each director attended 100% of all meetings of the Board of Directors and any committees on which the director served during fiscal year 2015. Directors are encouraged, but not required, to attend our annual general meetings of shareholders. All of our then current directors attended the 2015 annual general meeting.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors or any of the directors by sending written communications addressed to the Board of Directors or any of the directors, c/o Secretary, Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda. All shareholder communications will be compiled by the Secretary for review by the Board of Directors.
Committees of the Board of Directors
Underwriting Oversight Committee
The underwriting oversight committee of the Board of Directors assists the Board of Directors by reviewing the underwriting activities of our insurance, reinsurance and mortgage businesses. The underwriting oversight committee currently consists of John D. Vollaro (chairman), Yiorgos Lillikas, Louis J. Paglia, John M. Pasquesi and Brian S. Posner. The underwriting oversight committee held three meetings in 2015.
Audit Committee
The audit committee assists the Board of Directors in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The audit committee currently consists of Brian S. Posner (chairman), Yiorgos Lillikas, Louis J. Paglia and Eugene S. Sunshine. All of such audit committee members are considered independent under the listing standards of NASDAQ governing the qualifications of the members of audit committees and the independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Posner qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”). The audit committee held five meetings during 2015.
Compensation Committee
The compensation committee of the Board of Directors approves the compensation of our senior executives and has overall responsibility for approving, evaluating and making recommendations to the Board of Directors regarding our officer compensation plans, policies and programs. The compensation committee currently consists of John L. Bunce, Jr. (chairman), Kewsong Lee, Deanna M. Mulligan and Eugene S. Sunshine. All of such compensation committee members are considered independent under the listing standards of NASDAQ governing the qualifications of the members of compensation committees. None of the members of the committee are or have been officers or employees of the Company. In addition, no executive officer of the Company served on any board of directors or compensation committee of any entity (other than ACGL) with which any member of our Board of Directors serves as an executive officer. The compensation committee held three meetings during 2015.
Executive Committee
The executive committee of the Board of Directors may generally exercise all the powers and authority of the Board of Directors, when it is not in session, in the management of our business and affairs, unless the Board of Directors otherwise determines. The executive committee currently consists of Kewsong Lee (chairman), John L. Bunce, Jr., Constantine Iordanou and John M. Pasquesi. The executive committee did not meet during 2015.
Finance, Investment and Risk Committee
The finance, investment and risk committee of the Board of Directors oversees the Board of Directors' responsibilities relating to the financial and risk affairs of the Company and recommends to the Board of Directors financial policies, risk tolerances, strategic investments and overall investment policy, including review of manager selection, financial and risk benchmarks and investment performance. The finance, investment and risk committee currently consists of John M. Pasquesi (chairman), John L. Bunce, Jr., Eric W. Doppstadt, Constantine Iordanou, Kewsong Lee, Deanna M. Mulligan, Brian S. Posner and John D. Vollaro. The finance, investment and risk committee held four meetings during 2015.

Nominating Committee
The nominating committee of the Board of Directors is responsible for identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for consideration at each annual meeting of shareholders. The nominating committee currently consists of Kewsong Lee (chairman), Eric W. Doppstadt, Deanna M. Mulligan and John M. Pasquesi. All of such nominating committee members are considered independent under the listing standards of NASDAQ governing the qualifications of the members of nominating committees. The nominating committee held one meeting during 2015.
When the Board of Directors determines to seek a new member, whether to fill a vacancy or otherwise, the nominating committee will consider recommendations from Board members, management and others, including shareholders. In general, the committee will look for new members, including candidates recommended by shareholders, possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge and experience in the areas of insurance, reinsurance or other aspects of our business, operations or activities, as well as knowledge of the business environments in the jurisdictions in which we currently operate or intend to operate in the future. The Company endeavors to maintain a Board of Directors representing a diverse spectrum of expertise, background, perspective, race, gender and experience.
A shareholder who wishes to recommend a director candidate for consideration by the nominating committee should send such recommendation in writing to the Secretary, Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and should comply with the advance notice requirements set forth in our bye-laws, as described under the caption “Shareholder Proposals for the 2017 Annual General Meeting.” As described below in more detail, every submission must include a statement of the qualifications of the nominee, a consent signed by the candidate evidencing a willingness to serve as a director if elected, and a commitment by the candidate to meet personally, if requested, with the nominating committee. It is the policy of the committee to review and evaluate each candidate for nomination submitted by shareholders in accordance with the above procedures on the same basis as candidates that are suggested by our Board of Directors.
The nominating committee has not paid a fee to third parties in connection with the identification and evaluation of nominees, nor has it rejected a candidate recommended by a 5% shareholder, but, in each case, reserves the right to do so.
Compensation Committee Interlocks and Insider Participation
The compensation committee currently consists of John L. Bunce, Jr. (chairman), Kewsong Lee, Deanna M. Mulligan and Eugene S. Sunshine. None of the members of the committee are or have been officers or employees of the Company.
From time to time, in the ordinary course of our business, we may enter into transactions, including insurance and reinsurance transactions and brokerage or other arrangements for the production of business, with entities in which companies or funds affiliated with directors of ACGL may have an ownership or other interest.
As part of its investment philosophy, the Company invests a portion of its investment portfolio in alternative investment funds. As of December 31, 2015, the Company had aggregate commitments of $695.9 million to funds managed by The Carlyle Group (“Carlyle”). Of such amount, $482.5 million was unfunded as of December 31, 2015. The Company may make additional commitments to funds managed by Carlyle from time to time. During 2015, the Company made aggregate capital contributions to funds managed by Carlyle of $116.5 million, and received aggregate cash distributions from funds managed by Carlyle of $44.6 million, of which $38.8 million represents a return of capital. Kewsong Lee, a director of ACGL, is a Managing Director and Deputy Chief Investment Officer for Corporate Private Equity at Carlyle.
In the ordinary course of its investment activities, The Guardian Life Insurance Company of America (“Guardian”) invests funds in equity and debt securities of many companies, and from time to time may own equity and/or debt securities of the Company. In connection with the Company’s senior note offering in December 2013, Guardian purchased $30 million of the Company’s 5.144% senior notes due in 2043. Deanna M. Mulligan, a director of the Company, is President and Chief Executive Officer of Guardian.
Certain of our directors and executive officers acquired shares of Watford Holdings Ltd. (“Watford”) at the time of its launch in March 2014 at the same price per share paid by other investors. We have an approximately 11% equity interest in Watford and the right to designate two members of Watford’s five member board of directors. We consolidate Watford’s financial results under applicable accounting principles. See “—Ownership of Watford Holdings Ltd. Shares” in this Proxy

Statement and notes 4 “Variable Interest Entity and Noncontrolling Interests” and 5 “Segment Information,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report (as defined below) for more information about Watford.
Report of the Audit Committee of the Board of Directors
The audit committee assists the Board of Directors in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements.
It is not the responsibility of the audit committee to plan or conduct audits or to determine that ACGL’s financial statements are in all material respects complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements are the responsibility of the Company’s management. The Company’s independent public registered accounting firm is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the audit committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by ACGL from time to time which seek to ensure that the business of ACGL is conducted in an ethical and legal manner.
The audit committee has reviewed and discussed the consolidated financial statements of ACGL and its subsidiaries set forth in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Annual Report”), management’s annual assessment of the effectiveness of ACGL’s internal control over financial reporting and PricewaterhouseCoopers LLP’s opinion on the effectiveness of internal control over financial reporting, with management of ACGL and PricewaterhouseCoopers LLP, independent registered public accounting firm for ACGL.
The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.
Based on the review and discussions with management of ACGL and PricewaterhouseCoopers LLP referred to above and other matters the audit committee deemed relevant and appropriate, the audit committee has recommended to the Board of Directors that ACGL publish the consolidated financial statements of ACGL and its subsidiaries for the year ended December 31, 2015 in our 2015 Annual Report.

AUDIT COMMITTEE Brian S. Posner (chairman) Yiorgos Lillikas Louis J. Paglia Eugene S. Sunshine

Compensation Discussion and Analysis
Introduction
In this section, we discuss the principal aspects of our compensation program as it pertains to Constantine Iordanou, Chairman of the Board and Chief Executive Officer of ACGL; Mark D. Lyons, Executive Vice President, Chief Financial Officer and Treasurer of ACGL; and our three other most highly-compensated executive officers in 2015, Marc Grandisson, President and Chief Operating Officer of ACGL, David H. McElroy, Chairman and Chief Executive Officer of Arch Worldwide Insurance Group and Arch Insurance Group, and W. Preston Hutchings, President of Arch Investment and Senior Vice President and Chief Investment Officer of ACGL. We refer to these individuals throughout this section as the “named executive officers.” Our discussion focuses on our compensation and practices relating to 2015.
The compensation committee of our Board of Directors (which we refer to as the “Committee” in this section) is responsible for determining and approving the individual elements of total compensation paid to the chief executive officer and our other executive officers and establishing overall compensation policies for our employees. The Committee also oversees the administration of executive compensation plans and certain employee benefits. Our Board of Directors appoints each member of the Committee and has determined that each is an independent director under the applicable standards of NASDAQ.
Executive Summary
We seek to attract and retain quality executives who will contribute to our long-term success and help us to manage all phases of the underwriting cycle. We seek to provide a compensation program that is driven by our overall financial performance and the increase in shareholder value.
Increase in Shareholder Value. During 2015, our common share price increased 18% and out-performed the annual return of the S&P 500 Composite Stock Index (“S&P 500 Index”) and the S&P 500 Property & Casualty Insurance Index, which returned 1.4% and 9.5%, respectively. Our performance has also been strong over the longer term. For example, our common share price appreciated by 18.9% on a compound annualized basis over the past five years, compared to the total stock return for the S&P 500 Index and the S&P 500 Property & Casualty Insurance Index, of 12.6% and 16%, respectively. We believe our compensation program’s emphasis on performance-based and share-based pay contributes to our success in building shareholder value.
The principal features of our compensation programs and policies are summarized below. Please refer to the balance of this discussion for additional details.

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Key Principles. The main principles of our strategy include the following: (1) compensation decisions are driven by performance, (2) increased compensation is earned through an employee’s increased contribution and (3) a majority of total compensation should consist of variable, performance-based compensation.

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Emphasis on Performance-Based Incentives. Our compensation program includes both fixed and variable compensation, with an emphasis on long-term compensation that is tied to Company performance. Although we do not apply rigid apportionment goals in our compensation decisions, our philosophy is that variable pay, in the form of annual cash incentive bonuses and share-based awards, should constitute the majority of total direct compensation.

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Pay-Mix. In 2015, for our named executive officers, we allocated compensation as follows: (1) base salaries ranging from approximately 10% to 27% of total compensation and (2) variable, performance-based compensation, in the form of annual cash incentive bonuses and long-term incentive share-based awards, ranging from approximately 73% to 90% of total compensation, as described below. The variable performance-based compensation component of our chief executive officer’s total compensation was 90%. In addition, our chief executive officer elected to receive 100% of his cash bonus for 2015 in the form of stock options, with an exercise price equal to the closing stock price on the grant date. Share price appreciation over an extended period of time will be required in order for Mr. Iordanou to realize any compensation benefit from this significant component of his 2015 compensation.

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Share-Based Awards. A substantial component of variable compensation is granted in the form of annual multi-year vesting share-based awards, which make stock price appreciation over an extended period of time fundamental in realizing a compensation benefit. By emphasizing long-term performance through using long-term incentives, we align our executives’ interests with our shareholders’ interests and create a strong retention tool. The Company provides awards in the form of restricted share/unit grants and stock options and share-settled stock appreciation rights (“SARs”), which typically provide for vesting over three years.

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Key Metrics and Other Performance Measures. The Committee uses a structured and disciplined approach to assess performance for the purpose of making compensation decisions. The Committee considers both financial performance and strategic objectives in its evaluation process, and generally does not use pre-set performance goals. Instead, the Committee (i) reviews performance on an annual basis using the portfolio of metrics summarized below, and (ii) applies its business judgment to determine bonuses and the overall amount and mix of compensation elements. The Committee believes this structured and disciplined evaluation process in administering the Company’s compensation programs enables us to respond more flexibly to changes in the business environment as well as the Company’s operations. The two key financial metrics considered by the Committee are growth in book value per share, which creates long-term shareholder value, and return on equity (“ROE”) a key driver of book value growth. The Committee emphasizes operating ROE (“Operating ROE”), which drives book value growth, produces a stable stream of earnings in the short term and is a key indicator of the efficient use of capital. Operating ROE measures the Company’s returns after excluding non-operating items such as investment gains and losses and foreign exchange gains and losses. The Committee also considers our ROE based on net income (“Net income ROE”), which includes these items and contributes more directly to value creation and book value growth over time. In addition, Net income ROE reflects the impact of the Company’s investment philosophy of maximizing total returns in our portfolio. Total return on investments includes net investment income, net realized gains and losses, changes in unrealized gains and losses, and equity in the net income or losses of investment funds accounted for using the equity method. The Committee also takes into account total stock return, after-tax operating income, our underwriting returns and investment performance. The Committee measures Company performance based on an analysis of our financial performance on an absolute basis and as compared to that of Selected Competitors (as defined below in “Committee Review”) over one, three, five and ten year periods. In determining the performance-based compensation of our chief executive officer and other named executive officers, the Committee reviews the estimated bonus pool determined under a quantitative, formula-based measure (referred to as the “Formula Approach”) included in our Incentive Compensation Plan. These calculations are based on ROE targets for the current and prior underwriting years. The Committee also considers the achievement of strategic objectives and support of our values by promoting a culture of integrity through compliance with law and our ethics policies.

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Risk Management. We believe our approach to evaluation of performance and the design of our compensation programs assists in mitigating excessive risk-taking that could harm our Company. We emphasize variable compensation that is tied to Company performance. For senior management, we emphasize long-term compensation that vests over a multi-year period. Furthermore, and as discussed above, the Formula Approach included in our Incentive Compensation Plan, which is applied to employees in our insurance, reinsurance and mortgage segments and is reviewed in connection with compensation decisions relating to our named executive officers, is based on underwriting performance during a given underwriting year. For each underwriting year, the bonus pool will be recalculated annually as actual underwriting results emerge, and any resultant payments will be made to the participants over a 10-year development period. Since much of our business requires multiple years to determine whether we have been successful in our assessment of risk, we have structured our plan in this manner so that incentive payments are made to employees as actual results become known. In addition, senior management is subject to our clawback policy and share ownership guidelines with hedging/pledging restrictions.

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Double Trigger Change-in-Control Arrangements. In the event of a change in control, the employment agreements with our named executive officers require an involuntary or constructive termination of the executive’s employment in order for severance payments to be made. Similarly, the current annual award agreements for the named executive officers provide that unvested shares and unvested options/SARs do not vest immediately upon a change in control. Rather, in the event that the employee’s employment is terminated by the Company other than for cause or by the employee for good reason within two years following the consummation of a change in control (“double trigger”), unvested shares and unvested options/SARs would immediately vest, and the options/SARs would have a remaining term of 90 days from termination. These provisions are consistent with our objective of providing employees with a level of financial protection upon loss of employment.

•	No Excise Tax Gross-Ups. We do not provide excise tax gross-ups to any of our executives.

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Complementary Governance Policies and Practices. The Company’s compensation philosophy and related governance features are complemented by several specific elements that are designed to align our compensation with long-term shareholder interests, which are outlined below and described in more detail in this proxy statement.

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Clawback Policy. Our clawback policy covers all executive officers, including the chief executive officer, and provides for affected incentive-based compensation to be recouped by the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

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Share-Based Awards. Our share-based awards generally require, at minimum, one year vesting, exercisability and distribution provisions. Share-based awards generally may not be accelerated except for death, disability and change in control. Our plans do not permit liberal share recycling, granting of SARs or stock options at an exercise price below the fair market value on the grant date, do not allow for repricing or reducing the exercise price of a stock option or SAR, and also do not permit repurchases of out-of-the-money stock options. We set the exercise price of stock options and SARs at the closing share price on the date of grant.

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Share Ownership Guidelines for Executives and Directors. The Company has share ownership guidelines that require our senior executives and the directors to maintain common share ownership levels as follows: (1) chief executive officer of ACGL—six times base salary; (2) named executive officers and other executives who file reports under Section 16 of the Exchange Act and certain other members of senior management designated from time to time—four times base salary; and (3) other designated members of senior operating management—three times base salary. Individuals subject to these guidelines have five years to meet the applicable minimum requirement.

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Share Holding Requirements for Executives and Directors. We require each of our senior executives and directors to retain an amount equal to 50% of the net profit shares received from Company equity awards until he or she has attained the applicable share ownership level. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock, or vesting and payout under restricted stock units and performance shares.

•	No Hedging Permitted. Our named executive officers, other members of senior management and our directors are not permitted to engage in hedging activities with respect to the Company’s securities.

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Code of Business Conduct, Committee Charters and Corporate Governance Guidelines. We have adopted a Code of Business Conduct, which describes our ethical principles, and charters of responsibilities for all of our standing Board committees. We have also adopted Corporate Governance Guidelines that cover issues such as executive sessions of our Board of Directors, director qualification and independence requirements, director responsibilities, access to management, evaluation and communications with the Board in order to help maintain effective corporate governance at the Company.

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Executive Sessions. The Committee meets in executive sessions (without management present) as necessary, particularly when administering any aspect of the compensation program for the chairman and chief executive officer of ACGL. Compensation matters in respect of the chairman and chief executive officer of ACGL, the chief financial officer of ACGL and other members of senior management are subject to ratification by our Board of Directors.

2015 Highlights
The 2015 year was challenging not only because of price softness in some areas but also due to investment market volatility and continued low yields, which affected our investment results. We navigated a complex market environment in which each of our three business segments encountered its own distinct conditions. Our reinsurance segment faced the strong headwinds of industry overcapacity and weak pricing. By contrast, our mortgage segment enjoyed strong tailwinds as we continued to build this relatively new segment of the Company. Market conditions for insurance, our largest segment, were in-between: the prevailing winds were mostly calm, although some product lines came under pricing pressure in the second half of the year. We continued to exercise underwriting discipline in 2015, as we invested our capital into our diversified mix of business, which gave us the flexibility to increase our writings in those areas offering the best potential returns and reduced our writings where pricing was weak. Our performance measures discussed below exclude the results of Watford, in which we own an approximately 11% equity interest.
•2015 Results (Compared to 2014)

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Gross premiums written decreased by $103.7 million to $4.7 billion, with a decrease of $64.7 million, or 2.1% in our insurance segment, $108.2 million, or 7.1% in our reinsurance segment partially offset by an increase of $68.2 million, or 30%, in our mortgage segment;

•	Net premiums written decreased 7.4% to $3.4 billion, with a decrease in our insurance and reinsurance segments of 4.7% and 18%, respectively, while our mortgage segment increased by 30.6%;

•	Underwriting income decreased 8.6% to $433.2 million;

•	After-tax operating income available to Arch common shareholders[1] of $565.2 million, representing an Operating ROE of 9.7% compared to $617.3 million, representing an Operating ROE of 11.1%;

•	Net income available to Arch common shareholders of $515.8 million, representing a Net income ROE of 8.8%, compared to $812.4 million, and 14.6%;

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GAAP combined ratio, a measure of underwriting performance, of 88%, compared to 86.8%. A lower ratio indicates higher underwriting margins. The combined ratio consisted of a loss ratio of 53.2% in 2015 and 53% in 2014 and an underwriting expense ratio of 34.8% in 2015 and 33.8% in 2014;

•	Net investment income available to Arch common shareholders of $271.7 million, an increase of 2.4% from 2014 on a per-share basis;

•	Total return on investments of 0.41%, including foreign exchange movements, or 1.62%, excluding foreign exchange movements, compared to 3.21%, or 4.26% excluding foreign exchange movements;

•	Growth in book value per common share of 5.2% to $47.95;

•	Our stock price increased 18%, and closed at $69.75 at December 31, 2015, and at year end our price to book value was approximately 145%.

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Key Metrics. Our book value per share increased by 5.2%, to $47.95 at December 31, 2015, the Company’s seventh consecutive annual increase. Over the past decade, book value per share has grown at a compound annual rate of 15.6%. Compared with our Selected Competitors, we ranked sixth for annual growth in book value per share and second over the ten year period.

Our Operating ROE and Net income ROE in 2015 were 9.7% and 8.8%, respectively, both down from 2014 levels, reflecting the impact of more difficult market conditions. Over the past decade, our Operating ROE and Net income ROE have averaged 14.4% and 15.9% per year, respectively. We ranked eighth and sixth, respectively among our Selected Competitors for 2015, and second among our Selected Competitors during the ten year period on both measures.
Common Stock Performance. As of December 31, 2015, the closing price for our common shares was $69.75, an increase of 18% from 2014. As indicated in the graph below, during 2015, our common stock outperformed the annual return of the S&P 500 Index and the S&P 500 Property & Casualty Insurance Index, which returned 1.4% and 9.5%, respectively. In addition, at December 31, 2015 and 2014, our common share price represented an approximately 145% and 130% premium to our book value per share (“Share Price Multiple”). For the property and casualty industry, price to book value is viewed as an important indicator of company performance by analysts and the investment community. At December 31, 2015, our Share Price Multiple was second among our Selected Competitors. Our performance has also been strong over the longer term, as well. For example, our common share price appreciated by 18.9% on a compound annualized basis over the past five years, compared to the total stock return for the S&P 500 Index and the S&P 500 Property & Casualty Insurance Index, of 12.6% and 16%, respectively. Both on an annual basis and for the five-year period, our total stock return, which assumes reinvestment of dividends, was second among our Selected Competitors. In addition, our common share price appreciated by 14.3% on a compound annualized basis over the past ten years, which was first among our Selected Competitors.
1 After-tax operating income available to Arch common shareholders, a non-GAAP financial measure, is defined as net income available to Arch common shareholders, excluding net realized gains or losses, net impairment losses included in earnings, equity in net income or loss of investment funds accounted for using the equity method and net foreign exchange gains or losses, net of income taxes. The reconciliation of such measure to net income available to Arch common shareholders (the most directly comparable GAAP financial measure) is included in our 2015 Annual Report.

CUMULATIVE TOTAL SHAREHOLDER RETURN (1)(2)

		Base Period
	Company Name/Index	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15
●	Arch Capital Group Ltd.	$100.00	$126.85	$149.98	$203.37	$201.36	$237.65
■	S&P 500 Index	$100.00	$102.11	$118.45	$156.82	$178.28	$180.75
▲	S&P 500 Property & Casualty Insurance Index	$100.00	$99.75	$119.81	$165.69	$191.78	$210.05

(1)	Stock price appreciation plus dividends.

(2)	The above graph assumes that the value of the investment was $100 on December 31, 2010.

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Capital Management. Total capital was $7.10 billion at the end of 2015, up slightly from $7.02 billion a year earlier. Debt and hybrids represented 17.1% of total capital at the end of 2015 and 17.3% at the end of 2014. Disciplined capital management is a core element of our business philosophy. We maintain a conservative balance sheet with modest leverage not only to withstand challenging market environments but also to have the resources to take advantage of underwriting opportunities as they arise. We prefer to deploy our capital in our underwriting businesses. When we cannot find enough underwriting opportunities and have excess capital not needed in the business, we look to return it to its rightful owners, the Company’s shareholders, mainly through share repurchases which increase per-share earnings over the long term. We are prudent in our repurchase decisions, especially when the Company’s shares trade in the market at a premium to book value, as they have in recent years. Our objective is to earn back the premium over a reasonable period based on the Company’s anticipated ROE. In the current market environment, we repurchase shares only when we can expect to earn back the premium within about three years. In 2015, we repurchased 5.9 million Arch common shares at an average price of $61.41, or a total of $365.4 million.

Compensation Objectives and Philosophy
The objectives of our executive compensation program are to:

•	attract and retain quality executives who will contribute to our long-term success and, thereby, increase shareholder value;

•	enhance the individual executive’s short and long-term performance;

•	align the interests of the executive with those of our shareholders; and

•	improve overall Company performance and support the ACGL culture of teamwork, underwriting discipline and commitment to the highest ethical standards.
ACGL seeks to provide a compensation program that is driven by our overall financial performance, the increase in shareholder value, the success of the operating unit or function directly affected by the executive’s performance and the individual performance of the executive. The main principles of this strategy include the following: (1) compensation decisions are driven by performance, (2) increased compensation is earned through an employee’s increased contribution and (3) a majority of total compensation should consist of variable, performance-based compensation.
We believe that the Company’s compensation program provides a competitive mix of pay elements that align executive incentives with shareholder value. Our executive compensation program includes both fixed and variable compensation, with an emphasis on long-term compensation that is tied to Company performance. Although we do not apply rigid apportionment goals in our compensation decisions, our philosophy is that variable pay, in the form of annual cash incentive bonuses and share-based awards, should constitute the majority of total direct compensation. A substantial component of variable compensation is granted in the form of share-based awards, which make stock price appreciation fundamental in realizing a compensation benefit. By emphasizing long-term performance through using long-term incentives, we align our executives’ interests with our shareholders’ interests and create a strong retention tool.
We rely on the Committee's judgment in making compensation decisions for the named executive officers after reviewing the overall performance of our Company and evaluating an executive's performance during the year against established objectives, leadership qualities, scope of responsibilities and current compensation.
Elements of Compensation Program
The four primary components of our executive compensation program are (1) base salary, (2) annual cash incentive bonuses, (3) long-term incentive share-based awards and (4) benefits.
Base Salary. Base salaries are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. The Committee has the ability, subject to the terms of any employment agreement, to use base salary adjustments to reflect an individual’s performance or changed responsibilities.
Base salary levels are also important because we generally tie the target amount of incentive compensation to an executive’s base salary. For example, annual target bonus opportunities are denominated as a percentage of the executive’s base salary. In addition, as discussed above, the Committee emphasizes a mix of compensation weighted towards variable, performance-based compensation. At lower executive levels, base salaries represent a larger proportion of total compensation than at senior executive levels.
Annual Cash Incentive Bonuses. We use annual cash incentive bonuses as a short-term incentive to drive achievement of our annual performance goals. Specifically, annual cash incentive bonuses are designed to: (1) promote the achievement of financial goals, (2) support our strategic objectives and (3) reward achievement of specific performance objectives.
Annual bonus awards are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. The size of an executive’s bonus award is influenced by these factors, corporate performance, individual performance and market practice. As an employee’s responsibilities increase, the portion of his or her bonus that is dependent on corporate performance increases.
We initially denominate a target annual cash incentive bonus opportunity as a percentage of an executive’s base salary. For each employee, his or her target is an approximation of the bonus payment that may be paid if performance goals and other expectations are attained by both the employee and the Company as a whole. For each of the named executive officers, the target annual bonus opportunity is 100% of such executive’s respective base salary.
Our annual bonus awards are paid under our Incentive Compensation Plan. The plan combines two sets of performance measures: (1) a qualitative judgment about progress and performance each year (referred to as the “Target Bonus Approach”) and (2) a quantitative, formula-based measure (referred to as the “Formula Approach”).
The Target Bonus Approach is applied to all the named executive officers, as well as to our investment management team, substantially all of the employees of Arch Capital Services Inc. and other designated officers of the group. Under the Target Bonus Approach, the executive’s bonus is determined by the Committee taking into account overall Company performance, department or function performance, individual performance and other measures deemed applicable by the Committee. Approved annual bonus awards are paid in cash in an amount reviewed and approved by the Committee and ordinarily paid in a single installment in the first quarter following the completion of a given year.
The Formula Approach is applied to executives included in our insurance, reinsurance and mortgage groups and is reviewed in connection with compensation decisions relating to our named executive officers. Under the Formula Approach, a bonus pool is established for each of our insurance, reinsurance and mortgage segments based on underwriting performance during a given underwriting year. For each underwriting year, the bonus pool will be recalculated annually as actual underwriting results emerge, and any resultant payments will be made to the participants over a 10-year development period. Since much of our business requires multiple years to determine whether we have been successful in our assessment of risk, we have structured our plan in this manner so that incentive payments are made to employees over a period of years as actual results become known, which we believe effectively aligns pay with performance.
Please refer to “2015 Compensation Decisions.”
Long-Term Incentive Share-Based Awards. We emphasize long-term variable compensation at the senior executive levels because of our desire to reward effective long-term management decision making and to provide the named executive officers with a future interest in the Company. Long-term incentives, which comprise a significant portion of executive compensation, are designed to focus attention on long-range objectives and future returns to shareholders, and are delivered to the named executive officers and other employees through share-based awards under our long-term incentive plans. Our long-term incentive share award plans provide for the grant to eligible employees of a wide range of share-based awards.
The Company provides grants in the form of restricted common share/unit awards, stock options and SARs. SARs represent a right to be paid, upon exercise, an amount measured by the difference between the fair market value per share on the exercise date and the exercise price of the SAR (the “spread”), multiplied by the number of shares with respect to which the SAR is exercised, with the resultant amount paid in shares valued on the exercise date. The value of SARs to employees should be equivalent to that of options. In addition, the Company’s stock option agreements allow for net exercise to the extent permitted or otherwise advisable under applicable legal and accounting principles.
As indicated above, the Company’s mix of share-based awards includes restricted shares and units, which are a more predictable and flexible equity incentive than option and SAR awards. As a result, restricted shares and units are generally more meaningful to employees and, therefore, could provide a more significant incentive to remain with the Company during the vesting period.
Our share-based compensation is designed to align the interests of executives and shareholders by providing value to the executive as the share price increases. Due to the variability of the share price, the value of stock options, SARs and restricted share/unit awards is dependent upon our overall results and how we are perceived by our shareholders and the marketplace. Based on the foregoing, the Company believes that share-based awards encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common shares, which benefits all ACGL shareholders.
Share-based compensation grant levels and awards are reviewed and determined by the Committee periodically. Grants of share-based compensation are determined on the basis of a number of factors, including: (1) corporate performance on an absolute basis and relative to Selected Competitors and individual performance, (2) the executives’ contribution to the Company’s success and (3) competitive total compensation and long-term incentive grant levels as determined in the market.

Share-based awards granted to employees vest over a prescribed period, motivating executives to remain with us and sustain high corporate performance in order to increase the value of such awards. The annual grants of share-based awards outlined in the “Grants of Plan-Based Awards” table that were made in May 2015 will vest ratably over a three-year period. The Company believes that these annual grants are consistent with the Company’s objectives to retain management and to align further the interests of management and the Company’s shareholders. Options and SARs awarded to employees are granted with an exercise price equal to the closing price of the shares on the date of grant and, subject to earlier termination under certain circumstances as set forth in the award agreements, will expire 10 years from the grant date.
Please refer to “2015 Compensation Decisions.”
The current annual award agreements for the named executive officers provide that, in the event that the employee's employment is terminated by the Company other than for cause or by the employee for good reason within two years following a change in control, unvested shares and unvested options/SARs would immediately vest, and the options/SARs would have a remaining term of 90 days from termination. Unlike single trigger provisions that provide for vesting immediately upon a change in control, the agreements require a double trigger, i.e., the consummation of a change in control followed by an involuntary loss of employment or termination following an involuntary change in responsibilities within two years thereafter. This is consistent with the purpose of the provision, which is to provide employees with a level of financial protection upon loss of employment following a change in control.
In addition, our annual share-based award agreements provide that, if an employee's employment terminates (other than for cause) after retirement age, unvested shares and unvested options would continue to vest pursuant to the normal vesting schedule so long as the employee does not engage in a competitive activity following retirement. However, the award agreements also provide that, if a retired employee does engage in a competitive activity, any unvested awards would be forfeited and the holder would have a reduced period in which to exercise vested options. These provisions provide additional alignment with shareholders for long-term decision making by executives nearing retirement and are designed to help provide our retired employees with financial security so long as the Company's interests are protected.
Please refer to the description of our award agreements included below under the caption “Share-Based Award Agreements.”
Benefits. ACGL seeks to provide benefit plans, such as medical coverage and life and disability insurance, consistent with applicable market conditions. Our health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive healthcare and other benefits. Defined contribution retirement plans are provided for all employees according to local market conditions. Retirement plans help employees save and prepare for retirement. The named executive officers are eligible for the benefit plans provided to all other employees. The Company generally credits only actual service with the Company towards benefits under the Company’s benefit plans. The Company does not maintain any defined benefit retirement or pension plans.
During 2015, certain members of senior management, including Mr. McElroy, participated in the Company’s non-qualified defined contribution retirement plan, which provides additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation. Participants in the non-qualified plan do not receive preferential earnings on their investments. Account balances are paid in cash following termination of employment in accordance with the terms of the plan. The principal benefit to the participating executives is that U.S. taxes are deferred until distribution of the funds. As described below under “—Tax Considerations—Sections 409A and 457A,” commencing with the 2009 year, this benefit is no longer available to certain employees, including Messrs. Iordanou, Lyons and Grandisson, due to changes in the governing law. In lieu of pension and matching contributions previously provided to these former participants through the non-qualified plan, we provide comparable benefits to these employees in the form of current cash payments subject to tax.
The Company maintains a broad-based employee share purchase plan. The purpose of this plan is to provide employees with an opportunity to purchase common shares of ACGL through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company. The Company also provides a broad-based matching gift program pursuant to which the Company matches eligible contributions by employees to qualified charitable organizations. During 2015, the Company made an aggregate of approximately $477,992 in matching contributions on behalf of the named executive officers.
In addition, the Company provides our named executive officers with perquisites and other benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key employees. In developing our guidelines for the administration of these various benefits, the Company reviews the job requirements of various positions and the anticipated business use of such benefits, as well as available market data. Similar benefits are generally provided by insurers and reinsurers for similarly situated employees and we believe these benefits are necessary for recruitment and retention purposes. These benefits primarily relate to those executives who work and reside in Bermuda and are typical of such benefits provided to expatriates located in Bermuda. Examples of these benefits include housing allowances, club memberships, the cost of tax preparation services and home leave for executives and family for those executives working outside their home country. In addition, certain tax regulations often subject our executives to taxation on the receipt of certain of these benefits. In certain of these situations, particularly in the case of those executives receiving expatriate benefits while working outside their home country, we provide an additional payment to the executive to reimburse the executive for approximate amounts of additional tax liability the executive will need to pay as a result of receiving such benefits.
Relationship Between Compensation Policies and Risk Management
We believe our approach to evaluation of performance and the design of our compensation programs assists in mitigating excessive risk-taking that could harm our Company. We emphasize long-term compensation that is tied to Company performance. Furthermore, the Formula Approach included in our Incentive Compensation Plan, which is applied to employees in our insurance, reinsurance and mortgage groups, is based on underwriting performance during a given underwriting year. For each underwriting year, the bonus pool will be recalculated annually as actual underwriting results emerge, and any resultant payments will be made to the participants over a 10-year development period. Since much of our business requires multiple years to determine whether we have been successful in our assessment of risk, we have structured our plan in this manner so that incentive payments are made to employees as actual results become known, which effectively aligns pay with performance. In addition, a substantial component of variable compensation is granted in the form of multi-year vesting share-based awards, which make stock price appreciation over an extended period of time fundamental in realizing a compensation benefit.
The Company’s compensation philosophy and related governance features are also complemented by several specific elements that are designed to align our compensation with long-term shareholder interests. These elements include a clawback policy covering all executive officers, including the chief executive officer, which provides for affected incentive-based compensation to be recouped by the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. In an effort to further align the interests of the senior management team and the directors with the interests of shareholders, the Company has share ownership guidelines and share holding requirements that together require our senior executives and the directors to maintain designated levels of ownership of the common shares of ACGL. In addition, under the insider trading policy included in our Code of Business Conduct, our named executive officers, other members of senior management and our directors are not permitted to engage in hedging activities with respect to the Company’s securities.
Employment Agreements
The Company has entered into employment agreements with its chief executive officer and each of its other named executive officers. The employment agreements with our named executive officers require an involuntary or constructive termination of the executive’s employment (“double trigger”) in order for severance payments to be made. The terms of the employment agreements, including the severance benefit provisions, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. Please refer to “Employment Arrangements” below for a description of our employment agreements with Messrs. Iordanou, Lyons, Grandisson, McElroy and Hutchings.
Clawback Policy
The Company has a clawback policy covering all executive officers, including the chief executive officer. This policy provides that, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee will review all incentive-based compensation that was paid to current or former executive officers during the three-year period preceding the required restatement. If any such incentive-based compensation would have been lower as a result of the restated financial results, the Committee will require the reimbursement of the incremental portion of the incentive-based compensation in excess of the compensation that would have been paid based on the restated financial results (to the extent permitted by applicable law). This policy will be interpreted in accordance with the applicable rules of NASDAQ (or other securities exchange on which our common shares are listed from time to time).

Matters Relating to Share Ownership and Share-Based Compensation
Share Ownership Guidelines. In an effort to further align the interests of the senior management team with the interests of shareholders, the Company has share ownership guidelines that require these executives to maintain designated levels of ownership of the common shares of ACGL. Specifically, these guidelines require common share ownership levels as follows: (1) chief executive officer of ACGL—six times base salary; (2) named executive officers and other executives who file reports under Section 16 of the Exchange Act and certain other members of senior management designated from time to time—four times base salary; and (3) other designated members of senior operating management—three times base salary. Each executive has five years to comply with the guidelines, and stock options, SARs and unvested restricted shares/units do not count toward the requirement.
Share Holding Requirements for Executives. In an effort to ensure each of our senior executives meet and maintain their share ownership pursuant to our guidelines, the company requires they retain an amount equal to 50% of the net profit shares received from Company equity awards until he or she meets their target ownership levels. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock, or vesting and payout under restricted stock units and performance shares. See also “Director Compensation” for a description of share retention guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of ACGL.
No Hedging Permitted. Under the insider trading policy included in our Code of Business Conduct, our named executive officers, other members of senior management and our directors are not permitted to engage in hedging activities with respect to the Company’s securities. Specifically, these insiders may not engage in short sales, purchases on margin or buying or selling put options or call options with respect to our securities.
Options and SARs. Our plans do not permit granting of stock options or SARs at an exercise price below the closing price on the grant date and also do not allow for repricing or reducing the exercise price of a stock option or SAR. We also do not allow out-of-the-money options or SARs to be exchanged for cash or other property. We set the exercise price of stock options and SARs at the closing share price on the date of grant.
Certain Procedures Regarding Share-Based Compensation. The Committee approves all grants of share-based compensation to the named executive officers and other executives who file Section 16 reports with the SEC, and these awards also are generally approved by the full Board of Directors. The Committee approves annual share-based awards to other employees or, alternatively, may approve the size of the pool of such annual share-based awards to be granted to other employees, but may delegate to the chief executive officer and other members of senior management the authority to make and approve specific awards to other employees. In addition, the Committee has delegated to the chief executive officer or, in his absence, the chief financial officer, the authority to make and approve specific share-based awards to non-executives, principally new hires, who are not subject to Section 16 of the Exchange Act. The Committee reviews any grants made under this delegation on a regular basis.
Our practice is to make annual grants of share-based compensation on the dates of regularly scheduled meetings of the full Board of Directors. Our process for establishing the grant date well in advance provides assurance that grant timing is not being manipulated for employee gain. It is our current intention to consider the determinations for annual grants on the date of the May meeting of our Board of Directors. Under our current practice, we have chosen the May meeting of our Board of Directors because we believe that more complete information will be publicly available at that time regarding the financial performance of our Selected Competitors and the related share-based awards granted by these companies for performance during the prior year, which will provide the Committee and the Board of Directors with additional useful data before making final determinations on share-based compensation. Generally, awards are granted to the named executive officers as part of the annual process, which encompassed 706 Company employees worldwide for awards granted in 2015 for 2014 performance. We may grant a small percentage of awards at other times throughout the year on the date of regularly scheduled meetings of the Committee or the full Board of Directors in connection with hiring or the promotion of an executive or special retention circumstances. In addition, pursuant to the delegation of authority by the Committee, the chief executive officer or, in his absence, the chief financial officer, may approve at other times grants of share-based awards to non-executive officers. In the case of a new hire, the awards have grant dates corresponding to the date the employment commences for the new hire.
Tax Considerations
No Excise Tax Gross-Ups. The Company does not provide excise tax gross-up payments to any of its executives.

Section 162(m).  Section 162(m) of the Code generally limits the deductible amount of annual compensation paid to the chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) to no more than $1,000,000 each. Since ACGL will not generally be subject to United States income tax, the limitation on deductibility will not directly apply to it. However, the limitation would apply to a United States subsidiary of ACGL if it employs the chief executive officer or one of the three other most highly compensated executive officers (other than the chief financial officer). Qualified performance-based compensation will be excluded from the $1,000,000 limitation on deductibility. Our policy is to qualify, to the extent consistent with our compensation goals and programs, our executive officers’ compensation for deductibility under applicable tax laws. Consistent with this policy, our Incentive Compensation Plan includes a provision pursuant to which payments under the plan may be deferred if it is necessary in order to avoid nondeductibility of the payments under Section 162(m) of the Code. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances due to the restrictions of Section 162(m). The Committee will review tax consequences as well as other relevant considerations in connection with compensation decisions.
Sections 409A and 457A.  Section 409A of the Code, which governs deferred compensation arrangements, generally provides that distributions of deferred compensation to our senior officers as a consequence of termination of employment may not be made sooner than six months after termination. Section 409A also made changes to a number of other areas, including the timing of elections and distributions with respect to deferred compensation. In late 2008, the Emergency Economic Stabilization Act added Section 457A of the Code. While Section 409A provides certain rules that must be complied with if deferred compensation arrangements are utilized, Section 457A generally prohibits U.S. taxpayers from deferring U.S. income tax on compensation attributable to services performed after December 31, 2008 for certain employers, including Bermuda-based employers such as ACGL and Arch Re (Bermuda). As a result, for periods on or after January 1, 2009, certain employees of ACGL and Arch Re (Bermuda), including Messrs. Iordanou, Lyons and Grandisson, are no longer permitted to participate in the non-qualified defined contribution retirement plan. As required by Section 457A, the non-qualified plan provides that compensation that has been previously deferred by these employees will be distributed on or before December 31, 2017, with the exception of Mr. Lyons. In lieu of pension and matching contributions previously provided to these former participants through the non-qualified plan, we provide comparable benefits to these participants in the form of current cash payments subject to taxation. In addition, in light of Section 457A, and in an effort to maintain comparable benefits for all employees, the Company has provided certain of its Bermuda-based employees who are U.S. taxpayers with the opportunity to receive a portion of their annual incentive bonus in the form of SARs or restricted shares. There is no matching or additional Company contributions associated with this election and, as a result, the Company will not incur any additional expense by providing this benefit.
Committee Review
The Committee reviews the performance of, and approves the compensation paid to, the chief executive officer and the other named executive officers. The chief executive officer assists in the reviews of the named executive officers other than himself through making recommendations on goals and objectives, evaluating performance and making recommendations regarding compensation. With this input from the chief executive officer with respect to the other named executive officers, the Committee uses its judgment in determining compensation for these officers.
The Committee meets in executive sessions (without management present) as necessary, particularly when administering any aspect of the compensation program for the chairman and chief executive officer of ACGL. Compensation matters in respect of the chairman and chief executive officer of ACGL, the chief financial officer of ACGL and the general counsel of Arch Capital Services Inc. are subject to ratification by the Board of Directors.
In determining the amount of named executive officer compensation each year, the Committee reviews overall corporate performance, the performance of the business unit or function that the executive leads and an assessment of each executive’s performance. In connection with establishing levels of base salary, annual incentives, long-term incentives and benefits, the Committee reviews information compiled from annual reports on Form 10-K, proxy statements and other publicly available information for a representative sample of publicly-traded insurers and reinsurers which we believe compete directly with us for executive talent (the “Selected Competitors”). Many of these Selected Competitors are of generally similar size and have generally similar numbers of employees, product offerings and geographic scope.
For 2015, the Selected Competitors are: Chubb Limited (formerly known as ACE Limited), Allied World Assurance Company Holdings, AXIS Capital Holdings Limited, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., PartnerRe Ltd., RenaissanceRe Holdings Ltd., Validus Holdings Ltd., W.R. Berkley Corporation and XL Group plc.

2015 Compensation Decisions
The specific annual bonus and long term incentive compensation decisions made for each named executive officer for 2015 reflect the performance of the Company against key financial and operational measures as well as the achievement of strategic objectives described above under “Executive Summary.” In 2015, we allocated compensation for our named executive officers as follows: (1) base salaries ranging from approximately 10% to 27% of total compensation and (2) variable, performance-based compensation, in the form of annual cash incentive bonuses and long-term incentive share-based awards, ranging from approximately 73% to 90% of total compensation, as described below. The variable performance-based compensation component of our chief executive officer’s total compensation was 90%. In addition, our chief executive officer elected to receive 100% of his cash bonus for 2015 in the form of stock options, with an exercise price equal to the closing stock price on the grant date. Share price appreciation over an extended period of time will be required in order for Mr. Iordanou to realize any compensation benefit from this significant component of his 2015 compensation.
Consistent with our philosophy of emphasizing variable, performance-based compensation, we did not increase the base salaries of our named executive officers, except that during 2015 Mr. Hutchings’ base salary was increased to reflect market comparison data.
In determining the performance-based compensation of our chief executive officer and other named executive officers, in addition to taking into account the performance of the Company described under “Executive Summary,” the Committee reviewed the estimated bonus pool determined under the Formula Approach included in our Incentive Compensation Plan. Under the Formula Approach, a bonus pool is established for each of our insurance, reinsurance and mortgage segments based on underwriting performance during a given underwriting year. These calculations are based on ROE targets for the current and prior underwriting years. For each underwriting year, the bonus pool will be recalculated annually as actual underwriting results emerge, and any resultant payments will be made to the participants over a 10-year development period. Since much of our business requires multiple years to determine whether we have been successful in our assessment of risk, we have structured our plan in this manner so that incentive payments are made to employees over a period of years as actual results become known, which we believe effectively aligns pay with performance.
With respect to the performance-based portion of Mr. Iordanou’s compensation, in addition to its review of the calculations under the Formula Approach described above, the Committee also evaluated Mr. Iordanou’s contributions toward creation and enhancement of shareholder value by considering the performance of the Company and a number of other factors, including the Company’s financial results and strategic initiatives achieved under his leadership over the near and long-term, with a focus on long-term performance and creation of shareholder value.
The Committee focused on the fact that the Company has a disciplined approach to underwriting, investment management and capital management. Our diversification across three business segments is another important factor, allowing us to seek out the best underwriting opportunities; and our underwriting philosophy of generating adequate risk-adjusted returns on capital, not on maximizing premiums written. In addition, the Committee recognized we have made good progress continuing to build our mortgage segment, which helps diversify the Company’s revenue and earnings streams. The Committee recognized the challenging economic and operating environment and that the Company’s diversified platform and its collaborative culture of performance, accountability, teamwork and ethical conduct allowed the Company to meet these challenges and remain financially strong.
In determining the amount and mix of compensation elements, the Committee employs its business judgment in administering the Company’s compensation programs and in the evaluation process, which the Committee believes enables the Company to adapt more quickly to changes in the business environment, take advantage of opportunities available in the marketplace and pursue strategic initiatives over the longer term. We believe our approach to evaluation of performance and the design of our compensation programs assists in mitigating excessive risk-taking that could harm our Company.
In light of the Committee’s assessment, and as a result of his performance, Mr. Iordanou received a bonus of $4,050,000 for 2015, a 10% decrease from 2014. The alignment of interests between the shareholders and Mr. Iordanou are further strengthened due to the fact that, as the Committee was aware, Mr. Iordanou had elected to receive 100% of his annual bonus in the form of at-the-money stock options instead of cash. Under an election program offered by the Company, Mr. Iordanou received 100% of his bonus in the form of stock options on terms provided under the election, namely, 244,750 fully vested stock options exercisable for a 10-year period. The per share exercise price is $68.20, which was the closing price on the date of grant, and the stock option award was valued in the same manner as valued for financial reporting purposes. Share price appreciation over an extended period of time will be required in order for Mr. Iordanou to realize any compensation benefit from this significant component of his 2015 compensation.
In May 2015, for his performance in 2014, Mr. Iordanou also was granted long-term incentive awards in the form of 58,110 restricted common shares and 58,110 stock options with a per share exercise price of $62.51, each of which will vest in three equal annual installments commencing on the first anniversary of the grant date. These awards, which are reflected in the “Summary Compensation Table,” were awarded based on an assessment of Mr. Iordanou’s performance during 2014. As noted above, the Committee expects to consider determinations for share-based compensation for 2015 performance at meetings scheduled to be held in May 2016.
In determining the performance-based compensation of our other named executive officers, the Committee evaluated the overall performance of the Company and their contributions to that performance, as well as the performance of the business or function that each named executive officer leads. The Committee did not apply a formula or assign performance measures relative weights but made a determination after considering these measures collectively.
With respect to Mr. Lyons, the Committee reviewed his key roles in financial reporting, enterprise risk management, regulatory matters and capital management. In addition, the Committee considered that the other aspects of the financial function for the Company, which involved, among other things, investor relations and ratings agency matters, performed well under Mr. Lyons’ leadership.
In determining the performance-based compensation of Messrs. Grandisson and McElroy, who during 2015 managed the Company’s reinsurance and mortgage operations and insurance operations, respectively, the Committee reviewed the profitability of the reinsurance group and mortgage group and the insurance group, including their respective groups’ effectiveness in managing the underwriting cycle. As part of that analysis, the Committee reviewed the estimated bonus pool determined under the Formula Approach for the 2015 and prior underwriting years, which is based on various ROE targets and will be recalculated annually over a 10-year development period as actual results emerge, which effectively aligns pay with performance.
The Committee also reviewed Mr. Grandisson’s and Mr. McElroy’s oversight of key operational matters for their respective groups, including those relating to overall management, including expense management, risk management and infrastructure. In addition, the Committee considered their focus on underwriting discipline and the Company’s pursuit of strategic initiatives which, for Mr. Grandisson included the continued expansion of the Company’s mortgage capabilities globally, and their focus on business opportunities in specialty niches under their leadership, which we believe will achieve acceptable ROE targets over the cycle.
In determining the performance-based portion of Mr. Hutchings’ compensation, the Committee reviewed the performance of the Company’s internal and external investment portfolios and Mr. Hutchings’ oversight of the investment portfolio under the challenging investment environment in 2015 of continuing low yields and market volatility. The Committee considered our emphasis on total investment return, which contributes to increases in book value per share and our strategy of allocating a portion of our portfolio to equities and alternative investments, which provides diversification and offers the potential for higher returns. In addition, the Committee reviewed a number of other factors, including Mr. Hutchings’ role in increasing the staffing and expanding the capabilities of the Company’s internal investment function.
In light of these assessments, the named executive officers received the following annual incentive cash bonuses for performance during 2015: Mr. Lyons-$1,080,000; Mr. Grandisson-$2,250,000; Mr. McElroy-$1,000,000; and Mr. Hutchings-$675,000. In addition, in May 2015, these named executive officers were granted the following long-term incentive share-based awards (with the same principal terms included in Mr. Iordanou’s May 2015 grants, as described above): Mr. Lyons-10,180 stock options and 10,180 restricted common shares; Mr. Grandisson-14,630 stock options and 14,630 restricted common shares; Mr. McElroy-9,220 stock options and 9,220 restricted common share units; and Mr. Hutchings-9,220 stock options and 9,220 restricted common shares. These share-based awards, which are reflected in the “Summary Compensation Table,” were awarded following an assessment of the executives’ performance during 2014. As noted above, the Committee expects to consider determinations for share-based compensation for 2015 performance at meetings scheduled to be held in May 2016.

Report of the Compensation Committee on the Compensation Discussion and Analysis
The Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in the 2015 Annual Report and this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE John L. Bunce, Jr. (chairman) Kewsong Lee Deanna M. Mulligan Eugene S. Sunshine

Summary Compensation Table
The following table provides information concerning the compensation for services in all capacities earned by the named executive officers for fiscal year 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)		Total ($)
Constantine Iordanou	2015	1,000,000		4,050,000	(2)	3,632,166	935,124	—	—	996,951	(3)	10,614,241
Chairman of the Board and Chief Executive Officer of ACGL and Class II Director of ACGL	2014	1,000,000		4,500,000	(2)	3,608,010	959,427	—	—	972,006		11,039,443
	2013	1,000,000		4,500,000	(2)	3,796,883	947,327	—	—	905,956		11,150,166
Mark D. Lyons	2015	700,000		1,080,000		636,301	163,820	—	—	421,143	(4)	3,001,264
Executive Vice President, Chief Financial Officer and Treasurer of ACGL	2014	700,000		1,200,000	(2)	629,970	167,519	—	—	372,874		3,070,363
	2013	700,000		1,200,000		642,360	160,270	—	—	410,458		3,113,088
Marc Grandisson (5)	2015	775,000		2,250,000		914,448	235,430	—	—	421,646	(6)	4,596,524
President and Chief Operating Officer of ACGL	2014	700,000		2,500,000		2,457,309	640,201	—	—	386,229		6,683,739
	2013	625,000		2,500,000		947,481	236,398	—	—	374,211		4,683,090
David H. McElroy	2015	600,000		1,000,000		576,296	148,371	—	—	233,901	(7)	2,558,568
Chairman and Chief Executive Officer of Arch Worldwide Insurance Group	2014	600,000		900,000		572,700	152,290	—	—	250,092		2,475,082
	2013	600,000		900,000		455,005	113,524	—	—	184,842		2,253,372
W. Preston Hutchings	2015	483,333	(8)	675,000		576,296	148,371	—	—	71,904	(9)	1,954,904
President of Arch Investment and Senior Vice President and Chief Investment Officer of ACGL	2014	450,000		750,000		572,700	152,290	—	—	63,546		1,988,536
	2013	450,000		750,000		671,641	167,575	—	—	63,886		2,103,102
_________________________

(1)
The amounts shown in these columns represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation, excluding the effect of forfeitures. We have computed the estimated grant date fair values of share-based compensation related to stock options using the Black-Scholes option valuation model having applied the assumptions set forth in the notes accompanying our financial statements. See note 19, “Share-Based Compensation,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report. These grants were made in May of the year for which they are reported and were based on performance for the prior year, e.g., the 2015 awards were based on 2014 performance.

(2)
Mr. Iordanou elected to receive 100%, 50% and 100%, respectively, of his approved cash bonuses for 2015, 2014 and 2013 in the form of stock options for 2015 and SARs for 2014 and 2013 under elections provided by the Company for Bermuda-based employees. On February 26, 2016, February 27, 2015 and February 28, 2014, Mr. Iordanou was awarded 244,750 stock options, 149,556 SARs and 302,555 SARs, respectively, with a Black-Scholes value equal to $4.05 million, $2.25 million and $4.5 million, respectively, but each with an intrinsic value of zero on the grant date, respectively. In addition, Mr. Lyons elected to receive 40% of his 2013 cash bonus in the form of SARs on terms provided under the election, and on February 28, 2014, Mr. Lyons was awarded 32,272 SARs with a Black-Scholes value equal to $480,000, but with an intrinsic value of zero on the grant date. The SARs/options awarded to Messrs. Iordanou and Lyons are fully vested and will expire 10 years from the date of grant. The SARs granted on February 27, 2015 are included in the Grants of Plan-Based Awards table.

(3)
The amount for Mr. Iordanou includes: (a) contributions to our defined contribution plans of $32,500 and payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan of $106,575, which, due to applicable tax laws, was made outside the plan; (b) a housing allowance in Bermuda of $136,483; (c) incremental costs to the Company of $388,917 resulting from the use of Company-provided aircraft primarily for commuting to the Company’s offices; (d) payment of Bermuda social insurance in the amount of $257; and (e) an aggregate of $248,096 for additional payments pursuant to his employment agreement intended to reimburse the executive for approximate amounts of additional tax liability arising from his working and residing in Bermuda. The tax reimbursement payments are subject to adjustment—up or down—based upon the executive’s final tax return filed for the year (accordingly, such amount originally recorded for 2014 and 2013 has been adjusted). The calculation of the incremental cost for Company-provided aircraft use is based on the variable operating costs to the Company for each flight, including hourly charges, fuel variable charges and applicable international fees. In addition, the total amount also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Iordanou: an automobile allowance, tax preparation services, club dues, and life insurance premiums.
Many of the above listed benefits are provided to expatriates residing in Bermuda. For a description of these benefits and the Company’s other employee benefits programs, please see “Compensation Discussion and Analysis—Elements of Compensation Program—Benefits.”

(4)
The amount for Mr. Lyons includes: (a) $32,500 in contributions to our defined contribution plans and payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan of $63,075, which, due to applicable tax laws, was made outside the plan; (b) a housing allowance in Bermuda of $63,532; (c) payment of Bermuda social insurance in the amount of $1,668; and (d) an aggregate of $211,746 for additional payments pursuant to his employment agreement intended to reimburse the executive for approximate amounts of additional tax liability arising from his working and residing in Bermuda. The tax reimbursement payments are subject to adjustment—up or down—based upon the executive’s final tax return filed for the year (accordingly, such amount originally recorded for 2014 and 2013 has been adjusted). In addition, the total amount also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Lyons: commercial jet for commuting to the Company’s offices, tax preparation services, and life insurance premiums.

Many of the above listed benefits are provided to expatriates residing in Bermuda. For a description of these benefits and the Company’s other employee benefits programs, please see “Compensation Discussion and Analysis—Elements of Compensation Program—Benefits.”

(5)
Effective July 1, 2014, Mr. Grandisson’s base salary was increased to $775,000 from $625,000 to reflect his additional responsibilities related to the oversight of the Company’s reinsurance and mortgage groups. The compensation information provided in the above table for 2014 represents the full year.

(6)
The amount for Mr. Grandisson includes: (a) contributions to our defined contribution plans of $20,000 and payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan of $73,950, which, due to applicable tax laws, was made outside the plan; (b) a housing allowance in Bermuda of $211,536; (c) fees for children’s schooling of $79,785; and (d) payment of Bermuda social insurance in the amount of $1,668. In addition, the amount also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Grandisson: an automobile allowance, tax preparation services, family travel, club dues and life insurance premiums.

Many of the above listed benefits are provided to expatriates residing in Bermuda. For a description of these benefits and the Company’s other employee benefits programs, please see “Compensation Discussion and Analysis—Elements of Compensation Program—Benefits.”

(7)
The amount for Mr. McElroy includes: (a) $81,075 in contributions to our defined contribution plans; (b) a housing allowance of $53,339; and (c) $78,634 in additional payments to reimburse him for approximate amounts of additional tax liability for housing and commuting costs. In addition, the amount also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. McElroy: commuting costs to the Company’s offices and life insurance premiums.

(8)
Effective May 1, 2015, Mr. Hutchings’ base salary was increased to $500,000 from $450,000 to reflect market survey data. The compensation information provided in the above table for 2015 represents the full year.

(9)
The amount for Mr. Hutchings includes: (a) contributions to our defined contribution plans of $20,000 and payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan of $31,658, which payment was made outside the plan; and (b) payment of Bermuda social insurance in the amount of $1,668. In addition, the amount also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Hutchings: club dues, car allowance and life insurance premiums. Mr. Hutchings’ base salary is paid to him in Bermuda dollars, which are convertible to U.S. dollars at a rate of 1:1.

For a description of the Company’s employee benefit programs, please see “Compensation Discussion and Analysis—Elements of Compensation Program—Benefits.”

Grants of Plan-Based Awards
The following table provides information concerning grants of share-based awards made to our named executive officers in fiscal year 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date
Constantine Iordanou	2/27/2015	—	—	—	149,556	(3)	59.16	2,249,995
	5/13/2015	—	—	—	58,110		62.51	935,124
	5/13/2015	—	—	58,110	—		—	3,632,166
Mark D. Lyons	5/13/2015	—	—	—	10,180		62.51	163,820
	5/13/2015	—	—	10,180	—		—	636,301
Marc Grandisson	5/13/2015	—	—	—	14,630		62.51	235,430
	5/13/2015	—	—	14,630	—		—	914,448
David H. McElroy	5/13/2015	—	—	—	9,220		62.51	148,371
	5/13/2015	—	—	9,220	—		—	576,296
W. Preston Hutchings	5/13/2015	—	—	—	9,220		62.51	148,371
	5/13/2015	—	—	9,220	—		—	576,296
_________________________

(1)
All of the grants indicated above were awarded under the 2015 Long Term Incentive and Share Award Plan in the form of stock options and restricted share awards or units except for the February 27, 2015 grant to Mr. Iordanou which was awarded under the 2012 Long Term Incentive and Share Award Plan in the form of share-settled SARs.

The May 2015 awards will vest over a three-year period. The stock options were granted at the closing price of the shares on the date of grant and, subject to the award agreements, will expire 10 years from the grant date. Such restricted share awards shown in the above table were granted in the form of restricted common shares, except for Mr. McElroy’s award, which was granted in the form of restricted common share units that will be settled in common shares after the termination of his employment as provided in the award agreement.

(2)
The amounts shown in this column represent the grant date fair value of the underlying award computed in accordance with accounting guidance governing share-based compensation arrangements as discussed in note 19, “Share-Based Compensation,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report.

(3)
Mr. Iordanou elected to receive 50% of his approved cash bonus for 2014 in the form of SARs under an election provided by the Company for Bermuda-based employees. On February 27, 2015, Mr. Iordanou was awarded 149,556 SARs, with a Black-Scholes value equal to $2.25 million. The SARs are fully vested and will expire 10 years from the date of grant. The Black-Scholes value of this SAR is reflected in the “Summary Compensation Table” in the “Bonus” column for 2014, but had an intrinsic value of zero on the grant date.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table provides information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Constantine Iordanou (4)	450,000	—	—	18.76	2/23/2016	123,688	8,627,238	—	—
	135,000	—	—	23.71	5/11/2017
	135,000	—	—	23.10	5/9/2018
	114,750	—	—	19.29	5/6/2019
	212,253	—	—	24.67	2/25/2020
	126,000	—	—	25.01	5/5/2020
	100,065	—	—	33.91	5/6/2021
	161,636	—	—	37.05	2/28/2022
	101,000	—	—	38.58	5/9/2022
	300,187	—	—	49.12	2/28/2023
	47,310	23,620	—	53.53	5/9/2023
	302,555	—	—	56.12	2/29/2024
	21,042	41,958	—	57.27	5/13/2024
	149,556	—	—	59.16	2/27/2025
	—	58,110	—	62.51	5/13/2025
Mark D. Lyons	18,050	—	—	23.71	5/11/2017	81,502	5,684,765	—	—
	21,050	—	—	23.10	5/9/2018
	17,800	—	—	19.29	5/6/2019
	20,000	—	—	25.01	5/5/2020
	18,900	—	—	33.91	5/6/2021
	18,000	—	—	38.58	5/9/2022
	—	60,000	—	40.10	9/6/2022
	15,000	—	—	40.10	9/6/2022
	8,004	3,996	—	53.53	5/9/2023
	32,272	—	—	56.12	2/29/2024
	3,674	7,326	—	57.27	5/13/2024
	—	10,180	—	62.51	5/13/2025
Marc Grandisson	60,000	—	—	18.76	2/23/2016	82,762	5,772,650	—	—
	31,350	—	—	23.71	5/11/2017
	30,000	—	—	23.10	5/9/2018
	22,800	—	—	19.29	5/6/2019
	30,000	—	—	25.01	5/5/2020
	24,000	—	—	33.91	5/6/2021
	25,000	—	—	38.58	5/9/2022
	—	33,600	—	42.65	11/12/2022
	11,805	5,895	—	53.53	5/9/2023
	5,344	10,656	—	57.27	5/13/2024
	9,016	17,981	—	57.08	11/6/2024
	—	14,630	—	62.51	5/13/2025

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David H. McElroy	22,500	—	—	19.35	6/8/2019	43,711	3,048,842	—	—
	13,500	—	—	25.01	5/5/2020
	4,200	—	—	33.91	5/6/2021
	2,400	—	—	38.58	5/9/2022
	—	25,000	—	40.10	9/6/2022
	5,669	2,831	—	53.53	5/9/2023
	3,340	6,660	—	57.27	5/13/2024
	—	9,220	—	62.51	5/13/2025
W. Preston Hutchings (5)	15,750	—	—	23.71	5/11/2017	36,159	2,522,090	—	—
	18,000	—	—	23.10	5/9/2018
	15,300	—	—	19.29	5/6/2019
	16,500	—	—	25.01	5/5/2020
	16,800	—	—	33.91	5/6/2021
	16,800	—	—	38.58	5/9/2022
	—	16,100	—	42.65	11/12/2022
	8,368	4,179	—	53.53	5/9/2023
	3,340	6,660	—	57.27	5/13/2024
	—	9,220	—	62.51	5/13/2025
_________________________

(1)
Each of the above stock options and SARs, as applicable, vest in three equal annual installments commencing on the first anniversary of the grant date, except for the awards granted in November 2012 and 60,000 SARs and 25,000 SARs granted on September 6, 2012 to Messrs. Lyons and McElroy, respectively. Such awards will cliff vest on the fifth anniversary of the grant date. All of such options and SARs will expire 10 years from the date of grant, subject to the terms of the award agreements.

(2)
The above restricted share or unit awards vest in three equal annual installments commencing on the first anniversary of the grant date, except for the awards granted in November 2012 and 60,000 restricted shares and 25,000 restricted units granted on September 6, 2012 to Messrs. Lyons and McElroy, respectively. Such awards will cliff vest on the fifth anniversary of the grant date. In addition, Mr. McElroy’s awards granted in September 2012, May 2013, May 2014 and May 2015 were in the form of restricted common share units and will be settled in common shares after the termination of employment as provided in the award agreements. Mr. Lyons’ awards granted in May 2012 were also granted in the form of restricted common share units, a portion of such units will be settled in common shares after the termination of his employment as provided in the award agreements and the balance will be settled in common shares on the applicable future vesting dates.

(3)	Market value of unvested shares or units on an aggregate basis are valued as of December 31, 2015 in accordance with applicable SEC rules.

(4)
As of December 31, 2015, such stock option and SAR awards have been transferred other than for value to grantor retained annuity trusts, except for 119,927 stock option awards from the February 2006 grant and 66,216 SAR awards from the May 2009 grant, which are held directly by Mr. Iordanou.

(5)
Each stock option or SAR award (except for the stock option award granted on May 13, 2015) has been transferred other than for value to a company which is owned by a family trust, with Mr. Hutchings, his spouse and their children as beneficiaries.

Option Exercises and Stock Vested
The following table provides information concerning each exercise of stock options and each vesting of stock during fiscal year 2015 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Constantine Iordanou	—	—	78,328		4,905,057
Mark D. Lyons	67,750	2,872,111	18,670	(2)	1,197,693	(2)
Marc Grandisson	97,793	5,110,340	28,587		1,897,524
David H. McElroy	—	—	6,970	(2)	436,241	(2)
W. Preston Hutchings	18,000	946,854	13,118		821,505
_________________________

(1)	We computed the dollar amount realized upon vesting by multiplying the number of shares by the market value of the underlying shares on the vesting date.

(2)
Includes restricted common share units that vested and will be settled in common shares after the termination of Messrs. Lyons’ and McElroy’s employment as provided in their award agreements. See “Non-Qualified Deferred Compensation.”

Non-Qualified Deferred Compensation
The Company maintains tax-qualified and non-qualified defined contribution plans but does not maintain any defined benefit retirement or pension plans. The following table provides information with respect to our defined contribution plans that provide for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Constantine Iordanou	—		—		180,312	—		23,838,351	(1)
	—		—		564,493	—		3,697,029	(2)
Mark D. Lyons	—		—		(3,528)	7,424	(5)	1,543,244	(1)
	—		—		923,589	—		6,048,860	(2)
Marc Grandisson	—		—		—	—		—
David H. McElroy	700,037	(3)	48,575	(4)	(42,038)	—		2,323,014	(1)
			576,296	(2)	530,074	—		3,677,220	(2)
W. Preston Hutchings	—		—		—	—		—
_________________________

(1)
Includes the following amounts which we also included in the “Summary Compensation Table” for fiscal year 2015 or in prior years: Mr. Iordanou—$14,001,423; Mr. Lyons—$1,610,929; and Mr. McElroy—$1,999,514.

(2)
Indicates the value of restricted common share units that will be settled in common shares after the termination of employment (or December 31, 2017, if earlier, in the case of Mr. Iordanou) as provided in the applicable award agreements. The amounts indicated in the “Registrant Contributions in Last FY” column for Mr. McElroy are based on the closing price of ACGL’s common shares on the date of grant, May 13, 2015. Such amounts have been included in the “Summary Compensation Table” for fiscal year 2015 in the “Stock Awards” column. The amounts indicated in the “Aggregate Balance at Last FYE” column are based on the closing price of ACGL’s common shares on December 31, 2015 and have been included in the “Summary Compensation Table” for fiscal year 2015 or prior years: Mr. Iordanou—$500,000; Mr. Lyons—$2,155,217; and Mr. McElroy—$2,606,501.

(3)	This amount was deferred and is also included in the “Summary Compensation Table” in the “Salary” column for 2015 and the “Bonus” column for 2014.

(4)	All of such contributions by the Company are also included in the “Summary Compensation Table” for fiscal year 2015 in the “All Other Compensation” column.

(5)	The amount represents a distribution based on an irrevocable payout election made by the named executive officer in accordance with the terms of the deferred compensation plan.

The Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan. Under this plan, participants may defer eligible base salary in excess of the compensation limit imposed by the Code (“Excess Compensation”) (for 2015, base salary in excess of $265,000) and, with respect to the eligible named executive officers, the Company provides matching contributions on these deferrals in amounts equal to 100% of the first 3% of salary contributed to the plan and 50% of the next 3% of salary contributed to the plan. The Company also makes pension-like contributions on behalf of the eligible named executive officers in an amount equal to 10% of Excess Compensation. In addition, the named executive officers may defer up to 100% of annual bonus paid each year and these bonus deferral contributions are not eligible for matching contributions by the Company. Until distribution, the contributions and any earnings are held in an irrevocable trust known as a “rabbi trust” by an independent trustee, and the trust assets remain subject to the Company’s creditors. The participants may elect to have their contributions under the plan deemed to be invested among certain permissible mutual fund options. The plan provides that, as soon as practicable following retirement, death or other termination of employment, but subject to any delay required by the Code, all benefits under the plan will be distributed either in a single lump sum in cash or, if elected, in installments over a period not to exceed 10 years.
As indicated above, Section 457A of the Code generally prohibits U.S. taxpayers from deferring U.S. income tax on compensation attributable to services performed after December 31, 2008 for certain employers, including Bermuda-based employers such as ACGL and Arch Re (Bermuda). As a result, for periods on or after January 1, 2009, certain employees of ACGL and Arch Re (Bermuda), including Messrs. Iordanou, Lyons and Grandisson are no longer permitted to participate in the non-qualified defined contribution retirement plan. In addition, and as required by Section 457A, the non-qualified plan provides that compensation that has been previously deferred by these employees other than Mr. Lyons will be distributed on or before December 31, 2017. In lieu of pension and matching contributions previously provided to these former participants through the non-qualified plan, we have provided comparable benefits to these participants in the form of current cash payments, subject to tax. Such cash payments have been included in the “Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2015, 2014 and 2013.
Employment Arrangements
Set forth below is a summary of the material terms of the employment arrangements with each of the named executive officers.
Constantine Iordanou
ACGL and Constantine Iordanou entered into an employment agreement, as amended, pursuant to which Mr. Iordanou agreed to serve as ACGL’s Chief Executive Officer for a term that will end on March 31, 2018.
Mr. Iordanou’s employment agreement provides for an annual base salary of $1,000,000, which has remained unchanged since 2002 and is subject to review annually for increase at the discretion of the Board of Directors. Mr. Iordanou is eligible to participate in an annual bonus plan on terms established from time to time. The target rate for the annual cash bonus is 100% of his annual base salary. Mr. Iordanou is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance; the cost of preparation of annual tax returns and associated tax planning on a basis no less favorable than such arrangements provided to similarly situated senior executives residing in Bermuda; and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expense reimbursement, payroll tax reimbursements and automobile allowance. Since Mr. Iordanou previously relocated to Bermuda, his employment agreement also provides for the use of any private aircraft owned or leased by the Company or such other reasonably comparable air transportation for travel between Bermuda and the United States. In addition, Mr. Iordanou is entitled to an amount equal to the excess, if any, of the amount of income and employment taxes payable by him to Bermuda and any other governmental taxing authority for the applicable taxable year over the amount that would have been payable by him had he resided for the entire taxable year in the State of the United States with respect to which he files a state income tax return as a resident for the year. The intent of this provision is that ACGL will reimburse Mr. Iordanou for additional taxes imposed on him arising from his working and residing in Bermuda as described in footnote 3 in the “Summary Compensation Table.” The agreement also provides that, during the employment period, ACGL will use its best efforts to cause Mr. Iordanou to be elected to our Board of Directors.
The agreement provides that if Mr. Iordanou’s employment is terminated due to his death, his estate will receive a prorated portion of his bonus that would have been paid for the year of his death and an amount equal to two times the sum of his base salary and target annual bonus payable in a lump sum, but offset by life insurance proceeds received by his estate from coverage provided by the Company. His agreement also provides that if his employment is terminated due to his permanent disability, he will receive a prorated portion of his bonus that would have been paid for the year in which he becomes disabled, as determined by the Board of Directors. The agreement further provides that if we terminate Mr. Iordanou’s employment without cause or he resigns for good reason, he will receive a prorated portion of his bonus that would have been paid for the year of his termination and an amount equal to two times the sum of his base salary and target annual bonus payable in 18 equal installments, the first nine of which will be paid monthly over nine months and the last nine of which will be paid in a lump sum on the nine-month anniversary of termination (subject to six month deferral as required under Section 409A of the Code). Mr. Iordanou’s and his spouse’s major medical insurance coverage benefits pursuant to his employment agreement will continue for 18 months after the date of termination in the event that (1) his employment ends due to death or permanent disability, (2) he is terminated other than for cause, (3) he resigns for good reason (or until such time as he has major medical insurance coverage under the plan of another employer) or (4) his employment ends due to the expiration of the term on March 31, 2018. The agreement also provides that if Mr. Iordanou’s employment is terminated by us for cause or he resigns other than for good reason, he will receive his base salary through the date of termination.
Mr. Iordanou has agreed that, during the employment period and for the period of 18 months after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist as of the date of termination, within any geographical area in which ACGL or any of its subsidiaries engage in such businesses. If we terminate Mr. Iordanou’s employment without cause or he terminates for good reason, the term of his non-competition period will extend only as long as he is receiving severance benefits provided for under his employment agreement under such circumstances. However, in the event of termination due to expiration of the term of the agreement on March 31, 2018 or by reason of Mr. Iordanou’s resignation other than for good reason, the non-competition period will continue beyond his termination date for up to 18 months only if the Company so elects and (1) pays Mr. Iordanou an amount equal to two times the sum of his annual base salary and target annual bonus (prorated for the period selected by the Company) in 18 equal installments, the first 12 of which will be paid monthly and continuing monthly thereafter through the month that includes the first anniversary of the separation from service and the last six of which will be paid on the first anniversary of the separation from service (subject to six month deferral as required under Section 409A of the Code); and (2) provides medical benefits for the selected period. Mr. Iordanou also agreed that he will not, for an 18-month period following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.
In addition, in the event of a change in control, the agreement provides that any payments contingent on a change of control that would be subject to the excise tax imposed by Section 4999 of the Code will be reduced by an amount equal to the smallest amount possible such that no payment would be subject to such excise tax; provided that if, without any reduction in payments, the net amount retained by Mr. Iordanou, after subtracting from the payments otherwise to be made all taxes imposed thereon, would exceed the after-tax amount that would be retained by him after the reduction described above, then no reduction in payments will be made. In no event will Mr. Iordanou receive a gross-up payment for excise taxes payable under Section 4999 of the Code. The agreement also provides for indemnification of Mr. Iordanou to the fullest extent permitted by applicable law and the Company’s governing instruments in connection with suits or proceedings arising by reason of the fact that he is or was a director, officer or employee of the Company. The Company has also agreed to pay reasonable legal fees incurred by Mr. Iordanou as result of any dispute or contest with the Company regarding the agreement, unless the Company substantially prevails on all material causes of action in the dispute or contest.
Mark D. Lyons
ACGL and Mr. Lyons entered into an employment agreement with a term extending through September 1, 2016. The agreement will be automatically extended for additional one-year periods, unless we or Mr. Lyons gives notice at least 180 days prior to the expiration of the original term or any extended term. The agreement provides for a specified annual base salary, and the target rate for the annual cash bonus is 100% of the annual base salary. Mr. Lyons is eligible to receive annual cash bonuses and share-based awards at the discretion of the Board and is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance, the cost of preparation of annual tax returns and associated tax planning, and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses, payroll tax reimbursements and automobile allowance. His agreement also provides that the Company will reimburse him, on an after-tax basis, for his reasonable expenses incurred in traveling between Bermuda and the United States. In addition, Mr. Lyons is entitled to an amount equal to the excess, if any, of the amount of income and employment taxes payable by him to Bermuda, Illinois and any other governmental taxing authority over the amount that would have been payable by him had he resided in Illinois for the entire calendar year. The intent of this provision is that ACGL will reimburse Mr. Lyons for additional taxes imposed on him arising from his working and residing in Bermuda as described in footnote (4) in the “Summary Compensation Table.” In addition, upon the termination of his employment for any reason, ACGL will reimburse him for reasonable expenses incurred by him for the cost of relocating his household items to the United States and airfare for Mr. Lyons and his family to return to the United States.
The agreement provides that if Mr. Lyons’ employment is terminated without cause or for good reason, he will be entitled to receive an amount equal to: the greater of (1) 18 months of his base salary and (2) the total remaining base salary for the employment period which would have been paid to him under his employment agreement if the employment period had not been so terminated, payable over 12 months. The agreement also provides that if Mr. Lyons’ employment is terminated for cause, as a result of his resignation or leaving employment other than for good reason, as a result of death or permanent disability, or by written notice of the intention not to renew the agreement by us or Mr. Lyons, he (or his estate) will be entitled to receive his base salary through the date of termination. The agreement further provides that if Mr. Lyons’ employment is terminated by reason of death or permanent disability, he (or his estate) will also be entitled to receive a prorated portion of his target annual bonus (offset by any proceeds received from any insurance coverages provided by the Company), such amount would be paid to him by no later than March 15th of the calendar year following the calendar year of such termination of employment. For such purposes, the annual bonus will not be less than the average annual bonus received for the preceding three years. Mr. Lyons’ major medical insurance coverage benefits pursuant to his employment agreement will continue for 12 months after the date of termination (or until he is provided by another employer with benefits substantially comparable, with no pre-existing condition limitations, to the benefits provided by such plan) in the event that (a) his employment ends due to permanent disability, (b) he is terminated other than for cause or (c) he resigns for good reason.
Mr. Lyons has agreed that, during the employment period and for a period of one year after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. Mr. Lyons also agreed that he will not, for a period of one year following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.
Marc Grandisson
Under an employment agreement, Marc Grandisson serves as President and Chief Operating Officer of ACGL. The terms of his employment provide for a specified annual base salary. The annual base salary is subject to review annually for increase at the discretion of the Board of Directors. The target rate for the annual cash bonus for Mr. Grandisson is 100% of his annual base salary. Mr. Grandisson is eligible to receive annual cash bonuses and share-based awards at the discretion of our Board of Directors. Mr. Grandisson is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses, payroll tax reimbursements and automobile allowance. His agreement also provides that the Company will reimburse him, on an after-tax basis, for his reasonable expenses incurred in traveling between Bermuda and Canada. The current term of his employment agreement ends on December 31, 2016, but we or Mr. Grandisson may terminate his employment at any time. The agreement will be automatically extended for additional one-year periods, unless we or Mr. Grandisson gives notice at least 60 days prior to the expiration of the original term or any extended term.
The agreement provides that if the employment of Mr. Grandisson is terminated without cause or for good reason, he will be entitled to receive an amount equal to his annual base salary over a 12-month period. Mr. Grandisson’s major medical insurance coverage benefits pursuant to his employment agreement will continue for 12 months after the date of termination (or until he is provided by another employer with benefits substantially comparable, with no pre-existing condition limitations, to the benefits provided by such plan) in the event that (1) his employment ends due to permanent disability, (2) he is terminated other than for cause or (3) he resigns for good reason. If Mr. Grandisson’s employment is terminated for cause or if he resigns without good reason or as a result of his death or disability, he (or his estate) will receive his annual base salary to the date of such termination.
Mr. Grandisson agreed that, during the employment period and for the period of two years after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. The non-competition period will be one year following termination if we terminate his employment without cause, he terminates for good reason or he or the Company gives notice of intent not to extend his employment term in accordance with the employment agreement. Mr. Grandisson also agreed that he will not, for a period of two years following termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.
David H. McElroy
Under an employment agreement, David H. McElroy serves as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group and Chairman and Chief Executive Officer of Arch Insurance Group. The terms of his employment provide for a specified annual base salary. The annual base salary is subject to review annually for increase at the discretion of the Board of Directors. The target rate for the annual cash bonus for Mr. McElroy is 100% of his annual base salary. Mr. McElroy is eligible to receive annual cash bonuses and share-based awards at the discretion of our Board of Directors. Mr. McElroy is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance and other fringe benefits customarily provided to similarly situated senior executives. The employment agreement also provides that Mr. McElroy will be entitled to cash payments equal to the cash payment amounts (if any) he would have received from the employer for whom he last worked prior to his employment by the Company, under such former employer’s plans for specified accident years 2000 through 2008 as and when such payments would have been determined pursuant to the former employer’s plans. The current term of his employment agreement ends on July 25, 2015, but Arch Insurance Group or Mr. McElroy may terminate his employment at any time. The agreement will be automatically extended for additional one-year periods, unless Arch Insurance Group or Mr. McElroy gives written notice at least 90 days prior to the expiration of the original term or any extended term.
The agreement provides that if the employment of Mr. McElroy is terminated without cause or for good reason, he will be entitled to receive an amount equal to the sum of his annual base salary and a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date of termination, payable over a 12-month period. Mr. McElroy’s major medical insurance coverage benefits pursuant to his employment agreement will continue for 12 months after the date of termination (or until he is provided by another employer with benefits substantially comparable, with no pre-existing condition limitations, to the benefits provided by such plan) in the event that (1) his employment ends due to permanent disability, (2) he is terminated other than for cause or (3) he resigns for good reason. If Mr. McElroy’s employment is terminated for cause or if he resigns without good reason or as a result of his death or disability, he (or his estate) will receive his annual base salary to the date of such termination.
Mr. McElroy agreed that, during the employment period and for the period of two years after termination of employment, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. The non-competition period will be one year following termination if we terminate his employment without cause, he terminates for good reason or he or the Company gives notice of intent not to extend his employment term in accordance with the employment agreement. Mr. McElroy also agreed that he will not, for a period of two years following termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.
W. Preston Hutchings
W. Preston Hutchings serves as President of Arch Investment and Senior Vice President and Chief Investment Officer of ACGL. The terms of his employment provide for a specified annual base salary. The annual base salary is subject to review annually for increase at the discretion of the Board of Directors. The target rate for the annual cash bonus for Mr. Hutchings is 100% of his annual base salary. Mr. Hutchings is eligible to receive an annual cash bonus and share-based awards at the discretion of the Board of Directors and to participate in our employee benefit programs. The Company or Mr. Hutchings may terminate his employment at any time. In the event that Mr. Hutchings’ employment is terminated by ACGL not for cause or by him for good reason, ACGL will pay to him an amount equal to his annual base salary over a period of 12 months. In addition, Mr. Hutchings also agreed that he will not, for a period of one year following termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.
Share-Based Award Agreements
Our long-term incentive share award plans provide for the grant to eligible employees and directors of stock options, SARs, restricted shares, restricted share units payable in common shares or cash, share awards in lieu of cash awards, dividend equivalents, performance shares and performance units and other share-based awards.
To date, the Company has provided grants in the form of stock options, SARs, restricted common shares and restricted common share units. Share-based awards granted to employees vest over a prescribed period, motivating executives to remain with us and sustain high corporate performance in order to increase the value of such awards. Our share-based awards typically provide for vesting over three years, and our 2015 Long Term Incentive and Share Award Plan generally requires, at minimum, one year vesting, exercisability and distribution provisions for share-based awards granted under it. Subject to exceptions for death, disability and change in control, our 2015 Long Term Incentive and Share Award Plan prohibits the exercise of discretion to accelerate vesting of awards. The May 2015 annual grants outlined in the “Grants of Plan-Based Awards” table will vest over a three-year period, which the Company believes is consistent with the Company’s objectives to retain management and to align further the interests of management and the Company’s shareholders. Options and SARs awarded to executives are granted at the closing price of the shares on the date of grant and, subject to the award agreements, will expire 10 years from the grant date. In the event that an employee’s employment terminates due to his/her death or permanent disability, unvested awards would generally vest, and the employee or his/her estate may exercise the options and SARs for a period of three years. In the event that an employee’s employment is terminated by the Company for cause, all unvested restricted shares would be forfeited and all unvested and vested and unexercised options and SARs would be forfeited. In the event that an employee’s employment terminates (other than for cause) after retirement age, unvested awards would continue to vest on the schedule set forth in the applicable agreement so long as the employee does not engage in a competitive activity. If the employee does engage in a competitive activity, then any unvested awards would be forfeited and the holder would have a reduced period in which to exercise vested options and SARs.
Double Trigger Change-in-Control Provision
The award agreements for the named executive officers provide that, in the event that the employee’s employment is terminated by the Company other than for cause or by the employee for good reason within two years following the consummation of a change in control, unvested awards would immediately vest, and the options and SARs would have a remaining term of 90 days from termination. In the event of termination for any reason other than as indicated above in this section, all unvested awards would be forfeited, and the holder may exercise vested options and SARs for a period of 90 days from termination. The foregoing description is qualified in its entirety by reference to the award agreements.

Termination Scenarios—Potential Payments
The following table provides information on the various payments and benefits that each named executive officer would have been entitled to receive if his last day of employment with the Company had been December 31, 2015 under the various circumstances presented. Please refer to the descriptions of our employment agreements and share-based award agreements, which outline these potential payments and benefits (see “Employment Arrangements” and “Share-Based Award Agreements”).

Name	Voluntary ($)		For Cause ($)	Death ($)	Disability ($)	Without Cause or For Good Reason (as applicable) ($)	Without Cause or For Good Reason (as applicable) following a Change in Control ($)
Constantine Iordanou
Cash Severance (1)	—		—	5,000,000	1,000,000	5,000,000	5,000,000
Accelerated Vesting of Share-Based Awards (2)	—	(4)	—	9,954,997	9,954,997	—	9,954,997
Health & Welfare (3)	—		—	30,589	30,589	30,589	30,589
Total	—		—	14,985,586	10,985,586	5,030,589	14,985,586
Mark D. Lyons
Cash Severance (5)	—		—	1,116,667	1,116,667	1,050,000	1,050,000
Accelerated Vesting of Share-Based Awards (2)	—	(4)	—	7,693,762	7,693,762	3,578,400	7,693,762
Health & Welfare (3)	—		—	—	14,401	14,401	14,401
Total	—		—	8,810,429	8,824,830	4,642,801	8,758,163
Marc Grandisson
Cash Severance (6)	—		—	—	—	775,000	775,000
Accelerated Vesting of Share-Based Awards (2)	—		—	7,245,627	7,245,627	1,952,496	7,245,627
Health & Welfare (3)	—		—	—	31,791	31,791	31,791
Total	—		—	7,245,627	7,277,418	2,759,287	8,052,418
David H. McElroy
Cash Severance (7)	—		—	—	—	1,200,000	1,200,000
Accelerated Vesting of Share-Based Awards (2)	—	(4)	—	3,985,927	3,985,927	1,491,000	3,985,927
Health & Welfare (3)	—		—	—	20,897	20,897	20,897
Total	—		—	3,985,927	4,006,824	2,711,897	5,206,824
W. Preston Hutchings
Cash Severance (8)	—		—	—	—	450,000	450,000
Accelerated Vesting of Share-Based Awards (2)	—	(4)	—	3,176,099	3,176,099	935,571	3,176,099
Health & Welfare	—		—	—	—	—	—
Total	—		—	3,176,099	3,176,099	1,385,571	3,626,099
_________________________

(1)
In the case of termination (i) due to death, (ii) by the Company without cause or (iii) by the executive for good reason, Mr. Iordanou (or his estate) will be entitled to receive a prorated target bonus based on the termination date plus two times the sum of his base salary and target annual bonus, with such amounts payable (A) in a lump sum as soon as practicable following death but offset by life insurance proceeds received by his estate from coverage provided by the Company and (B) except as otherwise required to be deferred for six months under Section 409A of the Code, over a nine-month period for the other cases as provided in his employment agreement. In the case of termination due to disability, Mr. Iordanou will be entitled to receive a prorated bonus based on the termination date.

(2)
Represents the intrinsic value (i.e., the value based upon the Company’s closing share price on December 31, 2015 or in the case of stock options/SARs, the excess of the closing price over the exercise price) of accelerated vesting of certain unvested share-based awards as of December 31, 2015 under the various circumstances presented. With respect to the off-cycle grants made in

2012, which vest in 2017, upon the termination by the Company without cause or by the executive for good reason (other than following a change in control), a pro-rata portion of such award will vest. See “Employment Arrangements” and “Share-Based Award Agreements.”

(3)	Represents the employer cost relating to the continuation of medical insurance coverage under the terms described in each executive’s employment agreement for the various circumstances presented.

(4)
Since Messrs. Iordanou, Lyons, McElroy and Hutchings are of retirement age (as defined in our plans), any unvested restricted shares/units and unvested stock options/SARs will continue to vest according to the vesting schedule and, in the case of stock options/SARs, the options/SARs will continue to have the full exercise period of 10 years from the date of grant, so long as they do not engage in a competitive activity (as defined in the award agreement). In the event the executives engage in a competitive activity (as defined in the award agreement) following retirement, unvested awards will be forfeited and the exercise periods for vested options/SARs would be reduced. With respect to the award granted to Mr. Hutchings on November 12, 2012, which will vest on the fifth anniversary of the grant, service is required for Mr. Hutchings to retain the award. Specifically, if Mr. Hutchings retires prior to the fifth anniversary of the grant date, he would receive a pro-rated portion of the award based on the number of full years of service during the vesting period, and Mr. Hutchings would receive the vested portion at the end of the five-year vesting period.

(5)
In the case of termination by the Company due to death or disability, Mr. Lyons (or his estate) will receive a prorated bonus based on the termination date. For such purposes, the annual bonus will not be less than the average annual bonus received for the preceding three years. In the case of termination by the Company without cause or by the executive for good reason, Mr. Lyons will be entitled to receive an amount equal to the greater of (i) 18 months of base salary and (ii) the total remaining base salary payable under his agreement, except as otherwise required to be deferred for six months under Section 409A of the Code, in equal monthly installments.

(6)	In the case of termination by the Company without cause or by the executive for good reason, Mr. Grandisson will be entitled to receive 12 months of base salary payable in equal monthly installments.

(7)
In the case of termination by the Company without cause or by the executive for good reason, Mr. McElroy will be entitled to receive an amount equal to the sum of (i) his annual base salary and (ii) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date of termination. Such amounts will be paid in 12 equal installments as provided in his employment agreement, except as otherwise required to be deferred for six months under Section 409A of the Code.

(8)	In the case of termination by the Company without cause or by the executive for good reason, Mr. Hutchings will be entitled to receive 12 months of base salary payable in equal monthly installments.

Director Compensation
The table below provides information concerning the compensation of our directors for fiscal year 2015. The Company’s Board is led by our chairman, Constantine Iordanou, who is also the chief executive officer of the Company. Please refer to the “Summary Compensation Table” for Mr. Iordanou’s compensation.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
John L. Bunce, Jr.	125,523		74,990	—	—	—	50,000		250,513
Eric W. Doppstadt	117,523		74,990	—	—	—	—		192,513
Kewsong Lee	132,023		74,990	—	—	—	50,000		257,013
Yiorgos Lillikas	147,023		74,990	—	—	—	—		222,013
James J. Meenaghan	5,523		—	—	—	—	34,484		40,007
Deanna M. Mulligan	122,023		74,990	—	—	—	50,000		247,013
Louis J. Paglia	157,010		74,990	—	—	—	50,000		282,000
John M. Pasquesi	127,023		74,990	—	—	—	50,000		252,013
Brian S. Posner	183,023		74,990	—	—	—	50,000		308,013
Eugene S. Sunshine	157,010		74,990	—	—	—	13,000		245,000
John D. Vollaro	682,000	(4)	—	—	—	—	72,710	(5)	754,710
_________________________

(1)
Each non-employee member of our Board of Directors is entitled to receive an annual cash retainer fee in the amount of $100,000 (commencing May 2016, the annual retainer will be $125,000). Each such director may elect to receive this retainer fee in the form of common shares instead of cash. If so elected, the number of shares distributed to the non-employee director would be equal to 100% of the amount of the annual retainer fee otherwise payable divided by the fair market value of our common shares. Each non-employee director also receives a meeting fee of $2,500 for each Board meeting attended and $1,500 for each committee meeting attended. In addition, each non-employee director serving as chairman of the audit committee receives an annual fee of $50,000, and other members of the audit committee receive an annual fee of $25,000. Each non-employee director serving as a chairman of a committee other than the audit committee receives an annual fee of $5,000 (commencing May 2016, the annual fee for the chairman of the finance, investment and risk committee will be $15,000 and the chairmen of the other committees will be $10,000). Accordingly, this column includes the annual retainer (whether paid in cash or, at the election of the director, in common shares), meeting fees and committee chairman and retainer fees, as applicable. For the 2015-2016 annual period, Messrs. Doppstadt, Paglia and Sunshine received their annual retainer fees in the form of cash and Ms. Mulligan and Messrs. Bunce, Lee, Lillikas, Pasquesi and Posner received their annual retainers in the form of 1,601 common shares. Mr. Meenaghan retired from the Board of Directors in 2015.

(2)
Each year, the non-employee directors are granted a number of restricted shares equal to $75,000 divided by the closing price on the date of grant (i.e., the first day of the annual period of compensation for the non-employee directors), and such shares vest on May 1st of the following year. The grant date fair value indicated in the table has been calculated in accordance with FASB ASC Topic 718 Compensation—Stock Compensation. On May 7, 2015, Ms. Mulligan and Messrs. Bunce, Doppstadt, Lee, Lillikas, Paglia, Pasquesi, Posner and Sunshine received 1,201 restricted common shares. All of such shares will vest on May 1, 2016.

The aggregate number of share awards outstanding (i.e., unvested) as of December 31, 2015 for Ms. Mulligan and Messrs. Bunce, Doppstadt, Lee, Lillikas, Paglia, Pasquesi, Posner and Sunshine was 1,201 common shares. In addition, as of December 31, 2015, Mr. Vollaro had 224,250 outstanding stock options/SARs, which were awarded while he was chief financial officer of the Company. For additional information on ownership of the Company’s securities, please refer to “Security Ownership of Certain Beneficial Owners and Management.”

(3)
The amounts in the “All Other Compensation” column for Ms. Mulligan and Messrs. Bunce, Lee, Paglia, Pasquesi, Posner, and Sunshine include matching gifts made under the Company’s matching gift program. For Mr. Meenaghan, the amount represents the value of his retirement gift.

(4)
Mr. Vollaro is a senior advisor and an employee of the Company. Mr. Vollaro’s employment agreement provides that he receives an annual base salary of $250,000 and a bonus determined by the compensation committee and the Board of Directors for his role as senior advisor of the Company. For 2015, Mr. Vollaro received a cash bonus of $432,000. In addition, Mr. Vollaro serves as chairman of the underwriting and oversight committee and is a member of the finance, investment and risk committee of the Board. A description of Mr. Vollaro’s employment agreement is included below.

(5)
The amount for Mr. Vollaro includes: (a) $32,500 in contributions to our defined contribution plans and (b) $5,563, which represents an additional payment to reimburse Mr. Vollaro for the approximate amount of additional tax liability for club dues. In addition, the total amount also includes the payment for club dues, life insurance premiums and tax preparation services, which did not exceed the greater of $25,000 or 10% of the total amount of these benefits for Mr. Vollaro.

In addition to the above arrangements, all non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees. Directors who are also employees of ACGL or its subsidiaries receive no cash compensation for serving as directors or as members of Board committees. The Company also provides a matching gift program pursuant to which the Company matches eligible contributions by non-employee directors to qualified charitable organizations. During 2015, the Company made an aggregate of approximately $313,000 in matching contributions on behalf of the non-employee directors.
Employment Agreement of John D. Vollaro
ACGL and John Vollaro entered into an employment agreement with a term extending through April 1, 2017. The employment period will continue on the same terms and conditions for an indefinite period until terminated by either party by providing at least six months’ prior written notice to the other party. Pursuant to the agreement, Mr. Vollaro has served as Senior Advisor of ACGL since April 1, 2009. Mr. Vollaro’s base salary is paid at the rate $250,000 per annum, and the target rate for the annual cash bonus is 100% of the annual base salary. Mr. Vollaro is eligible to receive annual cash bonuses and share-based awards at the discretion of ACGL’s Board of Directors and is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance, the cost of preparation of annual tax returns and associated tax planning, and other fringe benefits customarily provided to similarly situated senior executives. His agreement also provides that the Company will reimburse him, on an after-tax basis, for his reasonable expenses incurred in traveling between Bermuda and the United States.
The agreement provides that if Mr. Vollaro’s employment is terminated without cause or for good reason, he will be entitled to receive an amount equal to the sum of the total remaining base salary and target annual bonus which would have been paid to Mr. Vollaro under his employment agreement for the period through the later of (a) the end of the original term of the agreement and (b) six months after the date of termination of employment (the “Severance Amount”). The Severance Amount would be payable over 12 months. The agreement also provides that if Mr. Vollaro’s employment is terminated for cause, as a result of his resignation or leaving employment other than for good reason, as a result of death or permanent disability, or by written notice of the intention not to renew the agreement by us or Mr. Vollaro, he (or his estate) will be entitled to receive his base salary through the date of termination. The agreement further provides that if Mr. Vollaro’s employment is terminated by reason of death or permanent disability, he (or his estate) will also be entitled to receive for the period extending through the remainder of the employment period, an amount equal to the Severance Amount, in each case, (i) offset by any proceeds received from any insurance coverages provided by the Company, and (ii) such amount, will be paid to him (or his estate) promptly upon death or permanent disability, as applicable, and in no event later than March 15 of the calendar year following the calendar year of such termination of employment. Mr. Vollaro’s major medical insurance coverage benefits pursuant to his employment agreement will continue for 12 months after the date of termination (or until he is provided by another employer with benefits substantially comparable, with no pre-existing condition limitations, to the benefits provided by such plan) in the event that (1) his employment ends due to permanent disability, (2) he is terminated other than for cause or (3) he resigns for good reason.
Mr. Vollaro has agreed that, during the employment period and for a period of two years after termination of employment for cause or as a result of his resignation or leaving employment other than for good reason, he will not compete with the businesses of ACGL or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Vollaro’s employment without cause or he terminates for good reason, the term of his non-competition period will extend for one year following termination. Mr. Vollaro also agreed that he will not, for a period of two years following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

Director Share Ownership Guidelines
In an effort to further align the interests of the non-employee directors with the interests of shareholders, the Company has adopted share ownership guidelines that require the directors to retain common shares having a value of at least three times the annual cash retainer fee payable to the director. Each non-employee director has five years to comply with the guidelines, and stock options, SARs and unvested restricted shares/units do not count toward the requirement. Until our non-employee directors meet their target ownership levels, they must retain an amount equal to 50% of the net profit shares received from Company equity awards until he or she has attained the applicable share ownership level. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock, or vesting and payout under restricted stock units and performance shares.
Security Ownership of Certain Beneficial Owners and Management
Common Shares
The following table sets forth information available to us as of March 8, 2016 with respect to the ownership of our voting shares by (1) each person known to us to be the beneficial owner of more than 5% of any class of our outstanding voting shares, (2) each director and named executive officer of ACGL and (3) all of the directors and executive officers of ACGL as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

Common Shares
Name and Address of Beneficial Owner	(A) Number of Common Shares Beneficially Owned(1)	(B) Rule 13d-3 Percentage Ownership(1)
Artisan Partners Holdings LP (2) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	19,611,180	16.1%
Cascade Investment, L.L.C. (3) 2365 Carillon Point Kirkland, Washington 98033	11,511,099	9.4%
Baron Capital Group, Inc. (4) 767 Fifth Avenue New York, New York 10153	8,911,643	7.3%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	8,012,012	6.6%
BlackRock Inc. (6) 55 East 52nd Street New York, NY 10022	7,525,953	6.2%
FPR Partners, LLC (7) 199 Fremont Street, Suite 2500 San Francisco, CA 94105	6,743,574	5.5%
Constantine Iordanou (8)	3,403,185	2.7%
John L. Bunce, Jr. (9)	683,122	*
Eric W. Doppstadt (10)	12,781	*
Kewsong Lee (11)	241,504	*
Yiorgos Lillikas (12)	14,723	*
Deanna M. Mulligan (13)	8,677	*
Louis J. Paglia (14)	2,291	*
John M. Pasquesi (15)	1,750,788	1.4%
Brian S. Posner (16)	17,539	*
Eugene S. Sunshine (17)	2,291	*
John D. Vollaro (18)	241,685	*
Mark D. Lyons (19)	255,024	*
Marc Grandisson (20)	763,927	*
W. Preston Hutchings (21)	322,217	*
David H. McElroy (22)	82,998	*
All directors and executive officers (16 persons) (23)	7,922,272	6.3%
_________________________
*    Denotes beneficial ownership of less than 1%

(1)
Pursuant to Rule 13d-3 promulgated under the Exchange Act, amounts shown include common shares that may be acquired by a person within 60 days of March 8, 2016. Therefore, column (B) has been computed based on (a) 122,085,692 common shares actually outstanding as of March 8, 2016; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within 60 days of March 8, 2016 upon the exercise of options held only by such person. All references to “options” in the above table and the related footnotes include SARs, as applicable.

(2)
Based on a Schedule 13G/A filed with the SEC on February 2, 2016 jointly by Artisan Partners Limited Partnership (“APLP”), Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Partners Asset Management Inc. (“APAM”) and Artisan Partners Funds, Inc. (“Artisan Funds”). APLP is an investment advisor, and Artisan Funds is an investment company. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments. Artisan Investments is the general partner of APLP, and APAM is the general partner of Artisan Holdings. The Schedule 13G/A reported that the common shares have been acquired on behalf of discretionary clients of APLP, which holds 19,611,180 common shares, including 8,970,476 common shares on behalf of Artisan Funds. In addition, the Schedule 13G/A reported that (a) APLP, Artisan Investments, Artisan Holdings and APAM each has shared voting with respect to 17,863,954 common shares and shared dispositive power with respect to 19,611,180 common shares and (b) Artisan Funds has shared voting and dispositive power with respect to 8,970,476 common shares.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2013 jointly by Cascade Investment, L.L.C. (“Cascade”) and William H. Gates III. In the Schedule 13G/A, it is reported that Cascade has sole voting and dispositive power with respect to 11,511,099 common shares. In addition, all common shares held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2016 jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively, the “Baron Group”). In the Schedule 13G, the Baron Group reported that BAMCO and BCM are subsidiaries of BCG, and Ronald Baron owns a controlling interest in BCG. In addition, the Schedule 13G/A reported that (a) BCG has shared voting power with respect to 8,556,643 common shares and shared dispositive power with respect to 8,911,643 common shares; (b) BAMCO has shared voting power with respect to 8,122,916 common shares and shared dispositive power with respect to 8,477,916 common shares; (c) BCM has shared voting power with respect to 433,727 common shares and shared dispositive power with respect to 433,727 common shares; and (d) Ronald Baron has shared voting power with respect to 8,556,643 common shares and shared dispositive power with respect to 8,911,643 common shares.

(5)
Based on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”). In the Schedule 13G/A it is reported that Vanguard has shared dispositive power with respect to 130,073 common shares, sole voting power with respect to 119,193 shares, shared voting power with respect to 12,200 common shares and sole dispositive power with respect to 7,881,939 common shares.

(6)
Based on a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock Inc. (“BlackRock”). In the Schedule 13G/A, it is reported that BlackRock has sole voting power with respect to 6,477,281 common shares and sole dispositive power with respect to 7,525,953 common shares.

(7)
Based on a Schedule 13G filed with the SEC on February 16, 2016 jointly by FPR Partners, LLC (“FPR”), Andrew Raab and Bob Peck. In the Schedule 13G, it is reported that FPR, Andrew Raab and Bob Peck each have shared voting and shared dispositive power with respect to 6,743,574 common shares.

(8)
Amounts in columns (A) and (B) reflect (a) 287,030 common shares owned directly by Mr. Iordanou (including 123,688 restricted shares, which are subject to vesting); (b) 593,245 common shares owned by limited liability companies, for which Mr. Iordanou serves as the managing member for the benefit of members of his family; (c) 360,190 common shares, which are held by two grantor retained annuity trusts; (d) stock options and SARs with respect to 310,966 common shares that are exercisable currently or within 60 days of the date hereof; (e) stock options and SARs with respect to 1,840,138 common shares that are exercisable currently or within 60 days of the date hereof, which are held by three grantor retained annuity trusts; and (f) 11,616 common shares owned by Mr. Iordanou’s child. Amounts do not include (a) stock options and SARs with respect to 123,688 common shares that are not exercisable within 60 days of the date hereof, which are held by two grantor retained annuity trusts and (b) 53,004 restricted common share units that will be settled in common shares after the termination of Mr. Iordanou’s employment (or, if earlier, December 31, 2017) as provided in the award agreement. Mr. Iordanou disclaims beneficial ownership of all shares owned by his child and 393,299 shares held by trusts for certain of his children. Mr. Iordanou holds a security agreement with respect to 163,342 common shares, which are owned directly by him.

(9)	Amounts in columns (A) and (B) reflect 683,122 common shares owned directly by Mr. Bunce.

(10)	Amounts in columns (A) and (B) reflect 12,781 common shares owned directly by Mr. Doppstadt.

(11)	Amounts in columns (A) and (B) reflect 241,504 common shares owned directly by Mr. Lee.

(12)	Amounts in columns (A) and (B) reflect (a) 14,638 common shares owned directly by Mr. Lillikas and (b) 85 common shares owned by his child.

(13)	Amounts in columns (A) and (B) reflect 8,677 common shares owned directly by Ms. Mulligan.

(14)	Amounts in columns (A) and (B) reflect 2,291 common shares owned directly by Mr. Paglia.

(15)
Amounts in columns (A) and (B) reflect (a) 669,381 common shares owned by Otter Capital LLC, for which Mr. Pasquesi serves as the Managing Member; (b) 1,027,691 common shares owned indirectly by revocable trusts for which Mr. Pasquesi and his spouse are the trustees; (c) 52,515 common shares owned indirectly by a family limited partnership; and (d) 1,201 common shares owned directly by Mr. Pasquesi. In addition, 529,927 common shares held by the trusts and by the family limited partnership are subject to a security agreement, which is not currently being utilized. This security agreement provides for a secured loan of up to 30% of the total market value of the common shares subject to the security agreement.

(16)	Amounts in columns (A) and (B) reflect 17,539 common shares owned directly by Mr. Posner.

(17)	Amounts in columns (A) and (B) reflect 2,291 common shares owned directly by Mr. Sunshine.

(18)
Amounts in columns (A) and (B) reflect (a) 137,435 common shares owned by a revocable trust for which Mr. Vollaro serves as trustee and (b) stock options and SARs with respect to 104,250 common shares that are exercisable currently.

(19)
Amounts in columns (A) and (B) reflect (a) 111,374 common shares owned directly by Mr. Lyons (including 81,502 restricted shares, which are subject to vesting) and (b) stock options and SARs with respect to 143,650 common shares that are exercisable currently or within 60 days of the date hereof. Amounts do not include (a) stock options and SARs with respect to 81,502 common shares that are not exercisable within 60 days of the date hereof; and (b) 86,722 restricted common share units, which will be settled in common shares after the termination of Mr. Lyons’ employment as provided in the award agreements.

(20)
Amounts in columns (A) and (B) reflect (a) 573,952 common shares owned directly by Mr. Grandisson (including 82,762 restricted shares, which are subject to vesting); (b) 660 common shares owned by his spouse; and (c) stock options and SARs with respect to 189,315 common shares that are exercisable currently or within 60 days of the date hereof. Amounts do not include stock options and SARs with respect to 82,762 common shares that are not exercisable within 60 days of the date hereof.

(21)
Amounts in columns (A) and (B) reflect (a) 36,159 common shares owned directly by Mr. Hutchings, which are subject to vesting; (b) 175,000 common shares held by a company which is owned by a family trust, with Mr. Hutchings, his spouse and their children as beneficiaries (the “Trust”); (c) 200 common shares indirectly owned by Mr. Hutchings’ children and (d) stock options and SARs with respect to 110,858 common shares that are exercisable currently or within 60 days of the date hereof. Amounts do not include stock options and SARs with respect to 36,159 common shares issuable upon exercise of stock options that are not exercisable within 60 days of the date hereof. All of Mr. Hutchings’ option and SAR amounts are held by the Trust, except for his May 13, 2015 stock option award which is owned directly.

(22)
Amounts in columns (A) and (B) reflect (a) 31,389 common shares owned directly by Mr. McElroy and (b) stock options and SARs with respect to 51,609 common shares that are exercisable currently or within 60 days of the date hereof. Amounts do not include (a) stock options and SARs with respect to 43,711 common shares that are not exercisable within 60 days of the date hereof; and (b) 52,720 restricted common share units (including 43,711 restricted common share units, which are subject to vesting) and will be settled in common shares after the termination of Mr. McElroy’s employment as provided in the award agreements.

(23)
In addition to securities beneficially owned by the directors and the named executive officers reflected in the table, includes an aggregate of 119,520 common shares, including common shares issuable upon exercise of stock options and SARs that are exercisable currently or within 60 days of the date hereof, which are beneficially owned by an additional executive officer who is not a director of ACGL.

Preferred Shares
The following table sets forth information available to us as of March 8, 2016 with respect to the ownership of our non-cumulative preferred shares by (1) each director and named executive officer of ACGL who owns such shares and (2) all of the directors and executive officers of ACGL as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Our preferred shares are not convertible into common shares, and the holders of the preferred shares do not have any voting rights (except under certain limited circumstances). For a description of the terms of our preferred shares, please see note 18, “Shareholders Equity,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report.

Preferred Shares
Name of Beneficial Owner	Number of Series C Preferred Shares Beneficially Owned	Percentage of Class Owned
Constantine Iordanou (1)	7,800	*
Brian S. Posner	7,500	*
W. Preston Hutchings (2)	4,000	*
All directors and executive officers (16 persons)	19,300	*
_________________________
*    Denotes beneficial ownership of less than 1%

(1)	6,000 of such preferred shares are directly owned by Mr. Iordanou and 1,800 preferred shares are owned by Mr. Iordanou’s spouse.

(2)	Such preferred shares are owned by a family trust, with Mr. Hutchings, his spouse and their children as beneficiaries.
Ownership of Watford Holdings Ltd. Shares
We, through certain of our subsidiaries, serve as insurance portfolio manager for Watford Re, a subsidiary of Watford and a privately held multi-line Bermuda reinsurance company. We also have an approximately 11% equity interest in Watford's common shares and the right to designate two members of Watford's five member board of directors. In addition, Watford has 9,065,200 cumulative redeemable preference shares outstanding with a liquidation preference of $25.00 per share. The preference shares are not convertible into or exchangeable for any other securities or property of Watford and do not have other general rights such as voting powers. For additional information about the terms of the preference shares, please see note 4, “Variable Interest Entity and Noncontrolling Interests,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report. We consolidate Watford’s financial results under applicable accounting principles. The following table sets forth information available to us as of March 8, 2016 with respect to the ownership of common and preferred shares of Watford, by (1) each director and named executive officer of ACGL who owns such shares and (2) all of the directors and executive officers as a group.

Ownership of Watford Shares
Name of Beneficial Owner	(A) Number of Watford Common Shares Beneficially Owned(1)	(B) Rule 13d-3 Percentage Owned	(C) Number of Watford Preferred Shares Beneficially Owned(2)	(D) Percentage of Class Owned
Constantine Iordanou	50,000	*	120,000	1.3%
Kewsong Lee	62,500	*	—	*
Deanna M. Mulligan	2,500	*	—	*
John M. Pasquesi	125,000	*	—	*
Brian S. Posner	6,250	*	—	*
Mark D. Lyons	6,250	*	—	*
Marc Grandisson	125,000	*	—	*
W. Preston Hutchings(3)	6,250	*	10,000	*
All directors and executive officers (16 persons)	383,750	1.7%	130,000	1.4%
_________________________
*    Denotes beneficial ownership of less than 1%
(1)     The purchase price for such shares was $40.00 per share.
(2)     The purchase price for such shares was $24.50 per share.
(3)    Amounts in columns (A) and (C) reflect common and preferred shares owned by a family trust, with Mr. Hutchings, his spouse and their children as beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common shares, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2015.
Certain Relationships and Related Transactions
Generally, transactions with related persons are subject to the review by the Board of Directors of ACGL. The Board of Directors has adopted written procedures regarding the review of transactions involving companies affiliated with a company in which a non-employee director or executive officer of ACGL has a material interest (each a “portfolio company”), on the one hand, and ACGL or one of its subsidiaries, on the other hand.
Under the procedures, these transactions must be reviewed and approved by the management of ACGL or the operating subsidiary entering into the transaction (as applicable), and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to ACGL and its subsidiaries. In addition, these transactions also require the approval of ACGL under its holding company oversight guidelines, except for the following: (1) ordinary course transactions pursuant to which any insurance subsidiary of ACGL writes a direct insurance policy for a portfolio company unless a non-U.S. subsidiary will receive $3 million or more in annual premiums and (2) a transaction in which a U.S.-based subsidiary of ACGL (a) assumes reinsurance from, or cedes reinsurance to, a portfolio company or (b) provides direct insurance to a portfolio company pursuant to which such U.S.-based insurance subsidiary of ACGL will receive $3 million or more in annual premiums, in which case, the general counsel of Arch Capital Services Inc. should be pre-notified and appropriate steps will be implemented based on the transaction. In reviewing these proposed transactions, the effects, if any, on the independence of the relevant directors are considered under the governing NASDAQ and SEC standards. Any applicable regulatory, tax and ratings agency matters are also considered. Under these procedures, the Board of Directors is provided with an update of related party transactions entered into by the Company in accordance with the procedures on a regular basis.
Graham B. Collis, a director of certain of our non-U.S. subsidiaries, is a director of the law firm of Conyers Dill & Pearman Limited, which provides legal services to the Company and its subsidiaries.
See also “Compensation Committee Interlocks and Insider Participation” for a description of transactions with certain related persons.
In 2013, a subsidiary of Arch Re (Bermuda) engaged Baron Capital Management Inc. (“BCM”) in the ordinary course of business to manage a global equity portfolio based on the Baron Real Estate Strategy. The portfolio totaled $114.6 million at December 31, 2015, compared to $155.0 million at December 31, 2014. Arch Re (Bermuda) recorded $0.8 million of fees to BCM during 2015. Based on a Schedule 13G/A filed in February 2016, The Baron Capital Group, Inc., an affiliate of BCM, owns more than 5% of the outstanding common shares of ACGL.
Based on a Schedule 13G/A filed in February 2016, BlackRock owned approximately 6.2% of the outstanding common shares of ACGL as of February 10, 2016. BlackRock, through its subsidiaries, provides various investment management, investment trade support and investment accounting and risk analysis services to ACGL and its subsidiaries. During 2015, the Company incurred approximately $12.1 million of fees, in the aggregate, under these services arrangements with BlackRock.
During 2015, a subsidiary of the Company, Arch Re (U.S.), invested $8 million for an approximately 19% equity interest in Sojourner Holding Company LLC, which through its subsidiary Spinnaker Insurance Company, conducts a property-focused program business. In connection with its investment, the Company has the right to appoint one member of Sojourner’s board of managers, and also has a right of first refusal to provide, on market terms, a specified percentage of certain reinsurance purchased by Spinnaker. At the same time, one of the Company’s directors, John Pasquesi, invested $10 million on the same economic terms for an approximately 24% equity interest in Sojourner. Mr. Pasquesi also has the right to appoint one member of Sojourner’s board of managers.

From time to time, in the ordinary course of our business, we may enter into transactions, including insurance and reinsurance transactions and brokerage or other arrangements for the production of business, with entities in which companies or funds affiliated with beneficial owners of more than 5% of our outstanding voting shares or directors of ACGL may have an ownership or other interest.

PROPOSAL 2—ELECTION OF SUBSIDIARY DIRECTORS
Under our bye-law 75, the Boards of Directors of any of our subsidiaries that are incorporated in Bermuda, the Cayman Islands and any other subsidiary designated by our Board of Directors, must consist of persons who have been elected by our shareholders as designated company directors (“Designated Company Directors”).
The persons named below have been nominated to serve as Designated Company Directors of our non-U.S. subsidiaries indicated below. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Arch Capital Holdings Ltd.	Arch Syndicate Investments Ltd
Graham B.R. Collis	Jason Kittinger
Mark D. Lyons	Budhi Singh
David J. Mulholland	James R. Weatherstone

Arch Investment Holdings I Ltd. Arch Investment Holdings II Ltd. Arch Investment Holdings III Ltd. Arch Investment Holdings IV Ltd.	Arch Risk Transfer Services Ltd. Alternative Re Holdings Limited Alternative Re Limited Alternative Underwriting Services, Ltd.
W. Preston Hutchings	Graham B.R. Collis
Mark D. Lyons	Mark D. Lyons
David J. Mulholland

Arch Reinsurance Ltd.	Arch Investment Management Ltd.
Marc Grandisson	W. Preston Hutchings
Nicolas Papadopoulo	Constantine Iordanou
Maamoun Rajeh	Mark D. Lyons
Scott Stirling

Arch Mortgage Insurance Designated Activity Company	Arch Reinsurance Europe Underwriting Designated Activity Company
Anthony Asquith	Ian Britchfield
Michael Constantinides	William J. Cooney
Giuliano Giovannetti	Michael Hammer
Marc Grandisson	Jason Kittinger
Jason Kittinger	Gerald König
Mark Nolan	Nicolas Papadopoulo
Nicolas Papadopoulo	Maamoun Rajeh
Maamoun Rajeh	Søren Scheuer
Andrew T. Rippert

Alwyn Insurance Company Limited	Arch Europe Insurance Services Ltd
Paul Cole	David W. Hipkin
Michael Feetham	Jason Kittinger
Elisabeth Quinn	Budhi Singh
Maamoun Rajeh	James R. Weatherstone
William A. Soares

Arch Financial Holdings Europe I Limited Arch Financial Holdings Europe II Limited	Arch Financial Holdings Europe III Limited
Mark Nolan	Mark Nolan
Maamoun Rajeh	Andrew T. Rippert

Arch Financial Holdings B.V.	Arch Underwriters Ltd.
Wolbert H. Kamphuijs	Marc Grandisson
Søren Scheuer	Nicolas Papadopoulo
Rik van Velzen	Maamoun Rajeh
Scott Stirling

Arch Underwriters Europe Limited	Arch Risk Partners Ltd.
Giuliano Giovannetti	Giuliano Giovannetti
Michael Hammer	Marc Grandisson
Mark Nolan	Lin Li-Williams
Andrew T. Rippert
Richard Sullivan
Ryan Taylor

Arch Underwriting at Lloyd’s Ltd	Arch Underwriting Managers at Lloyd’s (South Africa) (Pty) Ltd
Pierre-Andre Camps	Nick Denniston
Nick Denniston	Stephen Fogarty
David W. Hipkin	David W. Hipkin
Michael H. Kier	Catherine Kelly
Jason Kittinger	Michael H. Kier
Patrick Mailloux	Jason Kittinger
Paul Martin	David H. McElroy
David H. McElroy	James R. Weatherstone
Budhi Singh
James R. Weatherstone

Arch Underwriting at Lloyd’s (Australia) Pty Ltd	Arch Insurance Company (Europe) Limited
Dominic Brannigan	Pierre-Andre Camps
Nick Denniston	Nick Denniston
David W. Hipkin	David W. Hipkin
Catherine Kelly	Michael H. Kier
Michael H. Kier	Jason Kittinger
Jason Kittinger	Patrick Mailloux
David H. McElroy	Paul Martin
James R. Weatherstone	David H. McElroy
Budhi Singh
James R. Weatherstone

Arch Insurance Canada Ltd.	Arch Global Services Inc.
Patrick Mailloux	Edgardo Balois
Robert McDowell	Dennis R. Brand
David H. McElroy	Pet Hartman
Michael Price	Rommel Mercado
Arthur Scace	Carla Santamaria-Seña
Hugh Sturgess
Ross Totten
Gerald Wolfe

Arch LMI Pty Ltd	Arch Global Services (Cyprus) Ltd.
Stephen J. Curley	Dennis R. Brand
Jann Gardner	Amalia Hadjipapa
Marc Grandisson	Yiannis Hadjipapas
Nicolas Papadopoulo	Pet Hartman
Maamoun Rajeh	Andreas Marangos
Andrew T. Rippert
Damian Smith

Arch Underwriting Agency (Australia) Pty. Ltd.	Arch Global Services Holdings Ltd.
Dominic Brannigan	Dennis R. Brand
Jason Kittinger	François Morin

Arch Financial Holdings Australia Pty Ltd	Gulf Reinsurance Limited
Stephen J. Curley	Meshary Al-Judaimi
Jann Gardner	Talal Al-Tawari
Marc Grandisson	Steve Franklin
Nicolas Papadopoulo	Marc Grandisson
Maamoun Rajeh	W. Preston Hutchings
Andrew T. Rippert	Maamoun Rajeh
Damian Smith

Other Non-U.S. Subsidiaries, as Required or Designated Under Bye-Law 75 (except as otherwise indicated in this Proposal 2)
Marc Grandisson
Nicolas Papadopoulo
Maamoun Rajeh
Mr. Al-Judaimi, 42, is the Senior Executive of Gulf Investment Corporation (“GIC”) responsible for principal investments in sectors including utilities, financial services institutions and telecommunications since 2013. His responsibilities include originating, evaluating, negotiating, investing, managing and exiting direct investment projects in these sectors. He holds an M.B.A. from Emory University and a B.S. in Mechanical Engineering from Kuwait University. He is a Chartered Financial Analyst.

Mr. Al-Tawari, 47, is the Head of Global Markets Group at GIC and since April 2004 he has served as Head of the Gulf Cooperation Council Equities division at GIC. Since 1997, Mr. Al-Tawari has held several senior management positions at GIC, including acting Head of Managed Funds division, acting Head for Sales, Products and Marketing division and responsibility for Japanese equity investments. Prior to joining GIC, Mr. Al-Tawari managed client mandates for the Japanese equity markets at Kuwait Investment Company and also worked at the Kuwait Foreign Trading Contracting Company. Mr. Al Tawari has over 25 years of experience in investment management and completed an executive management program at Harvard Business School. He holds an M.B.A. from Maastricht School of Management and a Bachelor’s degree in Finance from Kuwait University.
Mr. Asquith, 63, has served as a director of Arch Mortgage Insurance Designated Activity Company (“Arch Mortgage”) since March 2012. He began his career with the British Army, retiring in 1981 with the rank of Captain. From 1981 to 2010, Mr. Asquith served in senior management roles at two reinsurance broking companies, E.W. Payne and Guy Carpenter, including the roles of managing director and global client development manager for Guy Carpenter & Co. Ltd. Mr. Asquith is a graduate of the Royal Military Academy Sandhurst, England, and the University College of Wales in Wales.
Mr. Balois, 66, is General Partner of Siguion Reyna, Montecillo & Ongsiako Law Offices in the Philippines where he has practiced corporate law since 1976. He sits on the boards of several Philippine companies and serves as corporate secretary for some of them. He is also a resident agent of certain foreign companies having branches in the Philippines. He obtained his Bachelor of Laws degree in 1975 from the University of the Philippines.
Mr. Brand, 65, joined Arch Insurance Group Inc. (“Arch Insurance Group”) in the U.S. in 2004 as Senior Vice President and Chief Reinsurance Officer. He currently serves as Senior Executive Vice President and Chief Administration Officer at Arch Insurance Group where he oversees reinsurance, finance, information technology, actuarial, corporate underwriting, human resources, legal and premium audit departments. Prior to joining Arch, Mr. Brand has held various positions in the insurance industry: first in finance, then in assumed underwriting and ceded reinsurance, as well as serving in other operational roles in the industry. Mr. Brand has over 38 years of reinsurance and executive management experience through positions held at Kemper and Reliance. Mr. Brand holds a B.A. in business from West Virginia University; he has also served in the United States Navy.
Mr. Brannigan, 38, joined Arch Underwriting at Lloyd’s (Australia) Pty Ltd (“Arch Australia”) in May 2014 to develop and manage the Accident and Health line of business. In July 2015 Mr. Brannigan was appointed Regional Manager of Arch Australia. Mr. Brannigan has held various roles in the general insurance, retail travel, and emergency assistance industries over the last 15 years. Prior to joining Arch Australia he was the National Accident and Health Manager at DUAL Australia Pty Ltd. Mr. Brannigan’s previous roles include underwriting Accident and Health products at Ace Insurance (Australia) Pty Ltd, National Sales Manager for Retail Travel - QBE Insurance (International) Ltd (NZ), and Corporate Account and Operations Manager positions at International SOS (UK) Assistance Ltd. He is a graduate in History and Politics of Otago University.
Mr. Britchfield, 47, has served as a director of Arch Reinsurance Europe Underwriting Designated Activity Company (“Arch Re Europe”) since February 2015. Between 2004 and 2014 he was Managing Director of RenaissanceRe Holdings Ltd.’s (“Renaissance Re”) Dublin, Ireland operations. A Chartered Accountant, Mr. Britchfield started his career with PricewaterhouseCoopers where he spent seven years in their Ireland and Bermuda offices. He then served as director of Aon Insurance Managers in Dublin prior to joining Renaissance Re. He is a fellow of the Institute of Chartered Accountants in Ireland and a member of the Institute of Directors.
Mr. Camps, 55, has over 30 years of experience in the non-life insurance industry in the U.K. and France. Most recently, Mr. Camps served as Chief Risk and Compliance Officer for Tokio Marine Kiln Insurance Ltd and also held a variety of senior positions there, including head of corporate planning, country manager and chief property underwriter. Mr. Camps holds an M.B.A. and a master’s degree in Law from the Université Paris 1 Panthen-Sorbonne.
Mr. Cole, 43, has served as a director of Alwyn Insurance Company Limited (“Alwyn Insurance”) since July 2011. He is currently a director of Quest Insurance Management (Gibraltar) Limited (“Quest”), a company that specializes in providing management services to insurance company clients, which he joined in 2007. Prior to joining Quest, he held senior roles for several years within the investment banking division of HSBC Bank plc. He is also an associate member of the Chartered Institute of Management Accountants and is a member of the Chartered Institute of Insurers.
Mr. Collis, 55, has practiced law at Conyers Dill & Pearman Limited in Bermuda since 1992, where he has been a director since 1995. Mr. Collis obtained a Bachelor of Commerce Degree from the University of Toronto and received his Law Degree from Oxford University in 1985.
Mr. Constantinides, 67, has served as a director of Arch Mortgage since October 2012. From 1974 to 2011, Mr. Constantinides held several positions at the Civil Service of the Republic of Cyprus. From 2000 to 2004, he served as Director General (Permanent Secretary) Ministry of Agriculture, Natural Resources and the Environment of Cyprus, and from 2004 to 2011, he served as Director General (Permanent Secretary) Ministry of Communications and Works of Cyprus. Mr. Constantinides is the Honorary Chairman of Flight Safety Foundation (“FSF”) of the Mediterranean Region and served as a Chairman of FSF from 2008 until 2014. From October 2012 until August 2014, he served on the Board of Directors (Chairman) of Hippokrateon Private Hospital in Nicosia, Cyprus. He is a graduate of Queen Mary College, University of London with a degree in Mechanical Engineering and holds an M.Sc. from the University of Minnesota. He was a Fulbright Scholar (Hubert Humphrey Fellow) at the University of Washington.
Mr. Cooney, 66, has extensive reinsurance broking experience spanning over 30 years in Ireland and the U.K. From 1978 to 2006, he served in various management positions, including Managing Director, at the Coyle Hamilton International Group Ltd in Dublin (currently part of Willis). During that time, he had executive responsibilities and managed the overall structure, growth and development of the reinsurance division. He also serves on the boards of several Irish companies.

Mr. Curley, 64, has served as a director of Arch LMI Pty Ltd (“Arch LMI”) since November 2014. He was a partner of Deloitte LLP from 2001 to 2007 in the insurance consultancy area and also established a new insurance actuarial and management consultancy business in Japan during that period. From 2007 to 2014, Mr. Curley was a principal and director of Finity Consulting Pty Limited, an independent insurance and actuarial firm serving the general insurance industry in Australia. Mr. Curley currently serves on the general insurance faculty Board of the Australian and New Zealand Institute of Insurance and Finance. He holds a Bachelor of Economics from the Australian National University, is a Certified Practicing Accountant and is a Fellow of the Australian Institute of Company Directors.
Mr. Denniston, 61, is currently an independent consultant acting for a number of companies including FTI Consulting in the United Kingdom with over 30 years of experience in the financial services sector. Between 2004 and 2009, he was group Finance Director and a board member of Argo Underwriting Agency plc (formerly Heritage Underwriting Agency plc). Prior to that, he was a Managing Director of Securitas Capital, a Swiss Re private equity fund from 2000 to 2003. From 1995 to 1999, he was Finance Director of CDC Capital Partners, a U.K. government-owned investment business. From 1982 to 1995, he worked at SG Warburg in various finance positions, including Executive Director, working on mergers and acquisitions and equity issues. Mr. Denniston qualified as a chartered accountant with Arthur Young in London in 1981.
Mr. Feetham, 71, joined the board of directors of Alwyn Insurance in December 2011. Mr. Feetham served as a Member of the Gibraltar Parliament from 1984 to 1996 and Minster for Trade and Industry with responsibility for Gibraltar’s Economic Development, Trade, Port and the Finance Centre from 1988 to 1996. During this time, his responsibilities included the introduction of key financial services legislation in Gibraltar. Since 1996, Mr. Feetham has served as a director for several companies in Gibraltar and a consultant. He also established a business development company based in Lima, Peru in 2011.
Mr. Fogarty, 52, joined Arch Underwriting Managers at Lloyd’s (South Africa) (Pty) Ltd in 2010 as Regional Director, South Africa. He started his career in 1984 in Zimbabwe as a broker with CT Bowring and subsequently Sedgwick James. In 1992, Mr. Fogarty joined Willis Faber in Bahrain, then returned to Zimbabwe in 1998 as commercial lines manager for the local AIG operations. From 2002 to 2010, Mr. Fogarty worked in the AIG South African operation where his most recent position was Regional Property and Terrorism Manager for Africa. He holds a B.A. from the University of Natal, South Africa. He is an associate of the Insurance Institute of South Africa and is a Chartered Insurance Practitioner through the Chartered Insurance Institute of the U.K.
Mr. Franklin, 58, joined Arch Re Facultative Underwriters Inc. in 2007 as President and Chief Executive Officer after serving as Senior Vice President and North America Region Manager of General Re Property Facultative since 1998. In July 2014, Mr. Franklin moved into the role of Senior Advisor for Arch Worldwide Reinsurance Group. He has 37 years of reinsurance experience in various underwriting and management positions.
Ms. Gardner, 55, has acted as an independent non-executive director for five years, serving on boards in the insurance, banking, university, health and utilities sectors. She also consults on management and legal issues to manufacturing, logistics and professional services organizations, as well as undertaking workplace investigations for government departments. Prior to this, Ms. Gardner was a lawyer in private practice for 27 years specializing in insurance law. She has a BA/LLB and an M.B.A. and is a graduate of the Australian Institute of Company Directors.
Mr. Giovannetti, 48, is President and Chief Executive Officer of Arch Mortgage in Dublin. Since January 2014, he has also served as a director of Arch Mortgage Insurance and a director of Arch Risk Partners Ltd. (“Arch Risk Partners”) since September 2014. He has also served as a director of Arch Underwriters Europe Limited (“Arch Underwriters Europe”) since July 2015. He started his career as a strategy consultant with McKinsey & Co. between 1994 and 2000 focusing on financial institutions. He has held several entrepreneurial and managerial roles in the corporate finance and real estate sectors. In particular, between 2004 and 2008, he was the country manager for Italy and later the head of the European branches of PMI Europe, a mortgage insurer. He holds an M.Sc. in Electronic Engineering from Politecnico di Milano and an M.B.A. from Insead.
Mr. Grandisson, 48, has served as President and Chief Operating Officer of ACGL since January 2016. Prior to that he was Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups from February 2014. Prior to February 2014, he served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group, an officer position of ACGL, since November 2005. Mr. Grandisson also serves as a member of the Company’s Executive Strategy Committee. Prior to November 2005, he served as President and Chief Executive Officer of Arch Reinsurance Ltd. (“Arch Re (Bermuda)”) from February 2005. He served as President and Chief Operating Officer of Arch

Re (Bermuda) from April 2004 to February 2005 and as Senior Vice President, Chief Underwriting Officer and Chief Actuary of Arch Re (Bermuda) from October 2001. From March 1999 until October 2001, Mr. Grandisson was employed as Vice President and actuary of the reinsurance division of Berkshire Hathaway. From July 1996 until February 1999, Mr. Grandisson was employed as Vice President—Director of F&G Re Inc. From July 1994 until July 1996, Mr. Grandisson was employed as an actuary for F&G Re. Prior to that, Mr. Grandisson was employed as an actuarial assistant of Towers Watson. Mr. Grandisson holds an M.B.A. from The Wharton School of the University of Pennsylvania. He is also a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
Mrs. Hadjipapa, 38, has been a partner in the law firm A. Marangos & A. Hadjipapa LLC in Cyprus since 2013, and specializes in corporate and commercial, corporate finance, mergers and acquisitions, company law, foreign investments, international trade law and international trust law. She also acts as Secretary of the Cyprus Fiduciary Association through Lawmar Fiduciary Services Ltd. Prior to that time, Mrs. Hadjipapa worked for nine years at the law firm Andreas Sofocleous & Co LLC. She holds an LLB from the University of Leicester and an LLM in Corporate and Commercial Law from the University College London.
Mr. Hadjipapas, 29, has been an Advocate at the law firm A. Marangos & A. Hadjipapa LLC in Cyprus since 2014. His practice is focused on corporate law and mergers and acquisitions. Mr. Hadjipapas also acts as Secretary of the Cyprus Fiduciary Association through Lawmar Fiduciary Services Ltd. From 2010 to 2013, he worked at Chryssafinis and Polyviou LLC law firm in Cyprus. Mr. Hadjipapas holds an LLB and LLM from the University of Leicester.

Mr. Hammer, 49, has served as President and Chief Executive Officer of Arch Re Europe since September 2014 and as director of Arch Underwriters Europe since July 2015. He previously served as Head of Credit & Surety of Arch Re Europe. He joined Arch Re Europe in April 2012 as a management team member of the former Ariel Re Credit & Surety team since August 2009. He became Head of Credit & Surety in August 2012, a position he held until being promoted to his current role in September 2014. From 1996 to 2009, Mr. Hammer held a variety of senior underwriting positions at Swiss Re in Zurich and London both in Credit & Surety reinsurance and corporate insurance. He also served in several underwriting positions at AIG between 1992 and 1996 in New York, Paris and Frankfurt in corporate risk financing. He holds a Masters in Risk Management and Insurance from St. Gallen University, Switzerland.

Ms. Hartman, 58, is currently Senior Vice President of the Global Services Operations of Arch Insurance Group and a director of Arch Global Services Inc. and Arch Global Services (Cyprus) Ltd. Prior to her current position, Ms. Hartman served as Senior Vice President of the Information Technology Division since November 2008 and was Deputy Chief Information Officer of Arch Insurance Group from December 2011 to December 2012. Ms. Hartman joined Arch Capital Services Inc. in 2002 and has also held various other positions within the operations and information technology divisions since that time. Prior to joining Arch, Ms. Hartman held various information technology positions at Reliance National Insurance, Zurich NA and MetLife, Inc. Ms. Hartman graduated from University of Santo Tomas (Philippines) with a degree of Bachelor of Science in Electronics and Communications Engineering.
Mr. Hipkin, 57, joined Arch Insurance Company (Europe) Limited (“Arch Insurance Europe”) in 2005 to develop and manage the marine and energy liability line of business. In July 2008, Mr. Hipkin was appointed Chief Underwriting Officer of Arch Insurance Europe. He has 30 years of experience in the insurance industry and, during that time, he worked both as a broker and an underwriter. Immediately prior to joining Arch Insurance Europe, Mr. Hipkin was an Executive Director of Atrium Underwriters Ltd, the Lloyd’s managing agency responsible for the operations of Syndicates 609 and 570. Mr. Hipkin was a member of Lloyd’s from 1983 to 1986.
Mr. Hutchings, 59, has served as President of Arch Investment Management Ltd. (“Arch Investment”) since April 2006 and Senior Vice President and Chief Investment Officer of ACGL since July 2005. Prior to joining ACGL, Mr. Hutchings was at Renaissance Re from 1998 to 2005, serving as Senior Vice President and Chief Investment Officer. Previously, he was Senior Vice President and Chief Investment Officer of Mid Ocean Reinsurance Company Ltd. from January 1995 until its acquisition by XL Group plc in 1998. Mr. Hutchings began his career as a fixed income trader at J.P. Morgan & Co., working for the firm in New York, London and Tokyo. He graduated in 1978 with a B.A. from Hamilton College and received in 1981 an M.A. in Jurisprudence from Oxford University, where he studied as a Rhodes Scholar.
Mr. Iordanou, 66, has been Chairman of the Board of ACGL since November 6, 2009 and Chief Executive Officer of ACGL since August 2003. From August 2003 through December 31, 2015, he served as President of ACGL. He has been a director since January 1, 2002. From January 2002 to July 2003, Mr. Iordanou was Chief Executive Officer of Arch Capital Group (U.S.) Inc. From March 1992 through December 2001, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of group operations and business development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich-American and Chief Executive Officer of Zurich North America. Prior to joining Zurich, he served as President of the commercial casualty division of the Berkshire Hathaway Group and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. Since 2001, Mr. Iordanou has served as a director of Verisk Analytics, Inc. (formerly known as ISO Inc.). He holds an aerospace engineering degree from New York University.
Mr. Kamphuijs, 55, is currently a Managing Director and has held various senior positions at TMF Netherlands B.V. (“TMF Netherlands”) in the Netherlands since 2000. Prior to joining TMF Netherlands, he was at Intertrust in Amsterdam in management and senior roles. He is a graduate of the Alberdingk Thijm College and holds an LLM degree from the University of Utrecht in the Netherlands.

Ms. Kelly, 59, joined Arch Insurance Europe as Chief Administration Office in October 2013, transferring from Arch Insurance Group where she was Senior Vice President, Corporate Underwriting Services from June 2009. Prior to joining Arch Insurance Group, she held underwriting management positions in Professional Liability and Operations at The Hartford from 2000 to 2009, and from 1987 to 2000 held several senior underwriting positions at Reliance National and Chubb Insurance. She is a Chartered Property Casualty Underwriter and has a B.A. from the University of Minnesota.
Mr. Kier, 69, is currently an independent consultant with over 40 years of experience in the insurance and reinsurance markets. He was a consultant to the Heath Lambert Group in the U.K., having served prior to that time as Chairman of the Lloyd’s broker, Heath Lambert Ltd. He has extensive management and broking experience, having been Chairman of CE Heath Plc and Chief Executive Officer of Fielding & Partners in the U.K. He is currently a producer/broker consultant to Aon.
Mr. Kittinger, 36, joined Arch Insurance Europe in May 2006 and has served as Vice President, Financial Controller and more recently in the role of Senior Vice President, Finance Director. Prior to May 2006, Mr. Kittinger spent four years at Arch Insurance Group. Mr. Kittinger has a B.S. in Business Administration with a concentration in accounting from Samford University and is a Certified Public Accountant.
Mr. König, 58, has served as a director of Arch Re Europe since October 2014. He is currently Chief Executive Officer of PRS Prime Re Services in Switzerland, which he joined in January 2014. He began his career in 1986 as an underwriter of non-life reinsurance business at Frankona Re in Munich. He served in multiple senior roles after Frankona Re was acquired in 1995 by General Electric Co. From July 2003 until December 2006, he was a member of the Board of Management of GE Frankona Re. From 2007, Mr. König served as Chief Executive Officer of the Swiss Branch of Montpelier Re Bermuda and at the same time served as Lloyd’s Coverholder on behalf of Syndicate 5151 until December 2013. He holds a degree from the University of Munich in Economics, Business Administration, Political Sciences and Health Care Economics.
Mrs. Li-Williams, 45, joined Arch Insurance Europe in February 2011 as Managing Director Commercial Development and served as Chief Executive Officer of Arch Risk Partners from July 2011 to October 2015. She has served as Managing Director at Arch Underwriters Europe since October 2015. From September 2008 to December 2010, she served as Business Development Director and capital markets leader at Genworth Financial Europe. Prior to Genworth, she was a Director at Wachovia Securities International responsible for setting up the European platform of a product line. Prior to that time, she held various senior positions with a number of financial institutions, including Head of Business Development and Transactions at Radian international mortgage group, a Senior Research Analyst at Dresdner Kleinwort Wasserstein and a Lead Credit Analyst at Moody’s Investors Service. She served as a member of the board of governors of CMSA-Europe (now CRE Finance Council) from 2005 to 2007. Mrs. Li-Williams holds an MSc degree from Massachusetts Institute of Technology and an MA degree from Beijing Foreign Studies University.
Mr. Lyons, 59, has served as Executive Vice President, Chief Financial Officer and Treasurer of ACGL since September 2012, and he also serves as a member of the Company’s Executive Strategy Committee. From September 2012 to May 2015 he functioned as Chief Risk Officer. Prior to that, he served as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, an officer position of ACGL, and Chairman and Chief Executive Officer of Arch Insurance Group since July 2008. Prior thereto, he served as President and Chief Operating Officer of Arch Insurance Group from June 2006. Prior to June 2006, he served as Executive Vice President of group operations and Chief Actuary of Arch Insurance Group from August 2003. From August 2002 to 2003, he was Senior Vice President of group operations and Chief Actuary of Arch Insurance Group. From 2001 until August 2002, Mr. Lyons worked as an independent consultant. From 1992 to 2001, Mr. Lyons was Executive Vice President of product services at Zurich U.S. From 1987 until 1992, he was a Vice President and actuary at Berkshire Hathaway Insurance Group. Mr. Lyons holds a B.S. in Mathematics from Elizabethtown College. He is also an associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Lyons is a trustee of Elizabethtown College and on the Board of Visitors for the Wake Forest University School of Business.
Mr. Mailloux, 55, is an Executive Vice President with Arch Insurance Group. Prior to joining Arch Insurance Group in 2014, Mr. Mailloux served in many executive roles with the Swiss Reinsurance Group (“Swiss Re”) over his 23-year tenure. These included Chief Executive Officer and President of Swiss Reinsurance America Corporation, Member of the Americas Division’s Management Board, Chief Operating Officer of the Americas Division, President and Chief Executive Officer of Swiss Re Canada and Senior Vice President and Chief Financial Officer for the Canadian operation. Mr. Mailloux’s other executive roles at Swiss Re have included treaty marketing and underwriting and actuarial and consulting experience. He began his career in 1984 as an Actuarial Analyst with Fireman’s Fund Insurance in Toronto and served as an Actuary and Officer with Prudential Assurance in Montreal. Mr. Mailloux has a B.Sc. degree in Actuarial Studies from Université Laval in Quebec City and an M.B.A. from McGill University in Montreal. He is also a Fellow of the Casualty Actuarial Society and the Canadian Institute of Actuaries as well as a Chartered Financial Analyst.
Mr. Marangos, 39, is currently the Vice President of the Board of the Cyprus Telecommunications Authority and also acts as Secretary of the Cyprus Fiduciary Association through Lawmar Fiduciary Services Ltd. He is an Associate Member of the Chartered Institute of Arbitrators. Since 2013, he has been the Managing Partner of A. Marangos & A. Hadjipapa LLC law firm and specializes in corporate and commercial, corporate finance, mergers and acquisitions, company law, foreign investments, international trade law and international trust law. Prior to that time, he spent 13 years at Andreas Sofocleous & Co LLC law firm where he held the title Head of Corporate Department. Mr. Marangos is a graduate of Luton University with an LLB and LLM.
Mr. Martin, 51, is a Fellow of the Institute and Faculty of Actuaries in the U.K. with nearly 30 years of experience in the global property and casualty insurance and reinsurance market with extensive experience of actuarial and risk matters. He previously spent 18 years with the Catlin Group, initially as Group Chief Actuary and ultimately as Group Chief Risk Officer leading a large team of professionals worldwide. He is also currently a director of International General Insurance Company (UK) Limited.
Mr. McDowell, 69, has served as a director of Arch Insurance Canada Ltd. (“Arch Insurance Canada”) since July 2012. Mr. McDowell is a partner of Fasken Martineau DuMoulin LLP, a law firm in Canada, and has been with the firm since 1970. He is Chair of the firm’s financial institutions group. He specializes in transactional, financing, corporate, governance and regulatory work for insurance companies and deposit-taking institutions. He is a graduate of Osgoode Hall Law School.
Mr. McElroy, 57, has served as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, an officer position of ACGL, since September 2012, and Chairman and Chief Executive Officer of Arch Insurance Group since July 2012. He also serves as a member of the Company’s Executive Strategy Committee. He joined Arch Insurance Group in 2009 as the President of the Financial and Professional Liability Group, which is comprised of the executive assurance, professional liability, surety and healthcare lines. Prior to joining Arch Insurance Group, Mr. McElroy was a Senior Vice President at The Hartford Financial Services Corporation. He joined Hartford in 2000 from the acquisition of the directors and officers and errors and omissions business of Reliance National. He started his career at Chubb. Mr. McElroy is a graduate of Temple University with a B.A. in business administration.
Mr. Mercado, 45, is a partner at Siguion Reyna, Montecillo & Ongsiako Law Offices, which he joined in 1996. He also teaches law at the Ateneo de Manila University School of Law in the Philippines. He is a graduate of Columbia University School of Law in New York and the Ateneo de Manila University in the Philippines.
Mr. Morin, 48, has served as Chief Risk Officer and Chief Actuary of ACGL since May 2015. He joined ACGL in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst and a Member of the American Academy of Actuaries.
Mr. Mulholland, 49, has served as Senior Vice President and Chief Administrative Officer of Arch Investment since November 2011. Prior to November 2011, he served as Vice President at Arch Investment, which he joined in January 2006. Prior to that time, he spent 11 years at STW Fixed Income Management where he held the title of Principal and Portfolio Manager. From 1990 to 1994, he worked as a money market and foreign exchange trader in the treasury department of the Bank of Butterfield in Bermuda. Mr. Mulholland holds a B.S. with a concentration in finance from Boston University.
Mr. Nolan, 49, joined Arch Re Europe in November 2008 as Finance Director. He has served as a director for Arch Mortgage since December 2011. Prior to joining Arch Re Europe, he served as Chief Financial Officer for the European operations of Quanta Capital Group and Managing Director of Quanta Europe Limited during 2003 to 2008. From 2001 to 2003, Mr. Nolan was General Manager and director of Chubb Financial Products (Ireland) Limited. Mr. Nolan has held other finance and operations positions with insurance companies and financial institutions and commenced his career as a chartered accountant. He is a Fellow of the Institute of Chartered Accountants in Ireland.
Mr. Papadopoulo, 53, has served as the Chief Executive Officer of Arch Reinsurance Group, an officer position of ACGL, since July 2014. He also serves as a member of the Company’s Executive Strategy Committee. Prior to July 2014, he served as President and Chief Executive Officer of Arch Re (Bermuda) since November 2005. Prior to November 2005, he served as Chief Underwriting Officer of Arch Re (Bermuda) from October 2004. He joined Arch Re (Bermuda) in December 2001 as a Senior Property Underwriter. Prior to that time, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama from 1990, including Executive Vice President and Chief Underwriting Officer since 1997. Prior to 1990, Mr. Papadopoulo was an insurance examiner with the Ministry of Finance, Insurance Department, in France. Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a masters degree in statistics. He is also a member of the International Actuarial Association and a Fellow at the French Actuarial Society.
Mr. Price, 43, joined Arch Insurance Group in 2009 to develop and manage executive assurance lines of business. In December, 2014, Mr. Price was appointed Chief Underwriting Officer of Arch Insurance Group. He has 22 years of experience in the insurance industry, serving in underwriting and management positions at Chubb, AIG, Reliance National, and immediately prior to joining Arch Insurance Group, as Vice President of the Financial Products Division of the Hartford Financial Service Group, Inc. Mr. Price holds a B.A. in Economics from Boston College.
Mrs. Quinn, 52, has served as a director of Alwyn Insurance since July 2011. Since 2004, she has been a director of Quest, a company that specializes in providing management services to insurance company clients. In her role, she is responsible for the finance and accounting function, risk management and Solvency II implementation and sits on a number of insurance company boards and committees. Prior to setting up Quest, Mrs. Quinn worked for Touche Ross (now Deloitte LLP) in London from 1986 to 1990 and as an audit manager for a small firm of accountants from 1990 to 1995. She is a graduate of Southampton University and a qualified chartered accountant.
Mr. Rajeh, 45, has served as the Chairman and Chief Executive Officer of Arch Re (Bermuda) since the summer of 2014. He previously served as the President and Chief Executive Officer of Arch Re Europe since July 2012. Prior to that, he was the Chief Underwriting Officer of Arch Re (Bermuda) from November 2005. He joined Arch Re (Bermuda) in 2001 as an underwriter. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania, and he is a Chartered Property Casualty Underwriter.
Mr. Rippert, 55, has served as Chief Executive Officer, Global Mortgage Group at ACGL since January 2014. Prior to that, he served as President and Chief Executive Officer of Arch Mortgage Insurance from December 2011 to March 2014. Prior to December 2011, he served as senior executive of mortgage insurance at Arch Re (Bermuda). He joined Arch Insurance Europe in September 2010 as a senior vice president. Prior to that time, he worked as a consultant to mortgage insurers and mortgage backed security investors. From 2001 through 2006, he held various positions at Radian Guaranty Inc., a subsidiary of Radian Group Inc. including senior vice president and managing director of the international mortgage insurance group. He has also worked in reinsurance as an actuary and underwriter. Mr. Rippert graduated from Drexel University with a B.S. in physics and mathematics and has an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Rippert is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.
Ms. Santamaria-Seña, 46, is currently a Partner at the law firm of Siguion Reyna, Montecillo & Ongsiako in the Philippines. She joined her current law firm in 1997. Prior to that time, she practiced law at the firm of Sycip, Salazar, Hernandez & Gatmaitan. Ms. Seña also teaches civil law at the University of Santo Tomas Faculty of Civil Law where she graduated in 1995.

Mr. Scace, 77, has served as a director of Arch Insurance Canada since July 2012. Mr. Scace joined the Canadian law firm, McCarthy Tétrault, in 1967, serving as a Partner from 1972 to 2003, as well as Managing Partner of the firm from 1988 to 1998 and Chairman from 1990 to 1992 and 1996 to 1998. Mr. Scace currently serves as a director of several other Canadian companies and charitable foundations. He holds a B.A. from the University of Toronto, an M.A. from Harvard University, a B.A. from Oxford University and a L.L.B. from Osgoode Hall Law School.
Mr. Scheuer, 52, has served as General Manager of Arch Re Accident & Health ApS (“Arch Re Denmark”) in Denmark since September 2010. Prior to that time, he served as Chief Executive Officer of Arch Re Europe in Dublin from June 2008 and as General Manager of Arch Re Denmark from May 2007 to June 2008. Before joining Arch Re Denmark, he served as General Manager of Danish Re from October 2000 to May 2007 and was responsible for accident & health business worldwide. Prior to that time, he held various positions at the International Division of ReliaStar Reinsurance Group (now part of RGA) from 1991, including Managing Director of the Danish Branch since 1997. Prior to 1991, Mr. Scheuer worked as an actuarial assistant at the largest Danish life and pension company, Statsanstalten for Livsforsikring. Mr. Scheuer graduated from the University of Copenhagen in Denmark with a masters degree in actuarial science. He is also a member of the International Actuarial Association and a Fellow at the Danish Actuarial Society.
Mr. Singh, 54, joined Arch Insurance Europe in October 2005 as Actuary and Chief Risk Officer. He has more than 20 years of experience in the insurance industry. Prior to joining Arch Insurance Europe and for the period from April 2004 to September 2005, Mr. Singh was director of risk and capital planning with ACE European Group Ltd. Mr. Singh joined ACE European Group Ltd in May 2001 as the Chief Actuary. For the period August 1998 to May 2001, Mr. Singh was head of customer risk management and GI Actuary for Lloyds TSB Bank. Mr. Singh is a Fellow of the Institute of Actuaries and holds a B.Sc. from Southampton University.
Mr. Smith, 47, has served as a director of Arch LMI since September 2014. He has been an independent consultant in the property finance, development and investment industries for over 18 years. He currently holds a number of director roles in private property fund management groups in Australia. Previously, Mr. Smith held the positions of National Manager and Senior Executive Member for GE Money and Wizard Group/Mortgage Asset Management (1999 to 2007). Mr. Smith holds a Bachelor of Finance and Administration from the University of New England.
Mr. Soares, 36, joined Arch Re (Bermuda) in 2006 as a casualty underwriter and was promoted in July 2015 to Co-Head Customized Products. Prior to joining Arch Re (Bermuda), he was an Assurance Manager in the reinsurance department for Ernst & Young in Bermuda. He graduated in 2002 with a B.A. in economics from Harvard University and is a Chartered Accountant in Bermuda. Mr. Soares is a Chartered Property Casualty Underwriter, an Associate in Reinsurance and a Chartered Financial Analyst.
Mr. Stirling, 54, has served as Chief Underwriting Officer of Arch Re (Bermuda) since joining the company in March 2014. Prior to that, he was a Vice President with the Berkshire Hathaway Reinsurance Division from 2002 to 2014 and from 1993 to 2000. He served as Senior Vice President with Ace Tempest Re from 2000 to 2002, Vice President with North American Re from 1990 to 1993 and has held various positions with Industrial Risk Insurers from 1984 to 1990. He has a B.A. in mathematics and economics from Denison University and is a Chartered Property Casualty Underwriter and Associate in Reinsurance.

Mr. Sturgess, 38, joined Arch Insurance Group in 2005 with responsibility for establishing management liability and professional liability product lines in Canada. Mr. Sturgess was appointed President and Chief Executive Officer of Arch Insurance Canada in July 2014. He has 15 years of experience in various roles in the financial services industry, including as a Senior Analyst with the Royal Bank of Canada’s Capital Markets division, and as an underwriter with Chubb Insurance Company of Canada. Mr. Sturgess has a Bachelor of Commerce from McGill University in Montreal, and holds the Chartered Insurance Professional designations.

Mr. Sullivan, 55, joined Arch Risk Partners in December 2014 as a Managing Director and served as Chief Executive Officer from January 2015. Since October 2015, he has served as a Managing Director at Arch Underwriters Europe. From October 2008 to November 2014, he was a Managing Director and founder of Granular Investments Ltd. Prior to Granular Investments, he was a Managing Director and Head of Capital Markets at PMI Europe where his role was to establish an international capital markets business and a UK mortgage insurance business based in London. He has been involved in the financial services sector for over 25 years and has worked for institutions including Dresdner Kleinwort, SG Hambros, Bank of Tokyo Mitsubishi and Daiwa Securities. Mr. Sullivan holds a B.A. from Reading University and attended the Royal Military Academy Sandhurst, England.

Mr. Taylor, 40, is the Treasurer of Arch Re (Bermuda) and previously served as Assistant Controller of Arch Re (Bermuda) since August 2008. From 2007 to 2008, Mr. Taylor served as Assistant Vice President at Security Capital Assurance. Mr. Taylor also served in several senior financial positions at Hannover Re, HSBC, Marsh management services and BP Trinidad Oil & Gas Co. between 2000 and 2007. He has a B.Sc. from Oxford Brooks University, and he is a Fellow of the Association of Chartered Certified Accountants and holds the Chartered Property Casualty Underwriter and Associate in Reinsurance designations.
Mr. Totten, 69, has served as a director of Arch Insurance Canada since October 2013. Mr. Totten began his insurance career in 1966 and after four decades in senior management of intermediaries, primarily as chief executive officer. He now consults with brokers, MGA’s and specialty markets on claims, marketing and distribution. He was founder of Totten Insurance Group in 2002, which is now part of Hub International, and past President of the Insurance Institute of Ontario. Mr. Totten is a Fellow at the Insurance Institute of Canada and a Canadian Chartered Insurance Broker.
Mr. Van Velzen, 37, is currently a Team leader/proxyholder at TMF Netherlands and has worked there since 2005. Prior to joining TMF Netherlands, he was at RSM Niehe Lancée, an audit firm, in Alkmaar, the Netherlands. He is a graduate of the Han Fortmann College and holds a Master’s degree in Business Economics from the University of Amsterdam in the Netherlands.
Mr. Weatherstone, 49, has been President and Chief Executive Officer of Arch Insurance Europe since May 2008. Prior to that time, he served as Chief Underwriting Officer and Senior Vice President of Arch Insurance Europe since March 2007. On joining Arch Insurance Europe in 2005, he was originally appointed as Vice President and Manager of Executive Assurance. Prior to Arch Insurance Europe, Mr. Weatherstone was employed by XL Group plc from 1992 until 2005 where he held various roles, including Deputy Underwriter of Syndicate 861/1209 at Lloyd’s and director of Brockbank Syndicate Management Ltd. In 2002, he was responsible for establishing the London branch of XL Europe Ltd for the purpose of writing executive assurance and professional liability business. Prior to XL Group plc, he worked as a financial lines underwriter with the Merrett Group and as a broker with Willis Ltd. Mr. Weatherstone is an associate of the Chartered Insurance Institute and a graduate in Economics & History from Exeter University.
Mr. Wolfe, 67, has served as Chairman of Arch Insurance Canada since February 2015. Prior to that time, he served as President and Chief Executive Officer of Arch Insurance Canada from February 2013 through July 2014. He has also served as a director of Arch Insurance Canada since July 2012. Mr. Wolfe has over 40 years of experience in the insurance industry, most recently as Senior Vice President, Casualty Operations at Berkley Canada from 2008 to 2010. From 2008 to 2010, he was Casualty Manager at Creechurch International Underwriters, and from 1975 to 2005, he served in several senior positions at General Reinsurance, Canada, including Senior Vice President, Treaty Operations. Mr. Wolfe also served as the Chief Agent of General Reinsurance Canada for 20 years. Mr. Wolfe has a B.A. from the University of Montreal.
Required Vote
The affirmative vote of a majority of the voting power of all of our common shares represented at the annual general meeting will be required for the election of Designated Company Directors.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DESIGNATED COMPANY DIRECTORS INDICATED ABOVE.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN

Our Board of Directors has adopted, subject to shareholder approval, the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan (the “Share Purchase Plan”) increasing the number of shares available for issuance thereunder by 1,000,000 common shares. Prior to the amendment and restatement, 563,259 common shares remained available for issuance under the Share Purchase Plan. The following summary of the Share Purchase Plan is qualified in its entirety by express reference to the text of the Share Purchase Plan, which is attached as Appendix A to this proxy statement.
The purpose of the Share Purchase Plan is to give employees of ACGL and its subsidiaries an opportunity to purchase common shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of ACGL and its subsidiaries.
The Share Purchase Plan will be administered by the compensation committee of our Board of Directors. Subject to the express provisions of the Share Purchase Plan, the compensation committee has the power to determine the terms and conditions of each offering of common shares to employees thereunder. The compensation committee also has authority to adopt and revise rules, guidelines and practices governing the plan, to interpret the terms and provisions of the plan and any offering made thereunder, and to otherwise supervise the administration of the plan.
After the amendment and restatement, a total of 1,563,259 common shares will be reserved for issuance under the Share Purchase Plan. The number of such shares is subject to equitable adjustment by the compensation committee in the event of stock dividends, recapitalizations and other similar corporate events. The per share closing price of our common shares on March 22, 2016 was $70.50.
All employees of the Company or any of its participating subsidiaries will be eligible to purchase common shares under the plan. The participating subsidiaries will be those designated by the compensation committee to participate in the Share Purchase Plan. Up to approximately 2,000 employees are currently eligible to participate in the Share Purchase Plan.
The plan is designed to qualify as an “employee share purchase plan” under Section 423 of the Code. The plan will allow participating employees to purchase common shares through payroll withholding. The plan provides for consecutive six-month offering periods (or other periods of not more than 27 months as determined by the compensation committee) under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase common shares of the Company at the end of the period. Unless otherwise determined by the compensation committee before an offering period, the purchase price will be 85% of the fair market value of the common shares at the beginning of the offering period. Unless otherwise determined by the compensation committee, the maximum number of common shares that may be purchased by an employee in any offering is 3,000 shares, subject to equitable adjustment as described above. In addition, applicable Code limitations specify, in general, that a participant’s right to purchase stock under the plan cannot accumulate at a rate in excess of $25,000 (based on the value at the beginning of the applicable offering periods) per calendar year.
A participant may elect to have payroll deductions made under the Share Purchase Plan for the purchase of common shares in an amount not to exceed 20% of the participant’s compensation. Compensation for purposes of the Share Purchase Plan means total cash compensation, including regular pay, overtime pay, shift premium, commissions and annual bonuses, and it also includes pre-tax employee contributions under a section 401(k) plan or Section 125 plan. Contributions to the Share Purchase Plan will be on an after-tax basis. A participant may terminate his or her payroll deductions at any time.
A share purchase account will be established for each participant in the Share Purchase Plan. Amounts deducted from participants’ paychecks will be credited to their accounts. Unless otherwise determined by the compensation committee, no interest will accrue with respect to any amounts credited to the accounts. As of the last day of each offering period, the amount credited to a participant’s share purchase account will be used to purchase the largest number of whole shares (not to exceed 3,000 shares, subject to equitable adjustment as described above) at the price as determined above. The common shares will be purchased directly from ACGL. No brokerage or other fees will be charged to participants. Any balance in a participant’s account will be returned to the participant, except where such remaining balance represents a fractional share.  In such cases, the fractional share balance shall be carried forward and applied, subject to the participating employee’s withdrawal right, toward the purchase of additional stock by the participating employee in the subsequent offering.

If the aggregate share purchase account to be used for the purchase of common shares as of the last day of an offering period would purchase more shares than are reserved for purchase and sale under the Share Purchase Plan, the number of shares which would otherwise be purchased for each participant will be reduced proportionately, the remaining account balance of each participant will be distributed and the Share Purchase Plan will terminate automatically upon the distribution of the remaining account balances.
A participant may withdraw from participation in the Share Purchase Plan at any time during an offering period by providing notice to ACGL. Upon withdrawal, a participant’s account balance will be distributed as soon as practicable and no common shares will be purchased. Rights to purchase common shares under the Share Purchase Plan are exercisable only by the participant and are not transferable.
With respect to employees of the Company or any subsidiary who reside or work outside the United States, the compensation committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Share Purchase Plan to accommodate the specific requirements of local laws and procedures. The compensation committee may also, where it deems it appropriate, establish one or more separate plans to reflect such amended or varied rules and procedures.
The Share Purchase Plan will terminate when all common shares authorized to be issued under it have been exhausted. The Board of Directors may discontinue the Share Purchase Plan at any time and may amend it from time to time. Amendments may be made without shareholder approval, except as required to satisfy Section 423 of the Code.
United States Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences to employees participating in the Share Purchase Plan and to ACGL and its subsidiaries, based upon current provisions of the Code, the treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.
A participating employee will not recognize income at the time a purchase right is granted to such employee at the commencement of an offering period or when the employee exercises such right and purchases common shares at the end of an offering period. An employee will be taxed on amounts withheld from salary under the Share Purchase Plan as if actually received, and ACGL or one of its participating subsidiaries will be entitled to deduct a corresponding amount.
If a participating employee disposes of shares purchased pursuant to the plan after one year from the end of the applicable offering period and two years from the beginning of the applicable offering period, the employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the beginning of the applicable offering period over the purchase price computed on the first day of the offering period or (b) the excess of the fair market value of the shares at the time of disposition over their purchase price. Thus, if the one and two-year holding periods described above are met, the participating employee’s ordinary compensation income will be limited to the discount available on the first day of the applicable offering period. If the amount recognized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, the excess will be long-term capital gain. If the one and two-year holding periods described above are met, then ACGL and its participating subsidiaries will not be entitled to any income tax deduction.
If the participating employee disposes of the shares within two years from the beginning of the applicable offering period or one year from the end of the applicable offering period, the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date the participating employee purchases the shares (i.e., the end of the applicable offering period) over the amount paid for the shares. ACGL or a participating subsidiary that employs the employee will generally be entitled to a corresponding income tax deduction. The excess, if any, of the amount recognized on disposition of the shares over their fair market value on the date of purchase (i.e., the end of the applicable offering period) will be short-term capital gain, unless the participating employee’s holding period for the shares (which will begin at the time of purchase at the end of the offering period) is more than one year. If the participating employee disposes of the shares for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the holding period for the shares.

New Plan Benefits
The amount of benefits in the future under the Share Purchase Plan is not currently determinable.

Required Vote
The affirmative vote of a majority of the voting power of all of our shares represented at the annual general meeting, voting together as a single class, will be required for approval of the amendment to the Arch Capital Group Ltd. 2007 Employee Share Purchase Plan.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN.

PROPOSAL 4—TO APPROVE AMENDING SECTION 46(1) OF THE COMPANY’S BYE-LAWS TO IMPLEMENT MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS
At its meeting on February 26, 2016, the Board of Directors considered amending the Company’s bye-laws to provide for the inclusion of a majority voting standard for the election of directors. Following its review, our Board unanimously approved the proposed amendments and recommends their approval and adoption by the shareholders of the Company.

The Company currently has a plurality vote standard for the election of directors, which provides for the continuation of service of a director until his or her successor is elected and qualified. In determining to incorporate the majority vote standard into the Company’s bye-laws, the Board considered a number of factors, including communications with shareholders and a review of the general market including the Company’s peer group. The Board determined that the majority vote standard heightens individual director accountability to the Company’s shareholders and supports the Company’s ongoing efforts to adopt best practices in corporate governance.

The proposal would amend Section 46(1) of the Company’s bye-laws to provide that in any uncontested election of directors, each director will be elected by a majority of the voting power represented by the votes cast. A majority of the voting power represented by the votes cast will mean that the number of votes cast “for” exceeds the number of votes cast “against” or “withheld”, and will not include abstentions or shares present at the meeting as to which a shareholder gives no authority or discretion (a broker non-vote). The proposal provides an exception to the majority vote standard in the event of a director election in which the number of director nominees exceeds the number of directors to be elected. In this event, each director will be elected by a plurality of the votes cast for such director.

If this proposal is approved by our shareholders, our Board will amend our Corporate Governance Guidelines to provide that in an uncontested election, any nominee for director who fails to receive a majority of the votes cast in such election will be obligated to tender his or her resignation to the Board of Directors. The Nominating Committee or other committee designated by our Board will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board would be required to accept or reject the resignation within 90 days following certification of the election results, taking into account all relevant facts and circumstances, and will publicly disclose its reasons if the resignation is not accepted.

The full text of Section 46(1) of the Company’s bye-laws, marked to show the changes from our current provision, is attached to this proxy statement as Appendix B.
Required Vote
The affirmative vote of a majority of the voting power of all of our common shares represented at the annual general meeting will be required to amend Section 46(1) of the Company’s bye-laws.
Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” AMENDING SECTION
46(1) OF THE COMPANY’S BYE-LAWS.

PROPOSAL 5—APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm of ACGL for the year ending December 31, 2016. Unless otherwise directed by the shareholders, proxies will be voted for the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2016. A representative of PricewaterhouseCoopers LLP will attend the annual general meeting and will have an opportunity to make a statement and respond to appropriate questions.
Principal Auditor Fees and Services
The following table summarizes professional services rendered to the Company and its majority-owned subsidiaries by PricewaterhouseCoopers LLP (“PwC”) for the fiscal years ended December 31, 2015 and 2014.

	2015	(1)	2014
Audit Fees(2)	$5,705,303		$5,315,962
Audit Related Fees(3)	240,150		514,216
Tax Fees(4)	657,323		769,340
All Other Fees(5)	24,178		24,938
	$6,626,954		$6,624,456
_________________________

(1)
The above table excludes fees related to audit work for Watford, which are subject to approval by Watford’s board of directors and its audit committee. In March 2014, the Company acquired an approximately 11% equity interest in Watford’s common shares and the right to designate two members of Watford’s five member board of directors. We consolidate Watford’s results under applicable accounting guidance. Please see note 4, “Variable Interest Entity and Noncontrolling Interests,” of the notes accompanying our consolidated financial statements included in our 2015 Annual Report, for additional information about our ownership interest in Watford.

(2)
“Audit Fees” consisted primarily of fees for the integrated audit of our annual financial statements and internal control over financial reporting, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements. The audit fees for the year ended December 31, 2015 increased primarily due to audit work related to additional legal entities created or acquired by the Company and additional work related to the Company’s growing mortgage insurance operations.

(3)
“Audit Related Fees” consisted of the audit of the Company’s benefit plans and other audit related services, which for 2014 included fees in connection with the acquired mortgage insurance operations and our initiative in launching Watford.

(4)	“Tax Fees” consisted primarily of fees for tax compliance, tax advice and tax planning.

(5)	“All Other Fees” consisted primarily of fees related to software licensing fees.
The audit committee has considered whether the provision of these services is compatible with maintaining PwC’s independence. The audit committee approves all audit and permissible non-audit services performed for us by PwC, our independent registered public accounting firm. Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees compared to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. The audit committee delegates pre-approval authority to one or more of its independent members. To the extent applicable, the member to whom such authority is delegated reports, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Required Vote
The affirmative vote of a majority of the voting power of all of our common shares represented at the annual general meeting will be required for the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 6—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) allows our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
We have a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our named executive officers. This compensation philosophy, and the compensation programs approved by the compensation committee of our Board of Directors, is central to our ability to attract, retain and motivate individuals who can achieve superior results. Our approach has resulted in our ability to attract and retain the executive talent necessary to guide us during all phases of the underwriting cycle.
We are requesting shareholder approval of the compensation of our named executive officers pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables and any related material disclosed in this proxy statement. This vote is not intended to address any one specific item of compensation, but instead the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
This vote is advisory and therefore not binding on the Company, the compensation committee of the Board of Directors or the Board. The Board and the compensation committee value the views of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING
All proposals of security holders intended to be presented at the 2017 annual general meeting of shareholders must be received by the Company not later than November 23, 2016 for inclusion in our proxy statement and form of proxy relating to the 2017 annual general meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies. Proposals should be addressed to the Secretary, Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before March 15, 2017. Notices of intention to present proposals at next year’s annual general meeting should be addressed to the Secretary, Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
In addition, our bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual general meeting must provide written notice of such proposal or nomination to the Secretary of the Company at least 50 days prior to the date of the meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days’ notice of an annual general meeting is given, shareholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). Our bye-laws require that notices of shareholder proposals or nominations set forth the following information with respect to each proposal or nomination and the shareholder making such proposal or nomination: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each such nominee to serve as a director of ACGL if so elected.
A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting.
Shareholders are entitled to receive, upon written request and without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015. Please direct such requests to Secretary, Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

Table of ContentsAppendix A

AMENDED AND RESTATED ARCH CAPITAL GROUP LTD.
2007 EMPLOYEE SHARE PURCHASE PLAN
1.    Purpose.
The purpose of this Plan is to provide an opportunity for Employees of Arch Capital Group Ltd. (the “Company”) and its Participating Subsidiaries, to purchase ordinary shares of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no undertaking nor representation to maintain such qualification.
2.    Definitions.
The following terms, when used in the Plan, shall have the following meanings:
(a)    “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(b)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.
(c)    “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.
(d)    “Common Stock” means the common shares, par value $0.0033 per share, of the Company.
(e)    “Company” means Arch Capital Group Ltd., a Bermuda company.
(f)    “Fair Market Value” on a particular date means the mean between the highest and lowest sales prices of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.
(g)    “Offering” means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.
(h)    “Participant” or “Participating Employee” means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.
(i)    “Participating Subsidiary” means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.
(j)    “Plan” means the Amended and Restated Arch Capital Group Ltd. Employee Share Purchase Plan set forth herein, as amended from time to time.
(k)    “Parent” means a parent corporation as defined in Section 424(e) of the Code, including a corporation which becomes such a parent in the future.
(l)    “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.
(m)    “Total Compensation” means, unless otherwise determined by the Committee, with respect to any Offering, the cash compensation received by a Participating Employee from the Company or a Participating Subsidiary for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Notwithstanding the foregoing, “Total Compensation” shall not include severance pay, stay-on bonuses, retirement income, welfare benefits or income derived from share options, share appreciation rights or other equity-based compensation.

3.    Administration.
(a)    The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board.
(b)    Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:
(i)    define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and
(ii)    interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.
(c)    The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.
(d)    Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.
(e)    The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.
4.    Stock Subject to the Plan.
(a)    Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 3,250,000 shares of Common Stock.
(b)    If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.
(c)    In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, the maximum number of shares of Common Stock that may be purchased by a Participant in any Offering, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.
(d)    Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.
5.    Eligibility.
(a)    All employees of the Company and any Participating Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years, whose customary employment is 20 hours or less per week, whose customary employment is for not more than five months in any calendar year, or who are highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (d) all Participating Employees shall have the same rights and privileges under an Offering except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code.
6.    Offerings; Participation.
The Company may make Offerings of up to 27 months’ duration each, to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, Offerings shall commence on June 1st and shall terminate on November 30th and they shall commence on December 1st and terminate on May 31st. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction (to the extent permitted by applicable local law) for such purpose in one percent increments of up to a maximum of twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.
7.    Payroll Deductions.
(a)    The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not, unless required by applicable law) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not, unless required by applicable law, be segregated from other corporate funds and, to the extent permitted by applicable law, may be used for any corporate purpose.
(b)    At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.
(c)    Any balance remaining in an employee’s payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee, except that, unless otherwise determined by the Committee, any such remaining balance in an amount representing a fractional share shall be carried forward and applied, subject to the Participating Employee’s withdrawal right, toward the purchase of additional stock by the Participating Employee in the subsequent Offering. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.
(d)    In the event of the termination of a Participating Employee’s employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated under this Plan or, in the absence of such a beneficiary designation, to the employee’s estate.

8.    Purchase; Limitations.
(a)    Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole and/or partial shares of Common Stock at the end of such Offering determined by dividing twenty percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee’s Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 3,000 shares (as adjusted in accordance with Section 4(c) above) or such higher or lower number of whole or partial shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company’s obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.
(b)    As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole or partial shares of Common Stock at the price determined under Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole or partial shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may not be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.
(c)    Unless the Committee determines before the first day of an Offering that a different price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be an amount equal to 85 percent of the Fair Market Value of the Common Stock at the beginning of the Offering Period.
(d)    In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.
9.    No Transfer.
(a)    No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee’s lifetime only by such employee.
(b)    Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee.
10.    Committee Rules For Foreign Jurisdictions.
With respect to employees of the Company or any Subsidiary who reside or work outside the United States, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also, where it deems it appropriate, establish one or more separate plans to reflect such amended or varied rules and procedures.
11.    Effective Date and Duration of Plan.
The     Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.
12.    Amendment and Termination of the Plan.
The     Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.
13.    General Provisions.
(a)    Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.
(b)    No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.
(c)    All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.
(d)    The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.
(e)    The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

Table of ContentsAppendix B

PROPOSAL TO AMEND SECTION 46(1) OF THE COMPANY’S BYE-LAWS TO IMPLEMENT MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS

46.	Voting at meetings

(1)    Unless a different number is otherwise expressly required by statute (without modification of these Bye-laws) or these Bye-laws, every act or decision (including any act or resolution regarding any amalgamation, scheme of arrangement, merger, consolidation or sale or transfer of assets that has been approved by the affirmative vote of at least two-thirds of the Directors in office) done or made by a majority of the voting power held by the Members present in person or by proxy at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the Members~~. At any election of Directors~~; provided, that in any uncontested election of Directors, the majority of the voting power represented by the votes cast at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the Members; provided, further, where the number of nominees exceeds the number of Directors to be elected, nominees shall be elected by a plurality of the votes cast~~.~~ “for” such Directors. A majority of the voting power represented by the votes cast shall mean that the number of votes cast “for” exceeds the number of votes cast “against” or “withheld”, and shall not include abstentions or shares present at the meeting as to which a shareholder gives no authority or discretion. In any election of Directors, where the number of nominees exceeds the number of Directors to be elected: (i) each Member shall be entitled to cast a number of votes for each share held by such Member equal to the number of Directors to be elected, but may only cast one of such votes for each nominee; and (ii) the number of nominees for Director equal to the number of Directors to be elected that receive the largest number of votes shall be elected as Directors.

B- 1

Arch

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00961-P72635

TO VOTE FOR ON ALL PROPOSALS OR TO WITHHOLD ON ALL PROPOSALS, MARK THE APPROPRIATE BOX.
(NO OTHER VOTE IS NECESSARY, NOR WILL IT BE RECOGNIZED.)

	For All	Withhold All
	☐	☐

The Board of Directors recommends you vote FOR the following:

1. To elect the nominees listed as Class III Directors of the Company for a term of three years.

		For	Withhold
1a.	John L. Bunce, Jr.	☐	☐
1b.	Yiorgos Lillikas	☐	☐
1c.	Deanna M. Mulligan	☐	☐
1d.	Eugene S. Sunshine	☐	☐

2. To elect the nominees listed as Designated Company Directors so that they may be elected directors of certain of our non-U.S. subsidiaries.

		For	Withhold
2a.	Meshary Al-Judaimi	☐	☐
2b.	Talal Al-Tawari	☐	☐
2c.	Anthony Asquith	☐	☐
2d.	Edgardo Balois	☐	☐
2e.	Dennis R. Brand	☐	☐
2f.	Dominic Brannigan	☐	☐
2g.	Ian Britchfield	☐	☐
2h.	Pierre-Andre Camps	☐	☐
2i.	Paul Cole	☐	☐
2j.	Graham B.R. Collis	☐	☐
2k.	Michael Constantinides	☐	☐
2l.	William J. Cooney	☐	☐
2m.	Stephen J. Curley	☐	☐
2n.	Nick Denniston	☐	☐
2o.	Michael Feetham	☐	☐
2p.	Stephen Fogarty	☐	☐
2q.	Steve Franklin	☐	☐
2r.	Jann Gardner	☐	☐
2s.	Giuliano Giovannetti	☐	☐
2t.	Marc Grandisson	☐	☐
2u.	Amalia Hadjipapa	☐	☐
2v.	Yiannis Hadjipapas	☐	☐
2w.	Michael Hammer	☐	☐
2x.	Pet Hartman	☐	☐
2y.	David W. Hipkin	☐	☐
2z.	W. Preston Hutchings	☐	☐
2aa.	Constantine Iordanou	☐	☐
2ab.	Wolbert H. Kamphuijs	☐	☐
2ac.	Catherine Kelly	☐	☐
2ad.	Michael H. Kier	☐	☐
2ae.	Jason Kittinger	☐	☐
2af.	Gerald König	☐	☐
2ag.	Lin Li-Williams	☐	☐
2ah.	Mark D. Lyons	☐	☐
2ai.	Patrick Mailloux	☐	☐
2aj.	Andreas Marangos	☐	☐
2ak.	Paul Martin	☐	☐
2al.	Robert McDowell	☐	☐
2am.	David H. McElroy	☐	☐
2an.	Rommel Mercado	☐	☐
2ao.	François Morin	☐	☐
2ap.	David J. Mulholland	☐	☐
2aq.	Mark Nolan	☐	☐
2ar.	Nicolas Papadopoulo	☐	☐
2as.	Michael Price	☐	☐
2at.	Elisabeth Quinn	☐	☐
2au.	Maamoun Rajeh	☐	☐
2av.	Andrew T. Rippert	☐	☐
2aw.	Carla Santamaria-Seña	☐	☐
2ax.	Arthur Scace	☐	☐
2ay.	Søren Scheuer	☐	☐
2az.	Budhi Singh	☐	☐
2ba.	Damian Smith	☐	☐
2bb.	William A. Soares	☐	☐
2bc.	Scott Stirling	☐	☐
2bd.	Hugh Sturgess	☐	☐
2be.	Richard Sullivan	☐	☐
2bf.	Ryan Taylor	☐	☐
2bg.	Ross Totten	☐	☐
2bh.	Rik van Velzen	☐	☐
2bi.	James R. Weatherstone	☐	☐
2bj.	Gerald Wolfe	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
3.	To approve the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan.	☐	☐	☐
4.	To adopt the amendment to bye-law Section 46(1) set forth and described in the proxy statement to implement majority voting in uncontested elections.	☐	☐	☐
5.	To appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
6.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)[PLEASE SIGN WITHIN BOX] Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ARCH CAPITAL GROUP LTD.

May 6, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

E00962-P72635

ARCH CAPITAL GROUP LTD.

PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 6, 2016

This proxy is solicited by the board of directors of Arch Capital Group Ltd. (the "Company").
The undersigned hereby appoints Constantine Iordanou and Dawna Ferguson as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 8, 2016, or which the undersigned would otherwise be entitled to vote at the annual general meeting to be held on May 6, 2016, and any adjournment thereof, upon all matters that may properly come before the annual general meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the annual general meeting.**

The undersigned hereby acknowledges receipt of the proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side